Exhibit 10.24

MEZZANINE LOAN AGREEMENT

Among

TPHGREENWICH SUBORDINATE MEZZ LLC,

as Borrower

and

TPHS LENDER II LLC and

EACH OTHER LENDER FROM TIME TO TIME PARTY HERETO,

individually and/or collectively, as the context may require,

as Lender

and

TPHS LENDER II LLC,

as Administrative Agent

Dated as of December 22, 2020

Relating to Property Located at:

77 Greenwich Street

(also known as 67 Greenwich Street and 28-42 Trinity Place) (Block 19, Lots 11 and 13)

and Air Rights acquired from 81 Greenwich Street (Block 19, Lot 18)

New York, New York

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

LIST OF EXHIBITS

EXHIBIT A    -           SALES PACE COVENANT

EXHIBIT B    -           LIST OF OPERATING AGREEMENTS

EXHIBIT C    -           LIST OF EASEMENT AGREEMENTS

EXHIBIT D    -           BORROWER ORGANIZATIONAL CHART

EXHIBIT E    -           APPROVED FORM OF CONTRACT OF SALE

EXHIBIT F    -           FORM OF SUBORDINATION OF MANAGEMENT AGREEMENT

EXHIBIT G    -           BUSINESS PLAN

EXHIBIT H    -           MATERIAL CONTRACTS

EXHIBIT I     -          APPROVED RESIDENTIAL CONTRACTS OF SALE

-iv-

MEZZANINE LOAN AGREEMENT

This Mezzanine Loan Agreement (this “Agreement”) is entered into as of December 22, 2020 by and between TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company (“Borrower”) and TPHS LENDER II LLC, a Delaware limited liability company and EACH OTHER FINANCIAL INSTITUTION WHO MAY BECOME A LENDER FROM TIME TO TIME PURSUANT TO THE TERMS HEREOF (individually and/or collectively, as the context may require, and together with their respective successors and/or assigns, “Lender”) and TPHS LENDER II LLC, as administrative agent (together with any successor administrative agent appointed pursuant to Article XV, the “Administrative Agent”) for the benefit of Lender.

RECITALS:

A.        Borrower has requested that Lender make a loan to Borrower in the principal amount of $7,500,000.00 (the “Loan”) to be funded upon the terms and subject to the conditions of this Agreement, for the purposes set forth herein;

B.         the Loan is evidenced by the Note (as defined herein) and secured by, inter alia, the Pledge Agreement (as defined herein); and

C.         Lender is agreeing to fund the Loan in installments in accordance with the terms and subject to conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties agree to be bound as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1      Certain Definitions.  As used in this Agreement, the following terms shall mean:

“100% School Base Building CD’s” is defined in the School Unit Purchase Agreement.

“Acceleration Event” is defined in Section 2.5(b).

“ACH” is defined in Section 2.7(a).

“Acknowledgement and Consent” means that certain Mezzanine Acknowledgement and Consent re: Contractor Agreements, dated as of the date hereof, by and among Borrower, Mortgage Borrower and Administrative Agent (for the benefit of Lender), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Act” is defined in Section 8.12(d).

“Additional Equity” has the meaning ascribed to such term in the Master Loan Agreement.

“Administrative Agent” is defined in the introductory paragraph on page one of this Agreement, together with its permitted successors and assigns.

“Advances” means (other than (i) Loan proceeds, (ii) equity contributed by Borrower or Mortgage Borrower to the Project, (iii) School Cost Payments, and (iv) all other amounts funded by Borrower, Mortgage Borrower or any Affiliate thereof) all amounts of money advanced or paid and all costs and expenses incurred by Administrative Agent or Lender, as provided in this Agreement or in any other Loan Document, upon failure of Borrower to pay or perform (or to cause Mortgage Borrower to pay or perform) any obligation or covenant contained herein or in such other Loan Document.

“Affiliate” means any Person Controlled by, in Control of or under common Control with any other Person.

“Agreement” means this Mezzanine Loan Agreement, as amended from time to time.

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, as amended, the Bank Secrecy Act, as amended, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include OFAC Prohibited Persons), specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs, and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Anticipated TCO Date Schedule” is defined in Section 8.22.

“Approved Budget” has the meaning ascribed to such term in the Master Loan Agreement.

“Approved Form of Contract of Sale” means the form of Contract of Sale attached hereto as Exhibit E.

“Approved Plans” has the meaning ascribed to such term in the Master Loan Agreement.

“Architect” has the meaning ascribed to such term in the Master Loan Agreement.

“Architect’s Consent” means the consent executed and delivered by the Architect to Administrative Agent (for the benefit of Lender) in connection with the Loan, pursuant to which the Architect has, among other things, consented to the Acknowledgement and Consent.

“Architect’s Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Attorney General” means the New York State Office of the Attorney General, Department of Law, Real Estate Finance Bureau.

“Available Cost Savings” has the meaning ascribed to such term in the Master Loan Agreement.

“Bankruptcy Action” is defined in Section 8.12(d).

“Bankruptcy Proceeding” means any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

“Borrower” is defined in the introductory paragraph on page one of this Agreement, together with its permitted successors and assigns.

“Bulk Sale” means the sale of more than five Subdivided Residential Units to any one Residential Unit Purchaser.

“Business Day” means any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

“Business Plan” has the meaning ascribed to such term in the Master Loan Agreement.  The current Business Plan is attached hereto as Exhibit G

“Bylaws” means the by-laws of the Condominium, which by-laws are attached as an exhibit to the Declaration, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.

“Capitalized PIK” is defined in Section 2.3(a).

“Carry Guaranty” means the Mezzanine Carry Guaranty of even date herewith from Indemnitor for the benefit of Administrative Agent (for the benefit of Lender), as amended from time to time.

“Cause” means, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Person that constitute willful disregard of, or gross negligence with respect to, such Person’s duties under the applicable agreements; (ii) that such Person has engaged in or has been charged with, or has been indicted or convicted of, fraud or other acts constituting a crime under any law applicable to such Person; (iii) such Person dies or is incapacitated or otherwise unable to perform its duties as an Independent Director or Independent Manager or such Person’s employment with the applicable service provider is terminated; (iv) any increase in the fees charged by such Person for service as an Independent Director or Independent Manager which Borrower in its reasonable discretion determines to be commercially unreasonable; or (v) such Person has breached its duties as and to the extent such duties are in accordance with the terms of Borrower’s organizational documents.

“Change Order” is defined in Section 4.2.

“Closing Date” means the date hereof.

“Collateral” has the meaning ascribed to such term in the Pledge Agreement.

“Collusive Insolvency” is defined in Section 13.1(c).

“Combined DK/Trinity Loan Amount” means the amount equal to the sum of (x) the Loan Amount plus (y) the amount equal to the sum of (i) the Term Loan Commitment (as defined in the Corporate Credit Agreement) plus (ii) the amount of any drawn Incremental Term Advances (as defined in the Corporate Credit Agreement) pursuant to the Corporate Credit Agreement.

“Completion”, “Complete” or “Completed” has the meaning ascribed to such term in the Master Loan Agreement.

“Completion Date” means June 19, 2021, as the same may be extended to the Outside Completion Date solely due to Force Majeure.

“Completion Guaranty” means the Mezzanine Guaranty of Completion and Payment of even date herewith from Indemnitor for the benefit of Administrative Agent (for the benefit of Lender), as amended from time to time.

“Condominium” means the condominium established by Mortgage Borrower pursuant to the Declaration consisting of the Condominium Units and common elements and limited common elements described therein, in accordance with the terms and conditions of this Agreement and the Mortgage Loan Agreement.

“Condominium Act” means Article 9-B of the New York Real Property Law (339-d et seq.), together with the administrative rules promulgated thereunder, and all amendments and replacements thereof, and all regulations with respect thereto now or hereafter promulgated.

“Condominium Association” means the condominium association established pursuant to the Condominium Documents.

“Condominium Board of Managers” means the persons responsible for the administration and operation of the Condominium Association who are designated by the Unit Owners in accordance with the Bylaws of the Condominium attached to the Declaration.

“Condominium Documents” means, collectively, the Declaration, the Bylaws, the Condominium Plans, the Offering Plan, drawings and any other documents relating to the submission of the Improvements to the condominium form of ownership and the regulation and administration of the Improvements after submission, all of which have been accepted for filing by the Attorney General.

“Condominium Laws” means all applicable local and state laws, rules and regulations which affect the establishment and maintenance of condominiums in the State and the offering and sale of condominiums in the State, including, without limitation, the Condominium Act and the Martin Act, as same may be amended and in effect from time to time.

“Condominium Plans” means the floor plans of the Condominium Units filed in the Register’s Office as CRFN 2020000099655.

“Condominium Unit” has the meaning ascribed to such term in the Master Loan Agreement.

“Constituent Equity Members” is defined in Section 8.12(e).

“Construction Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Construction Work” means the construction of the Project in accordance with the Approved Plans, which includes, without limitation, the construction of the Improvements.

“Contingency Line Item” has the meaning ascribed to such term in the Master Loan Agreement.

“Contractor” means Gilbane Residential Construction LLC.

“Contractor’s Consent” means the consent executed and delivered by the Contractor to Administrative Agent (for the benefit of Lender) in connection with the Loan, pursuant to which the Contractor has, among other things, consented to the Acknowledgement and Consent.

“Control” means the power to direct the decision-making, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms “Controlling” or “Controlled” have meanings correlative to the foregoing.

“Conveyance” is defined in Section 10.1.

“Corporate Credit Agreement” means that certain Credit Agreement, dated as of December 19, 2019, by and among Indemnitor, as borrower (“Corporate Facility Borrower”), certain subsidiaries of Indemnitor from time to time party thereto, as guarantors, the initial lenders named therein, as initial lenders (“Corporate Facility Lenders”), and Trimont Real Estate Advisors, LLC, as administrative agent (“Corporate Facility Administrative Agent”), as amended by that certain Amendment No. 2 to Credit Agreement, dated as of the date hereof, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Corporate Facility Administrative Agent” is defined in the definition of “Corporate Credit Agreement.”

“Corporate Facility Borrower” is defined in the definition of “Corporate Credit Agreement.”

“Corporate Facility Lenders” is defined in the definition of “Corporate Credit Agreement.”

“Cure Notice” is defined in Section 11.1(c).

“Declaration” means the declaration establishing a plan for condominium ownership of the Mortgaged Property, recorded as CRFN 2020000099654 in the Register’s Office with such modifications thereto as shall be approved by Administrative Agent in accordance with this Agreement and Mortgage Lender in accordance with the Mortgage Loan Agreement.

“Debtor Relief Law” means any applicable bankruptcy laws, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” is defined in Section 2.2(c).

“Demolition Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Designer’s Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Developer Event of Default” means any event of default by Mortgage Borrower under the School Unit Purchase Agreement, following any required notice to Borrower and following the expiration of any applicable cure periods specified therein.

“Developer Fee” is defined in Section 4.13.

“Disbursement to Mortgage Borrower” has the meaning ascribed to the term “Disbursement to Borrower” in the Master Loan Agreement.

“Division” or “Divide” means, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to a plan of division or otherwise) including, without limitation and to the extent applicable, pursuant to Section 18-217 of the Act.

“DK” means Davidson Kempner Capital Management LP, a Delaware limited partnership.

“Dollars” and “$” means lawful money of the United States of America.

“Easement Agreements” is defined in Section 8.3.

“Easements” is defined in Section 8.3.

“Engineer” has the meaning ascribed to such term in the Master Loan Agreement.

“Engineer’s Consent” means the consent executed and delivered by each Engineer to Administrative Agent (for the benefit of Lender) in connection with the Loan, pursuant to which each Engineer has, among other things, consented to the Acknowledgement and Consent.

“Engineer’s Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Environmental Indemnification Agreement” means the Mezzanine Environmental Indemnification Agreement of even date executed by Borrower and Indemnitor in favor of Administrative Agent (for the benefit of Lender), as amended from time to time.

“Equipment” has the meaning ascribed to such term in the Master Loan Agreement.

“Equity Deposit” has the meaning ascribed to such term in the Master Loan Agreement.

“Equity Funding Guaranty” means the Mezzanine Equity Funding Guaranty of even date herewith from Indemnitor for the benefit of Administrative Agent (for the benefit of Lender), as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the IRS Code, of which Borrower, Mortgage Borrower or Mortgage Pledgor is a member, and (b) solely for purposes of potential liability or any lien arising under Section 302 of ERISA and Section 412 of the IRS Code, described in Section 414(m) or (o) of the IRS Code, of which Borrower is a member.

“Event of Default” means any one or more of the events described in Section 11.1.

“Extended Term” is defined in Section 2.4(b).

“Extension Conditions” is defined in Section 2.4(b).

“Extension Fee” means (i) with respect to the first Extended Term, an extension fee equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan on the Initial Maturity Date, as reasonably calculated by Administrative Agent and (ii) with respect to the second Extended Term, an extension fee equal to one-half of one percent (0.50%) of the outstanding principal balance of the Loan on the First Extended Maturity Date, as reasonably calculated by Administrative Agent.

“Extension Notice” is defined in Section 2.4(b).

“Extension Option” is defined in Section 2.4(b).

“Federal Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time or any successor statute.

“Fee Letter” means that certain Fee Letter dated as of the date hereof, by and between Administrative Agent (for the benefit of Lender) and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Financial Information” is defined in Section 9.1.

“Financial Information Fee” is defined in Section 9.1(c).

“First Extended Maturity Date” means December 22, 2024.

“Fiscal Year” means each calendar year during the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned.  During the first year of the term of this Agreement, Borrower’s Fiscal Year shall be deemed to have commenced on the date of this Agreement and shall end on the regular Fiscal Year ending date as indicated in the immediately preceding sentence.

“Foreign Taxes” is defined in Section 2.8(d).

“Force Majeure” has the meaning ascribed to such term in the Master Loan Agreement.

“Funds” has the meaning ascribed to such term in the Master Loan Agreement.

“Governmental Authority” is defined in Section 2.8(d).

“Impositions” means all taxes or payments in lieu of taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income but specifically excluding income, franchise and doing business taxes) by a Governmental Authority, in each case relating to the Mortgaged Property, and any stamp, mortgage or other taxes which might be required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Agreement or any other Loan Documents or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

“Improvements” has the meaning ascribed to such term in the Master Loan Agreement.

“Increased Costs” is defined in Section 2.8(b).

“Indebtedness” means the aggregate of all principal and interest payments that accrue or are due and payable in connection with the Loan, together with all other obligations and liabilities and all amounts of money advanced or paid or due and all costs and expenses incurred by Administrative Agent and Lender hereunder or under any other Loan Document.

“Indemnified Costs” is defined in Section 15.6.

“Indemnitor” means Trinity Place Holdings Inc.

“Indemnitor’s Financial Covenants” means the financial covenants to be satisfied by Indemnitor as same are set forth in Section 12 of the Recourse Guaranty Agreement.

“Independent Director” or “Independent Manager” means a natural person who (A) has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc. (or its affiliate NRAI Entity Services, LLC), Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers or independent members, another nationally-recognized company reasonably approved by Administrative Agent, in each case, that is not an Affiliate of Borrower, Mortgage Borrower or Mortgage Pledgor and that provides professional independent directors, independent managers, independent members and other corporate services in the ordinary course of its business, and (B) is duly appointed as an independent director, independent manager or independent member of (1) the board of directors or board of managers of the applicable corporation or (2) the applicable limited liability company and for the five (5)-year period prior to his or her appointment as such independent director, independent manager or independent member has not been and during the continuation of his or her serving as such independent director, independent manager or independent member will not be, any of the following:  (i) a member (other than a Special Member of Borrower), manager (other than an Independent Director or Independent Manager of Borrower), director, trustee, officer, employee, attorney, or counsel of any of Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor or their respective Affiliates; (ii) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor or any of their respective Affiliates (other than a member, manager, director, trustee, officer, employee, attorney or counsel of a nationally-recognized company that routinely provides professional independent directors, independent managers and independent members and other corporate services to Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor or any of their respective Affiliates in the ordinary course of business); (iii) a direct or indirect legal or beneficial owner in Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor or any of their respective Affiliates; (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above; and (v) a Person Controlling or under the common Control of anyone listed in clauses (i) through (iv) above.  A natural person who otherwise satisfies the foregoing definition but does not satisfy the requirements of clause (i) by reason of being the independent director, independent manager or independent member of a “single purpose entity” affiliated with Borrower, Mortgage Borrower or Mortgage Pledgor, shall be qualified to serve as an Independent Director or Independent Manager hereunder, provided that the fees that such individual earns from serving as an independent director, independent manager or independent member of affiliates of Borrower, Mortgage Borrower or Mortgage Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  For purposes of this paragraph, a “single purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the SPE Requirements.  The Independent Director or Independent Manager for each of Borrower, on one hand, and Mortgage Borrower and Mortgage Pledgor (if any), on the other hand, shall at all times be separate persons.

“Initial Maturity Date” is defined in Section 2.4(a).

“Initial Required Equity” means an amount equal to or greater than $61,754,677.00.

“Inspector” means the independent inspector retained by Administrative Agent (for the benefit of Lender) at Borrower’s cost to perform the functions described in Section 4.5.

“Institutional Real Estate Investor” means (i) any bank, insurance company, pension fund or other similar non-individual investor, provided that said entity conducts business in the United States, or (ii) a United States based real estate fund that is comprised of investors that are Institutional Real Estate Investors.

“Interest Rate” shall mean a rate of one thousand four hundred basis points (i.e., 14.0%) per annum.

“Investor” is defined in Section 14.13.

“IRS Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Late Charge” is defined in Section 2.2(b).

“Leases” has the meaning ascribed to such term in the Master Loan Agreement.

“Legal Requirements” means all applicable existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting the Mortgaged Property, the Collateral, Borrower, Mortgage Borrower, Mortgage Pledgor or the Indemnitor including those pertaining to zoning, landmarks, historical sites, wetlands, subdivision, land use, environmental, traffic, fire, building, union collective bargaining agreements (which are binding upon trade contractors performing work at the Mortgaged Property), occupational safety and other applicable labor laws (including any applicable minimum or prevailing wage laws), health and Americans with Disabilities Act.

“Lender” is defined in the introductory paragraph on page one of this Agreement.

“Lender Parties” means Lender, DK, any present and future Administrative Agent, loan participants, co-lenders, loan servicers, custodians and trustees, and each of their respective directors, officers, employees, shareholders, agents, affiliates, heirs, legal representatives, successors and assigns.

“Lien” means any security interest or encumbrance of or in the Mortgaged Property or the Collateral securing an obligation owed to, or a claim by, any Person other than the owner of the Mortgaged Property or the Collateral, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or under any ground leases and any other lease forming a part of the Mortgaged Property, or arising from any claims and demands of mechanics, materialmen, laborers and others.

“Liquidation Event” means the occurrence of any of the following (without implying that the any of the following are permitted hereunder other than as expressly provided here):  (a) a transfer of the Mortgaged Property in violation of this Agreement or in connection with foreclosure thereon following a Mortgage Loan Event of Default; (b) a transfer of the Collateral or any portion thereof or interest therein in violation of this Agreement; (c) any encumbrance of the Mortgaged Property or the Collateral (other than Permitted Encumbrances), or a refinancing of the Mortgage Loan; (d) any casualty to all or any material portion of the Mortgaged Property; or (e) any condemnation of all or any material portion of the Mortgaged Property.

“Line Item” means a line item of cost and expense, as set forth in the Approved Budget.

“Loan” is defined in the introductory paragraph on page one of this Agreement.

“Loan Amount” means $7,500,000.00.

“Loan Documents” means collectively, this Agreement, the Note, the Pledge Agreement, the Acknowledgement and Consent, the Architect’s Consent, the Contractor’s Consent, the Engineer’s Consent, the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Completion Guaranty, the Subordination of Management Agreement (once entered into), the Carry Guaranty, the Equity Funding Guaranty, the Subordination of Exclusive Sales Agreement, the Uniform Commercial Code Financing Statements naming Borrower as debtor and Administrative Agent as secured party and all other documents now or hereafter executed by Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor or any other Person to evidence or secure the payment of the Indebtedness or the performance of Borrower or otherwise now or hereafter executed in connection with the Loan and all amendments, modification, restatements, extensions, renewals and replacements of the foregoing.

“Loan Term” means the term of the Note from the date of the Note through and including the Maturity Date.

“Loan to Value Ratio” means, as reasonably determined by Administrative Agent, the ratio, expressed as a percentage, of (a) the then outstanding principal balance of the Loan plus the then outstanding principal balance of the Mortgage Loan, less any portion of the Mortgage Loan that is not available to be funded to Mortgage Borrower, to (b) the value of the Mortgaged Property based on an appraisal of the Mortgaged Property made within thirty (30) days of the applicable date of calculation that is reasonably acceptable to Administrative Agent, prepared by an independent appraiser holding the MAI designation, and engaged directly by Administrative Agent, at Borrower’s sole cost.

“Losses” means all actual claims, suits, liabilities, actions, proceedings, obligations, debts, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, and damage amounts paid in settlement and damages of every kind and nature (including, but not limited to, reasonable out-of-pocket attorneys’ fees and the costs and all expenses of collection and enforcement), but excluding punitive damages.

“Major Points of Business Plan” has the meaning ascribed to such term in the Master Loan Agreement.

“Management Agreement” means the property management agreement to be entered into by Mortgage Borrower and Property Manager in accordance with the terms and conditions of this Agreement.

“Martin Act” means Article 23-A of New York General Business Law (352-e et seq.) and the regulations promulgated pursuant thereto, all as amended from time to time, governing the offering and sale of cooperative and condominium interest in real property in the State.

“Master Lease” has the meaning ascribed to such term in the Master Loan Agreement.

“Master Loan Agreement” means the Master Loan Agreement, dated as of the Mortgage Loan Closing Date, by and between Mortgage Borrower and Mortgage Lender, as amended pursuant to that certain First Amendment to Master Loan Agreement, dated as of the date hereof, as further amended from time to time.

“Material Adverse Effect” means any set of circumstances or events which singly or in conjunction with any other circumstances or events (i) has caused a material adverse change regarding the validity or enforceability of any Loan Document, (ii) is material and adverse to the Project, (iii) would materially impair the ability of Borrower or Indemnitor to duly and punctually pay and/or perform its respective Obligations, (iv) would materially impair Administrative Agent’s and/or Lender’s ability to enforce its legal and/or contractual rights and remedies pursuant to any Loan Document, or (v) has caused a material adverse change in the financial condition of Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor.  For the avoidance of doubt, changes in general market conditions shall not be taken into account in determining whether a Material Adverse Effect has occurred.

“Material Contract” means any contract or agreement to which Borrower, Mortgage Borrower, or Mortgage Pledgor is (or is proposed to be) a party (other than the School Unit Purchase Agreement, any Leases, the Construction Contract, the Architect’s Contract, the Demolition Contract, the Designer’s Contract, the Engineer’s Contract, the Services Contract, any Residential Unit Contract of Sale, any Retail Unit Contract of Sale, any Change Order, the Condominium Documents, the Management Agreement, the Sales Agreement, the Operating Agreements, the Easement Agreements, the Loan Documents or the Mortgage Loan Documents) that (a) (i) has a remaining balance that requires payment of $250,000 or more per annum during the remaining term of such contract, or (ii) is not terminable on not more than (30) days’ prior written notice without cause and without the payment of a penalty or premium in connection with such termination, or (b) is between such Person on the one hand, and any Affiliate thereof or of Indemnitor on the other

“Maturity Date” means the Initial Maturity Date, as may be extended in accordance with Section 2.4.

“Milestone Construction Hurdle” is defined in Section 4.1(b).

“Milestone Deadline” is defined in Section 4.1(b).

“MOIC Amount” means (a) if no Event of Default shall have occurred and be continuing, at any time prior to December 22, 2022, the amount equal to (1) the product of (x) the Combined DK/Trinity Loan Amount, multiplied by (y) thirty percent (30%), less (2) the amount equal to  the sum of (i) all Capitalized PIK previously paid in cash or paid concurrently with such repayment (whether as interest or principal), (ii) the Commitment Fee (as defined in the Fee Letter), (iii) all interest payments at the Cash Pay Interest Rate (as defined in the Corporate Credit Agreement) or the PIK Interest Rate (as defined in the Corporate Credit Agreement) previously paid in cash, paid currently with such repayment (whether as interest or principal) by Corporate Facility Borrower to Corporate Facility Administrative Agent or Corporate Facility Lenders pursuant to the Corporate Credit Agreement or reasonably expected to be paid, (iv) the Commitment Fee (as defined in the Corporate Credit Agreement), (v) the Exit Fee (as defined in the Corporate Credit Agreement) previously paid, paid concurrently with such repayment by Corporate Facility Borrower to Corporate Facility Administrative Agent or Corporate Facility Lenders pursuant to the Corporate Credit Agreement or reasonably expected to be paid, and (vi) any Prepayment Premium previously paid or concurrently paid with such repayment by Corporate Facility Borrower to Corporate Facility Administrative Agent or Corporate Facility Lenders or reasonably expected to be paid, multipled by (3) a fraction, (x) the numerator of which is the Loan Amount, and the denominator of which is the Combined DK/Trinity Loan Amount; provided, that notwithstanding anything to the contrary, in connection with payment of the payment of the MOIC Amount (as defined herein) or the MOIC Amount (as defined in the Corporate Credit Agreement), whichever occurs later, the parties to this Agreement and the to the Corporate Credit Agreement shall adjust such MOIC Amount (or if none is payable, the applicable party shall make a payment to the applicable payee) so that the MOIC Amount (as defined herein) and the MOIC Amount (as defined in the Corporate Credit Agreement) actually paid reflects all of the interest and fees actually paid pursuant hereto and pursuant to the Corporate Credit Agreement; or (b) if an Event of Default shall have occurred and be continuing, or from and after December 22, 2022, the Loan Amount multiplied by 30%, less (i) all Capitalized PIK previously paid in cash or paid concurrently with such repayment (whether as interest or principal) and (ii) the Commitment Fee (as defined in the Fee Letter).

“Mortgage” has the meaning ascribed to such term in the Master Loan Agreement.

“Mortgage Borrower” means TPHGreenwich Owner LLC, a Delaware limited liability company.

“Mortgage Lender” has the meaning ascribed to the term “Lender” in the Master Loan Agreement.

“Mortgage Loan” has the meaning ascribed to the term “Loan” in the Master Loan Agreement.

“Mortgage Loan Accounts” collectively has the meaning ascribed to the terms “Control Accounts” and “Reserve Account” in the Master Loan Agreement.

“Mortgage Loan Agreement” means, collectively, the Master Loan Agreement, the Building Loan Agreement (as defined in the Master Loan Agreement) and the Project Loan Agreement (as defined in the Master Loan Agreement).

“Mortgage Loan Closing Date” has the meaning ascribed to the term “Closing Date” in the Master Loan Agreement.

“Mortgage Loan Documents” has the meaning ascribed to the term “Loan Documents” in the Master Loan Agreement.

“Mortgage Loan Event of Default” has the meaning ascribed to the term “Event of Default” in the Master Loan Agreement.

“Mortgage Loan Restoration Provisions” is defined in Section 5.2(b).

“Mortgage Pledgor” means TPHGreenwich Mezz LLC, a Delaware limited liability company.

“Mortgaged Property” has the meaning ascribed to such term in the Master Loan Agreement.

“Net Effective Rent” has the meaning ascribed to such term in the Master Loan Agreement.

“Net Liquidation Proceeds” means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (a) Administrative Agent’s, Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (b) the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the Mortgaged Property made in accordance with the Mortgage Loan Documents, (c) amounts required or permitted to be deducted therefrom, and amounts paid and/or payable, pursuant to the Mortgage Loan Documents, (d) in the case of a foreclosure sale, disposition or transfer of the Mortgaged Property in connection with a realization thereon following a Mortgage Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including reasonable attorneys’ fees and brokerage commissions), (e) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as such Persons shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (f) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Mortgage Lender, and (g) the amount of any prepayments required pursuant to the Mortgage Loan Documents and/or the Loan Documents, in connection with any such Liquidation Event.

“Note” means that certain Mezzanine Promissory Note of even date herewith executed and delivered by Borrower to Lender in the original principal amount of $7,500,000.00, as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time in accordance with the terms hereof.

“Obligations” means all amounts now or hereafter payable by Borrower or Indemnitor under the Loan Documents and any and all obligations of Borrower or Indemnitor under or related to any Loan Documents.

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor or replacement agency.

“OFAC Prohibited Person” means, a country, territory or Person that is or that is owned, controlled by, acting on behalf of or affiliated with any Person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from any of the Mortgaged Property, directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or prohibited by such laws.

“Offering Plan” means that certain Condominium Offering Plan for the sale of Units in the Condominium accepted for filing by the Attorney General, as the same may be further amended, restated or modified from time to time pursuant to Section 16.1 and Section 16.1 of the Mortgage Loan Agreement.

“Operating Account” has the meaning ascribed to such term in the Master Loan Agreement.

“Operating Agreements” means the management agreements, easement agreements, reciprocal easement agreements, leasing commission agreements, and other agreements concerning the Mortgaged Property set forth in Exhibit B.

“Organizational Chart” means the organizational chart attached hereto as Exhibit D that sets forth the direct and indirect ownership interests in Borrower, Mortgage Borrower, Mortgage Pledgor and the Upstream Owners.

“Outside Completion Date” is defined in Section 4.1.

“Out of Balance” has the meaning ascribed to such term in the Master Loan Agreement.

“Participation” is defined in Section 14.13.

“Payment Date” means January 1, 2021 and the first Business Day of each calendar month thereafter to and including the Maturity Date.

“Permits” has the meaning ascribed to such term in the Master Loan Agreement.

“Permitted Encumbrances” means, (a) with respect to Mortgage Borrower, the Mortgage Loan and/or the Premises, the “Permitted Encumbrances” as such term is defined in the Master Loan Agreement and (b) with respect to Borrower, the Loan and/or the Collateral, the lien and security interests created by this Agreement and the other Loan Documents.

“Person” means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.

“Plan Assets Regulation” is defined in Section 8.10(a).

“Pledge Agreement” means that certain Pledge and Security Agreement of even date herewith from Borrower for the benefit of Administrative Agent (for the benefit of Lender), as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Pledged Company Interests” has the meaning ascribed to such term in the Pledge Agreement.

“Potential Event of Default” means any event or occurrence with respect which Administrative Agent has provided Borrower with written notice that Borrower’s failure to take all corrective action prior to the expiration of an applicable cure period would be or become an Event of Default under any Loan Document.

“Premises” has the meaning ascribed to such term in the Master Loan Agreement.

“Price Change Amendment” shall have the meaning set forth in Section 8.20(b)(i) hereof.

“Principal” means (a) Borrower, (b) Mortgage Borrower, (c) Mortgage Pledgor, (d) Indemnitor, and (e) in the event that Indemnitor is no longer a publicly traded company, each Person that directly or indirectly Controls Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor.

“Proceeds” has the meaning ascribed to such term in the Master Loan Agreement.

“Project” has the meaning ascribed to such term in the Master Loan Agreement.

“Property Income” has the meaning ascribed to such term in the Master Loan Agreement.

“Property Manager” means a property manager designated by Mortgage Borrower in accordance with the terms and provisions of this Agreement and the Mortgage Loan Agreement and approved by Administrative Agent.

“Punch List Items” has the meaning ascribed to such term in the Master Loan Agreement.

“Purchase Agreement Deposit” means a deposit pursuant to a Residential Unit Contract of Sale or a Retail Unit Contract of Sale, as applicable.

“Purchase Agreement Deposit Accounts” means the escrow/trust account(s) established pursuant to the Residential Unit Contract of Sale or a Retail Unit Contract of Sale, as applicable.

“Purchase Agreement Deposit Escrow Agreement” has the meaning ascribed to such term in the Master Loan Agreement.

“Purchase Agreement Deposit Escrowee” means Kramer Levin Naftalis & Frankel LLP or such other Person as shall be compliant with Legal Requirements and reasonably acceptable to Administrative Agent to act as escrow agent under a Residential Unit Contract of Sale or Retail Unit Contract of Sale, as applicable, and hold the Purchase Agreement Deposits and the Residential Unit Net Sale Proceeds or Retail Unit Net Sale Proceeds, as applicable.

“Purchase Agreement Deposit Escrowee Bank” means any financial institution selected by Mortgage Borrower (and subject to reasonable approval of Mortgage Lender) where the Purchase Agreement Deposit under each Residential Unit Contract of Sale and/or Retail Unit Contract of Sale will be deposited by Purchase Agreement Deposit Escrowee.

“Qualified Real Estate Investor” means, with respect to any proposed transferee or its principal or Affiliate, as applicable, any reputable entity (as determined by Administrative Agent in the exercise of its reasonable discretion) which is domiciled in the U.S. and which is reasonably determined by Administrative Agent to have satisfied all of the following conditions: said entity or entities, as applicable (1) shall be an Institutional Real Estate Investor or another Person approved in writing by Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed, with an allocation to United States commercial real estate and prior experience investing in commercial real estate in the United States; (2) have (a) total assets, excluding the Mortgaged Property, with a current market value of not less than $200,000,000, (b) have a net worth, excluding the Mortgaged Property of not less than $100,000,000, and (c) liquid assets of not less than $35,000,000; and (3) is not and has not been (w) in default beyond any required notice and the expiration of any applicable cure period on any indebtedness or loan from Lender or any affiliate of Lender, (w) involved as a debtor or as the principal of a debtor in any bankruptcy, reorganization or insolvency proceeding, (x) the subject of any criminal charges or proceedings, (y) involved in litigation which is reasonably deemed to (i) cause Administrative Agent or Lender reputational risk in the commercial real estate market, (ii) prevent or materially impair Borrower’s ability to achieve the Milestone Construction Hurdles prior to the Milestone Deadlines, or (iii) if adversely determined would cause said entity to be unable to satisfy the financial thresholds set forth in clause (2) herein, or (z) listed on, included within or associated with any of the persons or entities referred to in Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended by the United States Department of the Treasury, Office of Foreign Assets Control through the date the determination of Qualified Real Estate Investor is made.

“Rating Agency” means any nationally-recognized statistical rating agency which has been approved by Administrative Agent.

“Recourse Guaranty Agreement” means that certain Mezzanine Recourse Guaranty Agreement of even date from Indemnitor for the benefit of Administrative Agent (for the benefit of Lender), as amended from time to time.

“Register” is defined in Section 14.15.

“Register’s Office” means the Office of the City Register of the City of New York.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” is defined in Section 15.6.

“Residential Unit” has the meaning ascribed to such term in the Master Loan Agreement.

“Residential Unit Contract of Sale” means any executed contract for the sale of a Subdivided Residential Unit, to be in the form required pursuant to the Condominium Documents and Section 16.2 of this Agreement and Section 16.2 of the Mortgage Loan Agreement.

“Residential Unit Minimum Sales Price” has the meaning ascribed to such term in the Master Loan Agreement.

“Residential Unit Net Sale Proceeds” has the meaning ascribed to such term in the Master Loan Agreement.

“Residential Unit Purchaser” means any person or entity that purchases a Subdivided Residential Unit. Any partners, Affiliates, related entities, subsidiaries, entities under common ownership or control of the applicable Residential Unit Purchaser, as well as any relations or relatives of natural persons by blood or marriage of the applicable Residential Unit Purchaser shall constitute one and the same Residential Unit Purchaser for purposes of this Agreement.

“Resignation Effective Date” is defined in Section 15.6.

“Retail Unit” has the meaning ascribed to such term in the Master Loan Agreement.

“Retail Unit Contract of Sale” is defined in Section 16.2(c).

“Retail Unit Minimum Sales Price” means an amount no less than $7,000,000.00.

“Retail Unit Net Sale Proceeds” has the meaning ascribed to such term in the Master Loan Agreement.

“Required Equity” means an amount equal to or greater than $102,827,998.00.

“Sales Agent” means The Marketing Directors, Inc.

“Sales Agreement” means that certain Exclusive Sales Agreement dated as of July 1, 2015 by and between Sales Agent and Mortgage Borrower.

“Sales Pace Covenant” is defined in Section 8.21.

“SCA” means the New York City School Construction Authority, a public benefit corporation of the State of New York.

“SCA Change Order” is defined in Section 4.2.

“SCA Pre- and Post-Turnover Work” is defined in the School Unit Purchase Agreement.

“School Construction Supervision Fee” has the meaning ascribed to such term in the Master Loan Agreement.

“School Cost Payments” has the meaning ascribed to such term in the Master Loan Agreement.

“School Unit” has the meaning ascribed to such term in the Master Loan Agreement.

“School Unit Purchase Agreement” has the meaning ascribed to such term in the Master Loan Agreement.

“Securities” is defined in Section 14.13.

“Securitization” is defined in Section 14.13.

“Servicer” is defined in Section 14.11.

“Services Contract” has the meaning ascribed to such term in the Master Loan Agreement.

“Servicing Agreement” is defined in Section 14.11.

“SPE Requirements” is defined in Section 8.12.

“Special Member” is defined in Section 8.12(d).

“State” means the State of New York.

“Subdivided Residential Unit” has the meaning ascribed to such term in the Master Loan Agreement.

“Sublease” has the meaning ascribed to such term in the Master Loan Agreement.

“Subordination of Exclusive Sales Agreement” means the Mezzanine Subordination of Exclusive Sales and Marketing Agreement, dated as of the date hereof, by and among Borrower, Mortgage Borrower, Administrative Agent (for the benefit of Lender) and the Sales Agent, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Subordination of Management Agreement” means the Mezzanine Subordination of Management Agreement to be executed by and among Mortgage Borrower, Administrative

Agent (for the benefit of Lender) and the Property Manager in connection with the Loan substantially in the form attached hereto as Exhibit F, pursuant to which the Property Manager shall, among other things, consent to the subordination of the Management Agreement.

“Title Company” means Fidelity National Title Insurance Company.

“Transfer” is defined in Section 14.13.

“UCC Policy” means a UCC title insurance policy in form reasonable acceptable to Administrative Agent issued by the Title Company with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering the Collateral.

“Unit Owners” is defined in the Declaration.

“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower, Mortgage Borrower or Mortgage Pledgor (e.g., if Borrower, Mortgage Borrower or Mortgage Pledgor is a limited liability company, and one of Borrower’s, Mortgage Borrower’s or Mortgage Pledgor’s members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner); provided, however, to the extent Indemnitor remains a publicly traded company, Upstream Owner shall not include any shareholder of, or Person having a direct or indirect legal and/or beneficial ownership interest in, Indemnitor.

“Waived Restoration Provisions” is defined in Section 5.2(b).

Section 1.2      Interpretation.

For all purposes under and pursuant to this Agreement and each other Loan Document, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

(a)        the capitalized terms defined in this Article have the meanings assigned to them in this Article, include the plural as well as the singular, and, when used with respect to any instrument, contract or agreement, include all extensions, modifications, amendments and supplements from time to time thereto;

(b)        the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement and each other Loan Document as a whole and not to any particular Article, Section, or other subdivision;

(c)        the words “include” and “including” and other words of similar import shall be construed as if followed by the phrase “, without limitation,”;

(d)        Administrative Agent’s or Lender’s consent, approval, acceptance or determination under the Loan Documents shall be in Administrative Agent’s or Lender’s sole discretion, unless a different standard for consent, approval, acceptance or determination is expressly set forth in the Loan Documents; and

(e)        any provision of the Loan Documents permitting the recovery of “attorneys’ fees”, “attorneys’ fees and expenses”, “attorneys’ fees and costs” or “attorneys’ fees, costs and expenses” or any similar term shall: (i) include all reasonable out-of-pocket costs and expenses, including attorneys’ fees, costs and expenses related or incidental to, or incurred in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Administrative Agent or Lender in respect of any thereof, by litigation or otherwise; and (ii) be separate and several and survive merger into judgment.

(f)        references to any Section, Article or Exhibit in a Loan Document shall mean a section, article or exhibit to such Loan Document, unless provided otherwise.

Borrower and Administrative Agent (for the benefit of Lender) hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that Borrower (a) represents or warrants on behalf of, or covenants on behalf of, Mortgage Borrower or an Affiliate thereof, (b) shall cause Mortgage Borrower or an Affiliate thereof to act or refrain from acting, to comply with, to permit, to perform, to pay, to furnish, to cure, to remove, to observe, to deliver, to suffer, to initiate, to provide, to make available, to furnish in any manner, or (c) shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower or an Affiliate thereof, such clause or provision is intended to mean, and shall be construed as meaning, (i) that Borrower shall cause Mortgage Pledgor to cause Mortgage Borrower or such Affiliate to take such action and in all such cases throughout the Loan Documents the words “Borrower shall” or “Borrower shall not” (or words of similar meaning) means “Borrower shall cause Mortgage Pledgor to cause Mortgage Borrower (or the applicable Affiliate)” or “Borrower shall not permit Mortgage Pledgor to permit Mortgage Borrower (or the applicable Affiliate)” to so act or not to so act, as applicable, as the context may require (and any instance in the Loan Documents where such words already appear shall not be deemed or construed to mean that any other instance where such words do not appear were not intended to be interpreted as provided above), and (ii) that Borrower is obligated only in Borrower’s capacity with respect to Mortgage Borrower or such Affiliate thereof, and not directly with respect to Mortgage Borrower or such Affiliate thereof in any other manner which would cause Borrower to fail to satisfy the covenants set forth in Section 8.12 of this Agreement, any other similar covenants contained in Borrower’s or Mortgage Borrower’s organizational documents, or any other similar covenants contained in any Loan Documents.  With respect to terms defined by cross-reference to the Mortgage Loan Documents or other references to the provisions of the Mortgage Loan Documents, such defined terms shall have the definitions, and such other provisions shall be, as set forth in the Mortgage Loan Documents as of the date hereof (in each case, except that any reference to Mortgage Lender shall be deemed to mean Administrative Agent (for the benefit of Lender)), and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions or provisions (including changes to other definitions or provisions set forth in the Mortgage Loan Documents that are used in or otherwise modify such cross-referenced definitions or cross-referenced provisions) for the purposes of this Agreement unless Administrative Agent has approved of such modification in writing.  Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.

ARTICLE 2

LOAN TERMS

Section 2.1      The Loan and the Note.  Lender agrees, on the terms and conditions of this Agreement, to advance the Loan, and Borrower agrees to accept the entire principal amount of the Loan, in the amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($7,500,000.00), and to repay the Loan in accordance with this Agreement, the Note and the other Loan Documents.  The Note evidences the indebtedness of Borrower under the Loan.  Borrower acknowledges and agrees that the entire principal amount of the Loan was advanced by Lender and received by Borrower on the date of this Agreement and that the Loan is fully funded in the stated principal amount thereof.

Section 2.2      Interest Rate; Late Charge; Default Rate.

(a)        Borrower shall pay interest on the entire principal amount of the Loan at the Interest Rate in accordance with the terms of Section 2.3(a).

(b)        All interest accruing on the Loan shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days in the applicable period for which interest is being calculated.

(c)        If any regular monthly installment of principal or interest due under this Agreement, or any monthly deposit for taxes, insurance, replacements and other sums if required under any Loan Document (other than the principal balance of the Loan on the Maturity Date), shall not be paid as required under this Agreement or any other Loan Document within five (5) days following the date the same is due, Borrower shall pay to Administrative Agent (for the benefit of Lender) a late charge (the “Late Charge”) of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender’s incurred cost of collection occasioned by such late payment.  Any Late Charge incurred shall be immediately due and payable.  If, however, during any consecutive twelve (12) month period Borrower on more than two (2) occasions shall pay any such installment or deposits after the due date thereof (whether prior to or after the time that the Late Charge is payable as above), then the time period after which a Late Charge will be charged and paid shall thereafter be reduced from five (5) days to two (2) Business Days after the applicable due date.  Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable.

(d)        Upon an Event of Default or on the Maturity Date, the unpaid principal balance of the Loan shall thereafter bear interest at the per annum interest rate (the “Default Rate”) equal to the lesser of:

(i)         the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

(ii)       the sum of five percent (5%) plus the Interest Rate.

Interest at the Default Rate as provided in this Section shall be immediately due and payable to Administrative Agent and shall constitute additional Indebtedness evidenced by the Note and secured by the Loan Documents.

Section 2.3      Terms of Payment.  The Loan shall be payable by Borrower as follows:

(a)        Notwithstanding anything to the contrary set forth herein, interest shall not be payable on each Payment Date but shall instead automatically be added to the unpaid principal amount on each Payment Date and upon the Maturity Date and shall thereafter constitute principal for all purposes of this Agreement (the “Capitalized PIK”).

(b)        All payments and other amounts due under this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.  The principal amount of the Loan increased by the addition of the Capitalized PIK may be evidenced in writing only by Administrative Agent, which writing shall be deemed to be correct absent manifest error.

(c)        From and after the date the Mortgage Loan is no longer outstanding, upon the sale of each Subdivided Residential Unit in accordance with the provisions of Article 16, Borrower shall pay Administrative Agent (for the benefit of Lender) the Residential Unit Net Sale Proceeds, to be applied by Administrative Agent on the date Administrative Agent actually receives such funds in accordance with the provisions of Section 2.7(d); provided, however, so long as no Event of Default exists, Borrower may elect upon the sale of any Subdivided Residential Unit to deliver the Residential Unit Net Sale Proceeds to Administrative Agent (for the benefit of Lender) to be held in escrow by Administrative Agent in a non-interest bearing account until the last Business Day of the then current calendar month, at which time, the Residential Unit Net Sale Proceeds shall be applied by Administrative Agent in accordance with the provisions of Section 2.7(d).

(d)        On the Maturity Date or on any earlier date as a result of an Acceleration Event, Borrower shall pay all outstanding principal, accrued and unpaid interest (inclusive of the Capitalized PIK), and any other amounts due under the Loan Documents.  Borrower acknowledges that, since the Loan is interest only and no principal payments are required to be made prior to the Maturity Date or an earlier date as a result of an Acceleration Event, all or a substantial portion of the principal amount of the Loan will be due on the Maturity Date.

Section 2.4      Loan Term.

(a)        Initial Loan Term.  The Loan Term shall commence on the date hereof and terminate on December 22, 2023 (the “Initial Maturity Date”), unless otherwise extended under the provisions of Section 2.4(b).

(b)        Extension Option.  Upon satisfaction of the Extension Conditions, Borrower shall have the option to extend the Initial Maturity Date of the Loan for two (2) successive terms of one year each (each such option, an “Extension Option” and each successive term, an “Extended Term”).  During each Extended Term and except for any time when the Default Rate is applicable pursuant to the terms of this Agreement, the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at the Interest Rate.

In connection with (and as a condition to) the exercise by Borrower of an Extension Option, Borrower must satisfy each of the following (collectively, the “Extension Conditions”):

(i)         Borrower shall provide Administrative Agent with written notice (the “Extension Notice”) of its intent to exercise such Extension Option not later than sixty (60) days and not earlier than ninety (90) days, prior to the then-applicable Maturity Date, TIME BEING OF THE ESSENCE;

(ii)       No Event of Default or Potential Event of Default shall exist as of the date of the applicable Extension Notice and on the first day of the applicable Extended Term;

(iii)      Borrower shall pay Administrative Agent (for the benefit of Lender) the applicable Extension Fee prior to the first day of the applicable Extended Term, which Extension Fee shall be earned by Lender as of the date of the applicable Extension Notice; provided, however, if Borrower does not fully satisfy the Extension Conditions, no Extension Fee shall be payable, although Borrower shall remain liable for the payment of the costs set forth in clause (xii) below;

(iv)       Mortgage Borrower has Completed the Improvements;

(v)        Borrower has no further liability associated with the construction of the School Unit (other than the SCA Pre- and Post-Turnover Work);

(vi)       The Subdivided Residential Units are being marketed for sale;

(vii)     The Improvements shall be in compliance, in all material respects, with the Business Plan and the Approved Budget;

(viii)     Mortgage Borrower is in compliance with the Sales Pace Covenant;

(ix)    All financial statements required to be delivered pursuant to Section 9.1(a) and 9.1(b) of this Agreement have been received and Indemnitor continues to satisfy the Indemnitor’s Financial Covenants;

(x)       Administrative Agent shall have received (A) if the Mortgage Loan remains outstanding, a copy of the title continuation from the Title Company indicating that there has been no undischarged new or intervening liens or encumbrances or other matter not previously approved or consented to by Administrative Agent in writing (unless contested in accordance with the terms of this Agreement and the Mortgage Loan Agreement), any cost of such title continuation being the sole responsibility of Borrower or (B) if the Mortgage Loan is no longer outstanding, a title report dated within five (5) days of the then-applicable Maturity Date, confirming no encumbrances other than the Permitted Encumbrances;

(xi)      The Loan to Value Ratio, measured as of the then-applicable Maturity Date, shall not be greater than eighty percent (80.0%).  Borrower shall be permitted to prepay the Loan or post cash security or a letter credit, acceptable to Administrative Agent in each case, in an amount necessary to satisfy the foregoing Loan to Value Ratio requirement; and

(xii)     Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and Lender in connection with Borrower exercising its rights under this Section 2.4(b).

Section 2.5      Prepayment.  There are no full or partial prepayment privileges of the principal amount of the Loan except as set forth in this Agreement:

(a)        Notwithstanding anything to the contrary set forth herein, in no event shall the Loan be prepaid in whole or in part prior to the prepayment in full of the Mortgage Loan; provided, that if the Mortgage Loan is being prepaid in full, the Loan may be prepaid in whole or in part simultaneous with such prepayment.  Subject to the prior sentence, Borrower may prepay the Loan in whole or in part, without penalty or premium (other than payment of the MOIC Amount as provided below), upon at least thirty (30) days’ prior written notice to Administrative Agent.

(b)      If the Maturity Date is accelerated by Administrative Agent because of the occurrence of an Event of Default (an “Acceleration Event”), the acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan.

(c)      In connection with any prepayment or repayment of the entire outstanding principal balance of the Loan, Borrower shall pay to Administrative Agent (for the benefit of Lender) the MOIC Amount.  It is expressly agreed and understood that payment of the MOIC Amount shall be due under any and all circumstances where the entire outstanding principal balance of the Loan is paid prior to the Maturity Date, whether such payment is voluntary or involuntary, even if such payment results from an Acceleration Event (and irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents.

(d)       Without limiting any other provision of this Agreement, if a Liquidation Event occurs, Borrower shall cause the resulting Net Liquidation Proceeds which are actually received by Borrower to be paid to Administrative Agent (for the benefit of Lender).  On the next occurring Payment Date following the date on which Administrative Agent actually receives any such Net Liquidation Proceeds, Borrower is hereby deemed to have authorized Administrative Agent to apply such Net Liquidation Proceeds as a prepayment of the Indebtedness in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds.  Once Borrower has knowledge that a Liquidation Event has occurred, Borrower shall, or shall cause Mortgage Borrower to, promptly deliver written notice of such Liquidation Event to Administrative Agent.  Borrower shall be deemed to have knowledge of (a) a sale (other than a foreclosure sale) of all or any portion of the Mortgaged Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given and (b) a refinancing of all or any portion of the Mortgaged Property, on the date on which a term sheet for such refinancing has been entered into.

(e)        The Loan is not a “revolving” loan and, therefore, Borrower may not borrow, repay and reborrow hereunder.

(f)      In connection with any prepayment permitted under this Section 2.5, Borrower shall also reimburse Administrative Agent (for the benefit of Lender) for any actual reasonable out-of-pocket costs Administrative Agent and Lender may incur in connection with such prepayment.

(g)       There will be due with any principal prepayment, all accrued and unpaid interest on the portion of the principal being prepaid and all other fees, charges and payments due under the Loan Documents.

(h)       Borrower acknowledges and agrees that all of the economic terms set forth in the Loan Documents, including the Interest Rate, have been agreed to by Administrative Agent based on Administrative Agent’s and Lender’s expectation that the Loan will not be repaid prior to the Maturity Date.  However, in order to accommodate Borrower, Administrative Agent has agreed to permit Borrower to repay the Loan prior to the Maturity Date in accordance with, and subject to, the terms set forth above provided that, and as consideration for such agreement, in connection with any prepayment or repayment of the entire outstanding principal balance of the Loan prior to the Maturity Date, Borrower agrees to pay Administrative Agent (for the benefit of Lender) the MOIC Amount.  Borrower acknowledges and agrees that, even if Lender is able to loan the amount prepaid by Borrower to another Person on the same terms and conditions as herein provided, Lender shall not have fully recovered Lender’s lost profits, costs, expenses and damages suffered as a result of such early prepayment; therefore, Borrower and Administrative Agent have agreed on the MOIC Amount as compensation for Lender’s estimated lost profits, costs, expenses and damages resulting from such prepayment.  The MOIC Amount shall be paid without prejudice to the right of Administrative Agent to collect any other amounts provided to be paid under this Agreement or the other Loan Documents, or pursuant to the provisions of law.

Section 2.6      Security.  The Loan shall be secured by inter alia (i) the Pledge Agreement creating a first priority lien on the Collateral, (ii) the Environmental Indemnification Agreement, (iii) the Recourse Guaranty Agreement, (iv) the Carry Guaranty, (v) the Equity Funding Guaranty, (vi) the Completion Guaranty, and (vii) the other Loan Documents.

Section 2.7      Payments.

(a)        All payments of principal, interest and other amounts to be made by Borrower under the Loan Documents, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent (for the benefit of Lender).  All such payments that are regularly scheduled monthly payments of principal, interest or reserves shall be made by Borrower by automatic clearing house (“ACH”) debit of a bank account of Borrower of which Administrative Agent has received at least thirty (30) days’ prior written notice.  All other payments from Borrower to Administrative Agent (for the benefit of Lender) shall be made by wire transfer of immediately available funds to an account designated by Administrative Agent in writing to Borrower.

(b)        If the due date of any payment under the Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any principal so extended for the period of such extension.

(c)        Except for payments received by Administrative Agent (for the benefit of Lender) from the sale by Borrower of Subdivided Residential Units or the Retail Unit and applied by Administrative Agent in accordance with the provisions of Section 2.7(d) below, each payment received by Administrative Agent (for the benefit of Lender) under the Loan Documents which is not paid by Borrower with respect to a specific Obligation, shall be applied in the following order:

(i)         First, to the interest (including any Capitalized PIK) due on any Advances made by Lender under the Loan Documents;

(ii)       Next, to the principal amount of any Advances made by Lender under the Loan Documents;

(iii)       Next, to Late Charges, attorneys’ fees or any other amount due under any Loan Document save for the amounts described in clauses (iv) and (v) immediately below;

(iv)       Next, to accrued interest (including any Capitalized PIK) due Lender under the Loan Documents; and

(v)      Finally, to the principal balance of the Loan and, if such payment will result in the entire outstanding principal balance of the Loan being paid in full prior to the Maturity Date, to payment of the MOIC Amount.

Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance due under this Agreement, when due, whether on the Maturity Date or on any earlier date as a result of any Acceleration Event, Administrative Agent, at its option, shall apply any payments it then receives in such order as Administrative Agent (for the benefit of Lender) deems appropriate in its sole discretion.

(d)        To the extent Mortgage Borrower has sold a Subdivided Residential Unit or the Retail Unit and, if the Mortgage Loan shall have been paid in full, pays Residential Unit Net Sale Proceeds or the Retail Unit Net Sales Proceeds, as applicable, to Administrative Agent (for the benefit of Lender) in accordance with this Agreement, such payments shall be applied in the following order:

(i)         First, to the interest (including any Capitalized PIK) due on any Advances made by Lender under the Loan Documents;

(ii)       Next, to the principal amount of any Advances made by Lender under the Loan Documents;

(iii)      Next, to Late Charges, attorneys’ fees or any other amount due under any Loan Document save for the amounts described in clauses (iv) and (v) immediately below;

(iv)       Next, to accrued interest (including any Capitalized PIK) due Lender under the Loan Documents; and

(v)      Finally, to the principal balance of the Loan and, if such payment will result in the entire outstanding principal balance of the Loan being paid in full prior to the Maturity Date, to payment of the MOIC Amount.

Section 2.8      Changes in Law.

(a)         Intentionally Omitted.

(b)        In the event that any change in any requirement of law or in the interpretation or application thereof other than charges relating to income, excise, franchise or other taxes applicable to Administrative Agent or Lender, or compliance in good faith by Administrative Agent or Lender with any request or directive (whether or not having the force of law) hereafter issued by any central bank or other Governmental Authority:

(i)       shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(ii)       shall hereafter impose on Administrative Agent or Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Administrative Agent (for the benefit of Lender), upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender (collectively, “Increased Costs”).  Any determination under this Section 2.8(b) shall be made in good faith and not on an arbitrary or capricious basis.  If Lender becomes entitled to claim any Increased Costs pursuant to this Section, Lender (with a copy to Administrative Agent) shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully-compensate

Lender for such Increased Costs.  A certificate as to any Increased Costs submitted by Lender to Borrower shall be conclusive in the absence of manifest error.  Such certificate shall set forth Lender’s method of calculating the amount of such Increased Costs.  In the event Lender makes a request for compensation of Increased Costs in an amount that is greater than ten percent (10%) of the principal balance of the Loan, Borrower shall, upon payment of the same, have the right to prepay the Loan in full without penalty or premium.  This provision shall survive the repayment of the Loan and the satisfaction of all other obligations of Borrower under the Loan Documents.

(c)         Intentionally Omitted.

(d)        All payments made by Borrower under the Loan Documents shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Administrative Agent and Lender, taxes measured by its income, and franchise taxes imposed on it.  If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Administrative Agent (for the benefit of Lender) under the Loan Documents, the amounts so payable to Administrative Agent (for the benefit of Lender) shall be increased to the extent necessary to yield to Administrative Agent (for the benefit of Lender) (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable under the Loan Documents at the rate or in the amounts specified hereunder.  Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Agent an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax.  Borrower shall indemnify Administrative Agent and Lender and hold Administrative Agent and Lender harmless from, and be responsible for paying, any incremental taxes, interest or penalties that may become payable by Administrative Agent or Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority, or any failure by Borrower to remit to Administrative Agent (for the benefit of Lender) the required receipts or other required documentary evidence.  Administrative Agent’s inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section.  As used herein “Foreign Taxes” means, collectively, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof.  As used herein “Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever, or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether new or hereafter in existence.  Notwithstanding anything contained herein to the contrary, the foregoing obligation to pay such additional amounts resulting from the payment of Foreign Taxes and to indemnify Administrative Agent and Lender shall not apply to any Foreign Tax that is imposed on amounts payable to Administrative Agent or Lender under the Loan Documents on the date of this Agreement (or on the date that any Lender becomes a Lender hereunder) or is attributable solely to Administrative Agent’s or Lender’s failure to provide Borrower with proper and sufficient evidence under the IRS Code to establish that it is exempt from (or eligible for a reduced rate of) Foreign Tax with respect to amounts payable under the Loan Documents.

Section 2.9      Mortgage Loan Accounts.

(a)        Borrower shall cause Mortgage Borrower to comply with the obligations of Mortgage Borrower set forth in Sections 2.9, 2.10, 2.11 and 2.12 of the Mortgage Loan Agreement.

(b)        Borrower shall not, nor shall Borrower permit or cause Mortgage Borrower to, further pledge, assign or grant any security interest in the Mortgage Loan Accounts or the monies deposited therein (except in certain instances to the New York City Transit Authority in accordance with the Transit Improvement Agreement (as defined in the Master Loan Agreement)), or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, except for the security interests granted by Mortgage Borrower in favor of Mortgage Lender pursuant to the Mortgage Loan Documents or in favor of Administrative Agent (for the benefit of Lender) pursuant to the Loan Documents, or any UCC-1 Financing Statements, except those naming Administrative Agent (for the benefit of Lender) or Mortgage Lender as the secured party, to be filed with respect thereto.

(c)        If the Mortgage Loan is no longer outstanding or if Mortgage Lender waives the requirement to maintain one or more of the Mortgage Loan Accounts, or if the Mortgage Loan has been repaid in full, (i) Administrative Agent (for the benefit of Lender) shall establish and maintain (or cause Borrower to establish and maintain) such collateral accounts that would operate in the same way as the Mortgage Loan Accounts, or shall use the applicable Mortgage Loan Accounts for such purpose, (ii) if applicable, Borrower and Administrative Agent shall execute and deliver account control agreements with respect to such accounts in the form of the account control agreements executed and delivered by Mortgage Borrower and Mortgage Lender with respect to the applicable Mortgage Loan Accounts, and (iii) Borrower and Administrative Agent shall execute and deliver an amendment to this Agreement, in form and substance reasonably acceptable to all parties, which shall incorporate herein the provisions of Sections 2.9, 2.10 and 2.11 of the Mortgage Loan Agreement, in each case, in substantially the form set forth in the Mortgage Loan Agreement, with such changes as are necessary if the Mortgage Loan has been paid in full.

ARTICLE 3

DISBURSEMENTS TO BORROWER

Section 3.1      Funding of Disbursements to Borrower.  Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

ARTICLE 4

CONSTRUCTION COVENANTS

Section 4.1      Completion of Construction.

(a)        Borrower shall diligently and continuously cause Mortgage Borrower to pursue the achievement of Completion.  Borrower shall cause Mortgage Borrower to cause (i) the Construction Work to be performed, and the Improvements to be constructed, in a good and workmanlike manner, free from all material defects in materials or workmanship, (ii) the Construction Work to conform in all material respects to the Business Plan, the School Unit Purchase Agreement, the Approved Plans and all Legal Requirements, as same may be modified in accordance with the terms of this Agreement and the Mortgage Loan Agreement, (iii) the Construction Work to proceed diligently and Completion of the Construction Work and the Improvements to occur on or before the Completion Date.  In the case that there is a Force Majeure event, the Completion Date shall be extended on a day-for-day basis for each calendar day that Mortgage Borrower is unable to complete the Construction Work by the Completion Date, (A) subject to the terms and conditions set forth in Section 4.1 of the Mortgage Loan Agreement and (B) provided that the Completion Date shall in no event be extended beyond November 30, 2021 (the “Outside Completion Date”), TIME BEING OF THE ESSENCE.

(b)        Borrower shall cause Mortgage Borrower to achieve each of the following conditions on or before the date specified therefor (each such condition shall be referred to individually as a “Milestone Construction Hurdle” and the corresponding dates for Mortgage Borrower to achieve such Milestone Construction Hurdle are referred to individually as a “Milestone Deadline”) in each case, as such date may be extended due to Force Majeure on a day-for-day basis for each day that Mortgage Borrower is unable to achieve the applicable Milestone Construction Hurdle by the applicable Milestone Deadline; provided, however, no Milestone Deadline shall be extended due to a Force Majeure event (i) beyond the applicable “Outside Milestone Date” set forth below, or (ii) beyond the Outside Completion Date:

	ID (from Construction Timeline)	Milestone Construction Hurdle (from Construction Timeline)	Schedule Date (from Construction Timeline)	Milestone Deadline	Outside Milestone Date
1		Resi TCO 1 (lobby located in the Residential Unit & floors 11-16, except for hoist run units)	N/A	N/A	3/31/2021

2		Resi TCO 2 (floors 17-36, except for hoist run units)	N/A	N/A	7/1/2021

3		Project Completion	12/29/2020	Completion Date	Outside Completion Date

Notwithstanding anything herein to the contrary, Administrative Agent hereby acknowledges and agrees that due to the existence of a Force Majeure event, the Milestone Deadlines for Construction Hurdles 1, 2 and 3 have been extended to their respective Outside Milestone Dates set forth above and except as set forth in the next sentence, Borrower shall not be permitted to further extend such Outside Milestone Dates for any reason, including without limitation, a Force Majeure event.  Further, if Borrower is unable to complete Milestone Construction Hurdle 1 and/or 2 by the applicable Outside Milestone Date set forth above, Borrower may request Administrative Agent’s consent to a reasonable extension of such Outside Milestone Date if all subsequent Milestone Construction Hurdles can still be achieved prior to the applicable Outside Milestone Date set forth above, as same shall be determined by Administrative Agent in its sole and absolute discretion.

Section 4.2     Change Orders.  All requests for changes (“Change Orders”) in the Approved Plans (other than minor field changes involving no extra cost (provided that if SCA’s approval of such change is required under the School Unit Purchase Agreement, Borrower shall have caused Mortgage Borrower to have obtained SCA’s written approval thereof and provided a copy thereof to Administrative Agent)) shall be in writing, signed by Mortgage Borrower and the Architect, and delivered to Administrative Agent promptly after execution.  Borrower shall cause Mortgage Borrower to obtain the SCA’s approval or consent to all Change Orders that affect the School Unit or the School Program (as defined in the School Unit Purchase Agreement) (an “SCA Change Order”) in writing and a copy of such approval or consent shall be delivered to Administrative Agent as an attachment to the applicable Change Order request.  Borrower agrees to not to cause or permit Mortgage Borrower to permit any work pursuant to any “material” Change Order without Administrative Agent’s prior written approval.  A Change Order shall be deemed “material” if it (i) adversely affects the value or changes the use of the Improvements, (ii) alters the unit count below ninety (90) residential units or above ninety-three (93) residential units, (iii) is inconsistent with a luxury residential condominium development as set forth in the Business Plan, (iv) increases or decreases the cost of the Construction Work by more than $500,000.00, (v) when added to other Change Orders not requiring the approval of Administrative Agent (other than Change Orders that Administrative Agent approved in writing), it increases or decreases the cost of the Construction Work by more than $2,500,000.00 (except that Change Orders necessary to satisfy Legal Requirements of Governmental Authorities shall be permitted to be in excess of the foregoing limit subject to an aggregate cap of $3,000,000.00), (vi) will cause Mortgage Borrower to be unable to achieve Completion of the Construction Work on or before the Completion Date, (vii) requires any consent or approval of the SCA under the School Unit Purchase Agreement that was not obtained, (viii) causes an increase in the hard costs of the School Fit-Out Work (as defined in the School Unit Purchase Agreement) for which Mortgage Borrower is responsible under the School Unit Purchase Agreement, or (ix) constitutes an SCA Change Order.  If the cost of the Construction Work is increased by any Change Order and there are insufficient Funds (after any permitted re-allocations of Available Cost Savings and excluding the Contingency Line Item in the Approved Budget) to pay the increased cost, Borrower shall cause Mortgage Borrower to make an Equity Deposit in the amount of the increased cost with Mortgage Lender (or, if the Mortgage Loan is no longer outstanding or Mortgage Lender has waived the requirement that Mortgage Borrower make such Equity Deposit, with Administrative Agent (for the benefit of Lender)) in cash before permitting any work pursuant to the Change Order.

Section 4.3     Progress Reports.  Borrower shall deliver (or cause Mortgage Borrower to deliver) to Administrative Agent not less frequently than monthly during construction, a report of the progress of construction of the Improvements, the cost of the Improvements compared to the Line Items in the Approved Budget, the Change Order and pending Change Order logs, the promotion and merchandising efforts for marketing the Subdivided Residential Units of the Project, current leasing reports (if applicable) with respect to the Retail Unit, and such other data and information concerning the Project as may be reasonably requested by Administrative

Agent.  Such reports shall be provided on a monthly basis or more frequently if required by Administrative Agent.

Section 4.4     Access to Borrower’s Books and Records.  Administrative Agent, Lender and their representatives shall have reasonable access to the books, records, contracts, sub contracts, invoices, bills and statements of Borrower, Mortgage Borrower and Mortgage Pledgor, including any supporting or related vouchers or other instruments.  If Administrative Agent or Lender so requires, copies of such items shall be delivered to Administrative Agent or Lender or their representatives for audit, examination, inspection, and photocopying.

Section 4.5      Inspections.  Administrative Agent, Lender, Inspector and their respective representatives shall at reasonable times upon reasonable prior notice and, at Borrower’s option, accompanied by a representative of Borrower, have the right of entry and access to the Project, and the right to inspect all work done, labor performed and materials furnished on or about the Project; provided that such entry and access to any Condominium Unit that has been conveyed shall be subject to the terms of the Condominium Documents.  The Inspector will make periodic inspections of the Construction Work and the Improvements during construction to review and comment on the construction progress and percentage of completion, the conformity with the Approved Plans and Legal Requirements, the activity and coordination among trades, the quality of workmanship, and the accuracy of Mortgage Borrower’s estimates of the percentage of work completed.  The Inspector will perform such duties as Administrative Agent and/or Lender deems necessary or desirable.  Borrower shall pay the reasonable fees of the Inspector within ten (10) days following written demand therefor.  Borrower acknowledges and agrees that all inspections by Administrative Agent, Lender or their representatives, including but not limited to Inspector, are solely for the purpose of protecting the security of Lender.  No such inspection shall constitute a representation by Administrative Agent or Lender to any person that the Improvements comply with the Approved Plans and the Legal Requirements, or that the construction is free from faulty materials or workmanship, nor shall any inspection by Administrative Agent or Lender or their representatives, including but not limited to Inspector, constitute approval of any certification or representation given to Administrative Agent or Lender or relieve any person making such certification or representation from the responsibility therefor.  Each of Administrative Agent and Lender shall use commercially reasonable efforts not to interfere with (and shall cause its representatives and agents not to interfere with) the Construction Work.

Section 4.6      Corrective Work.  If any portion of the Construction Work does not materially conform with the requirements of this Agreement and the Mortgage Loan Agreement, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Administrative Agent shall have the right to require corrective work by delivery of written demand to Borrower.  If Administrative Agent reasonably determines that the corrective work is likely to delay completion of the Construction Work beyond the Completion Date, no further construction except corrective work shall be performed without the prior written consent of Administrative Agent, and the corrective work shall be completed to Administrative Agent’s reasonable satisfaction within fifteen (15) days from the date of the written demand or, if the corrective work is not reasonably capable of being completed within fifteen (15) days, within such additional time as is reasonably necessary, but not exceeding sixty (60) days, unless Borrower demonstrates to Administrative Agent’s reasonable satisfaction that any time in excess of sixty

(60) days to complete the corrective work will not cause Mortgage Borrower to fail to satisfy a Milestone Construction Hurdle by the applicable Milestone Deadline.

Section 4.7      Liens.  Borrower shall cause Mortgage Borrower to keep the Project free from all Liens (other than Permitted Encumbrances) other than as expressly set forth in this Section 4.7.  If any Lien that is not a Permitted Encumbrance is filed or placed against the Project, Borrower shall cause Mortgage Borrower to obtain a release or discharge of the Lien in accordance with all applicable Legal Requirements, within thirty (30) days following the earlier of the date on which Borrower or Mortgage Borrower first receives notice of such lien or the date of written notice by Administrative Agent to Borrower of the existence of the Lien.  If Borrower does not cause Mortgage Borrower to cause the release or discharge of such Lien within said thirty (30) days, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Lender may make an Advance to pay such Lien.  Administrative Agent’s and Lender’s rights under this Section shall not be affected by any claim of Borrower or Mortgage Borrower that the Lien is invalid.  Borrower agrees to reimburse Administrative Agent (for the benefit of Lender) for any Advance made under this Section 4.7, together with interest at the Default Rate until the date of reimbursement.

Section 4.8      Disputes Endangering Completion.  If an Event of Default exists and any dispute arises under a contract or subcontract for which there is either no expedited arbitration or such arbitration proceeding has not concluded in the time frames set forth in such contract or subcontract, Administrative Agent may, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, indemnify a title insurer against possible assertion of Liens, or Lender may agree to pay any disputed amounts to contractors or subcontractors if Borrower or Mortgage Borrower is unable or unwilling to pay the same.  All sums paid or agreed to be paid under this Section 4.8 shall be for the account of Borrower and constitute an Advance, and Borrower agrees to reimburse Administrative Agent (for the benefit of Lender) for all such Advances, together with interest at the Default Rate until the date of reimbursement.

Section 4.9     Restriction.  Without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not cause or permit Mortgage Borrower to purchase or install any materials, equipment, fixtures, or any other part of the Improvements under conditional sales agreements or other arrangements wherein the right is reserved to remove or repossess any such items.

Section 4.10    Punch List Items.  Borrower shall cause Mortgage Borrower to complete all Punch List Items no later than one hundred twenty (120) days following the date on which Completion of the Construction Work occurs (subject to reasonable extensions if Mortgage Borrower is diligently pursuing the completion of such Punch List Items), or such earlier date as required under the School Unit Purchase Agreement.

Section 4.11    Completion.  Borrower shall cause Mortgage Borrower to achieve Completion of the Construction Work on or before the Completion Date, or, if applicable due to a Force Majeure event, the Outside Completion Date.

Section 4.12    Additional Required Equity.  No later than October 22, 2021, Borrower shall have either (i) contributed (or caused Mortgage Borrower to contribute) the Required

Equity into the Project or (ii) deposited with Administrative Agent (for the benefit of Lender) (or caused Mortgage Borrower to deposit with Mortgage Lender) the positive difference, if any, between (A) Required Equity less (B) the sum of (1) the Initial Required Equity, (2) the School Construction Supervision Fee, and (3) all Additional Equity contributed to date.

Section 4.13    Developer Fee.  The Developer Fee set forth in the Approved Budget shall not exceed $4,500,000.00 (the “Developer Fee”) in the aggregate and shall be paid in accordance with the terms of Section 3.10 of the Mortgage Loan Agreement.

Section 4.14    EB-5 Investments .  EB-5 investors shall not be permitted to contribute any equity to the Project without Administrative Agent’s prior written approval, which approval may be withheld in Administrative Agent’s sole and absolute discretion.

Section 4.15    Union Labor.  Administrative Agent and Lender encourage Borrower to cause Mortgage Borrower to seek competitive union bids where applicable on any subcontracts for Construction Work estimated to cost over Five Million and 00/100 Dollars ($5,000,000.00).

Section 4.16    Change in Scope of Project.  In the event that the SCA has materially defaulted under the School Unit Purchase Agreement, Borrower may request that Administrative Agent consent to a change in the scope of the Project, which consent may be withheld in Administrative Agent’s sole and absolute discretion.

Section 4.17    Balancing.  If at any time during the term of the Loan, Mortgage Lender reasonably determines that the Mortgage Loan is Out of Balance but waives or otherwise elects not to enforce the terms of Section 3.11 of the Master Loan Agreement, at Administrative Agent’s option, Borrower shall cause Mortgage Borrower to make an additional Equity Deposit to Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement in an amount sufficient to bring the Mortgage Loan “in balance” within twenty (20) Business Days following demand from Administrative Agent.  Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that Borrower shall cause Mortgage Borrower to cause the Mortgage Loan to be “in balance” at all times.

ARTICLE 5

INSURANCE AND CONDEMNATION

Section 5.1      Insurance Requirements.

(a)        Property Insurance.  Borrower shall cause Mortgage Borrower to obtain and maintain, or cause to be maintained, insurance for Mortgage Borrower and the Mortgaged Property satisfying the requirements of Section 5.1 of the Mortgage Loan Agreement (regardless of whether the Mortgage Loan has been repaid or has otherwise been terminated or any such provisions thereof have been waived by Mortgage Lender).

(b)        Evidence of Insurance by Acceptable Insurers.  At all times during the term of the Loan, Borrower shall cause Mortgage Borrower or shall cause Mortgage Borrower to cause the Condominium Association to provide to Administrative Agent the following evidences of insurance: (i) an ACORD 28 (current version) Evidence of Property Insurance provided by an authorized insurance agent, broker or insurance company or, where ACORD 28 (current version) is not available, other evidence of insurance confirming the same rights as are provided by ACORD 28 (current version) and all applicable policy endorsements; and (ii) an ACORD 25 (current version) Certificate of Liability Insurance, provided by an authorized insurance agent, broker or insurance company confirming coverages are maintained for liability insurance as required to be carried by Mortgage Borrower.  Any ACORD or equivalent evidencing a Blanket insurance policy shall specifically identify the replacement cost of the improvements and the annual gross rents.  The foregoing evidence shall be provided to Administrative Agent at least five (5) Business Days prior to the expiration date of each such policy.  Each evidence of insurance and certificate must include a loss payee clause satisfactory to Administrative Agent, and any Certificate of Liability Insurance must name each of Administrative Agent and Lender as an Additional Insured for Commercial General Liability with respect to the Premises.  Each insurance company providing coverage must have an A.M. Best rating of A-X or better.

(c)        Blanket Insurance Policies.  The insurance requirements under Article 5 of the Mortgage Loan Agreement may be satisfied by maintaining either individual policies covering only the Premises, or blanket insurance policies covering multiple properties, provided that with respect to any blanket insurance policies Borrower also covenants to cause Mortgage Borrower to either immediately reinstate any limits and coverages which are used, reduced or cancelled back up to the blanket policy limits approved by Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed), or to secure individual policy coverages for the Premises satisfying these insurance requirements.  Borrower will deliver (or cause Mortgage Borrower to deliver) to Administrative Agent a Schedule of Locations Insured under any blanket insurance policy together with the related certificates of insurance.

(d)        Miscellaneous Insurance Requirements.  All insurance policies and endorsements required pursuant to this Agreement and the Mortgage Loan Agreement must be reasonably satisfactory to Administrative Agent and shall: (i) be endorsed to name Administrative Agent and Lender as additional insureds thereunder, as its interest may appear; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State; and (iii) without limiting the foregoing, provide that such policy or endorsement may not be canceled or materially changed except upon at least thirty (30) days’ (or, in the case of cancellation for nonpayment of the applicable premium, ten (10) days’) prior written notice of intention of non-renewal, cancellation or material change to Administrative Agent, and that no act or thing done by Borrower, Mortgage Borrower, Mortgage Pledgor, Administrative Agent or Lender shall invalidate the policy as against Administrative Agent or Lender.  Within ten (10) Business Days following a request by Administrative Agent, Borrower shall deliver (or cause Mortgage Borrower to deliver) to Administrative Agent copies of all policies including all endorsements and renewals thereof, certified by the insurance company or authorized agent, together with all endorsements required hereunder and any other insurance policy information and other related information (such as “Probable Maximum Loss” or “Scenario Upper Loss” studies) as Administrative Agent may reasonably request from time to time.  Borrower may request an extension of time not exceeding sixty (60) days to deliver copies of the foregoing policies, endorsements and renewals or certified copies thereof if (1) Borrower has done all things reasonably necessary to cause Mortgage Borrower to obtain the issuance of the policies, endorsements and renewals including the payment of all premiums therefor, and (2) Borrower has delivered (or caused Mortgage Borrower to deliver) to Administrative Agent within the above ten (10) day period an insurance binder and evidence of insurance reasonably satisfactory to Administrative Agent issued by the insurer showing all required coverage to be in full force and effect for the succeeding twelve (12) month period along with evidence reasonably satisfactory to Administrative Agent of payment in full of all premiums.  If Borrower fails to cause Mortgage Borrower to maintain insurance in compliance with this Agreement and the Mortgage Loan Agreement, so long as, if the Mortgage Loan is outstanding, Administrative Agent shall have first consulted with Mortgage Lender and received written confirmation from Mortgage Lender that it has elected not to procure such insurance, Administrative Agent may (but shall not be obligated to) obtain such insurance and make Advances to pay the premium therefore.

Section 5.2      Damage, Destruction, Condemnation and Restoration.

(a)        In the event of any damage to or destruction of the Premises and/or Equipment, or any actual or threatened commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof, Borrower shall, or shall cause Mortgage Borrower to, give prompt written notice to Administrative Agent and Borrower shall cause Mortgage Borrower to comply in all material respects with Section 5.2 and 5.3 of the Mortgage Loan Agreement.

(b)        Borrower shall deliver to Administrative Agent all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the restoration of the Premises and/or Equipment after a casualty or condemnation.  Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to restoration, including, without limitation, the provisions contained in Section 5.2 and 5.3 of the Mortgage Loan Agreement (the “Mortgage Loan Restoration Provisions”).  Borrower shall cause Mortgage Borrower to pay all costs of such restoration whether or not such costs are covered by insurance, to the extent required by the Mortgage Loan Documents.  Subject to the terms of the Mortgage Loan Documents, Administrative Agent (for the benefit of Lender) may, but shall not be obligated to, make proof of loss if not made promptly by Borrower or Mortgage Borrower, subject to the prior rights of Mortgage Lender.  To the extent applicable, Administrative Agent (for the benefit of Lender) may participate in any condemnation proceedings and settlement discussions.  Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), Borrower shall promptly (i) notify Administrative Agent of the same, (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be reasonably required by Administrative Agent (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Administrative Agent (for the benefit of Lender) (and shall cause Mortgage Borrower to remit to Administrative Agent (for the benefit of Lender)) any Proceeds to the extent required by such Waived Restoration Provisions as implemented under clause (ii) above.

ARTICLE 6

ENVIRONMENTAL MATTERS

Section 6.1      Terms Incorporated By Reference.

The terms and provisions of the Environmental Indemnification Agreement are incorporated herein by reference in their entirety.

ARTICLE 7

CERTAIN PROPERTY MATTERS

Section 7.1      Lease Covenants and Limitations.

(a)       Subject to Section 7.1(c) below, Borrower shall not cause or permit Mortgage Borrower to enter into any Lease or other occupancy agreement without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion; provided, that if Mortgage Lender shall have consented to such Lease, Administrative Agent’s consent to such Lease shall not be unreasonably withheld, delayed or conditioned.  If Administrative Agent shall approve a Lease, Borrower shall provide Administrative Agent with a complete copy of said Lease within ten (10) Business Days following its execution.

(b)        With respect to each Lease so approved in writing by Administrative Agent, Borrower shall cause Mortgage Borrower to perform all obligations as lessor or lessee, as applicable, and, to the extent it is commercially reasonable to do so, shall enforce all of the terms, covenants and conditions contained therein on the part of the lessor or lessee thereunder to be performed or observed, short of termination thereof.  Borrower shall not cause or permit Mortgage Borrower to take any action which would cause any Lease to cease to be in full force and effect, except with the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, until repayment of the entire Indebtedness.  Without Administrative Agent’s consent (not to be unreasonably withheld, conditioned or delayed), Borrower shall not cause or permit Mortgage Borrower to: (i) cancel, terminate or surrender any Lease, or consent to any cancellation, termination or surrender thereof; (ii) sublease or assign any Lease, or consent to the sublease or assignment thereof; (iii) subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to the Mortgage; (iv) amend, modify or renew any existing Lease; (v) waive any material default under or breach of any Lease; (vi) consent to or accept any prepayment or discount of rent or advance rent under any Lease; (vii) take any other action in connection with any Lease which may impair or jeopardize the validity of such Lease or Administrative Agent’s or Lender’s interest therein; or (viii) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any Lease or cancel or terminate such guaranty, letter of credit or other credit support.

(c)        As long as no Event of Default exists, the following parameters for a Lease of the Retail Unit or any portion thereof are hereby pre-approved by Administrative

Agent:  the potential new Lease for the Retail Unit or portion thereof (i) provides for a Net Effective Rent of not less than $65.00; and (ii) has an initial term not longer than twenty (20) years, and any renewal options exercisable by the tenant thereunder for an aggregate term longer than twenty (20) years shall be at no less than ninety percent (90%) of then current fair market rent.  Administrative Agent shall have the right to review and approve a new Lease for the Retail Unit in all other respects, such approval not to be unreasonably withheld, conditioned or delayed, and such Lease must at a minimum satisfy the following conditions: (A) be an arm’s-length transaction with a bona-fide, independent third party tenant, (B) not violate any provision of any other lease, restriction, covenant or public or private agreement affecting Borrower, Mortgage Borrower, Mortgage Pledgor, the Mortgaged Property, the Collateral, or the Declaration; (C) provide that tenant will unconditionally attorn to a foreclosing lender without requiring Mortgage Lender to execute a non-disturbance agreement or else Mortgage Lender, Mortgage Borrower and tenant mutually agree to execute an SNDA (as defined in the Master Loan Agreement); (D) impose no tenant improvement obligations on the landlord beyond the initial lease-up and occupancy by the tenant; and (E) contain no tenant right to acquire any ownership interest in any of the Mortgaged Property.  If, within 7 Business Days after Administrative Agent’s receipt of Borrower’s written request for such approval stating: “TIME SENSITIVE RESPONSE REQUIRED WITHIN 7 BUSINESS DAYS OF RECEIPT OR DEEMED APPROVAL MAY OCCUR”, together with the following: (x) a true and complete copy of the proposed final Lease, including any amendments, exhibits and side agreements relating thereto executed in connection therewith, (y) a lease summary describing in reasonable detail all material terms, and (z) any tenant financial statements or credit reports received by Borrower and Mortgage Borrower with respect to the tenant thereunder (collectively, the “Lease Approval Package”), Administrative Agent does not approve or disapprove such Lease (disapproval to include reasons), Borrower may deliver a second notice to Administrative Agent, together with a second Lease Approval Package, stating: “PURSUANT TO THE TERMS OF SECTION 7.1(c) OF THE MEZZANINE LOAN AGREEMENT EXECUTED BY TPHGREENWICH SUBORDINATE MEZZ LLC, AS BORROWER, DATED DECEMBER 22, 2020, ADMINISTRATIVE AGENT HAS FAILED TO RESPOND TO THE REQUEST FOR APPROVAL OF A NEW LEASE.  FAILURE OF ADMINISTRATIVE AGENT TO RESPOND TO BORROWER’S REQUEST FOR SUCH APPROVAL WITHIN 5 BUSINESS DAYS OF RECEIPT OF THIS SECOND NOTICE SHALL BE DEEMED TO BE ADMINISTRATIVE AGENT’S APPROVAL OF SUCH NEW LEASE”.  If Administrative Agent fails to approve or disapprove (which such disapproval shall include reasons) such Lease within such additional 5 Business Day period, such Lease shall be deemed approved by Administrative Agent (for the benefit of Lender).

(d)        For each Lease, upon Administrative Agent’s written request, Borrower shall use commercially reasonable efforts to provide (or cause Mortgage Borrower to provide) Administrative Agent with a tenant estoppel certificate (which request shall not be made more than once each calendar year absent an Event of Default).

(e)        Any ground lease must be approved by Administrative Agent in advance in writing.  Unless otherwise specifically approved, any ground lease affecting the Mortgaged Property must be or be made to be expressly subject and subordinate to the lien and terms of the Pledge Agreement.  Fee owner(s) shall provide Administrative Agent with an estoppel and recognition agreement acceptable to Administrative Agent.

(f)        From and after such time as the Mortgage Loan is no longer outstanding or if Mortgage Lender has waived its right to hold security deposits pursuant to Section 7.1(f) of the Mortgage Loan Agreement, Administrative Agent may require at any time an Event of Default continues to exist uncured that Borrower transfer to Administrative Agent (for the benefit of Lender) all tenant security deposits, including any letters of credit securing tenant lease obligations.  Administrative Agent (for the benefit of Lender) may hold and co-mingle such security deposits without interest, except as required by applicable law.

Section 7.2      The Master Lease, Sublease and School Unit Purchase Agreement.

(a)        Borrower hereby makes the following representations, warranties, covenants and agreements with respect to the Master Lease, the Sublease and the School Unit Purchase Agreement:

(i)         The Master Lease and the Sublease have been terminated and are of no further force and effect.

(ii)       Borrower has delivered to Administrative Agent a true, accurate and complete copy of the School Unit Purchase Agreement.  The School Unit Purchase Agreement have not been amended, modified, extended, renewed, substituted or assigned.

(iii)      Borrower shall not cause or permit Mortgage Borrower to amend, modify, terminate, extend or assign the School Unit Purchase Agreement or surrender its rights thereunder without Administrative Agent’s prior written consent, which may be withheld in Administrative Agent’s sole and absolute discretion.  Borrower shall not cause or permit Mortgage Borrower to enter into any further agreements, contracts, documents or side letters with the SCA without Administrative Agent’s prior written consent, which may be withheld in Administrative Agent’s sole and absolute discretion.  Any attempted action in violation of this section shall be null and void and of no force and effect.

(iv)      No default by Mortgage Borrower has occurred and is continuing under the School Unit Purchase Agreement and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Mortgage Borrower under the School Unit Purchase Agreement.  To the best of Borrower’s knowledge, no default by SCA has occurred and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the SCA under the School Unit Purchase Agreement.  The School Unit Purchase Agreement is in full force and effect.

(v)        Borrower shall deliver (or cause Mortgage Borrower to deliver) to Administrative Agent all notices from the SCA under the School

Unit Purchase Agreement within five (5) Business Days following receipt thereof.

(vi)       If Borrower shall fail to cause Mortgage Borrower to perform (and Mortgage Borrower fails to perform) its obligations as developer under the School Unit Purchase Agreement, and an Event of Default exists, Borrower grants Administrative Agent the right (but not the obligation), subject to the rights of Mortgage Lender under the Mortgage Loan Documents, after two (2) Business Days’ notice to Borrower to take any action as may be necessary to prevent or cure any default of Mortgage Borrower under the School Unit Purchase Agreement, including the right to enter all or any portion of the Premises at such times and in such manner as Administrative Agent reasonably deems necessary, in order to cure any such default (unless Administrative Agent is curing a default by acting under Sections 7.6(c) or 8.5 which shall require no notice to Borrower).  Borrower shall cause Mortgage Borrower to comply at all times with and timely perform its obligations and enforce its rights and the SCA’s obligations under the School Unit Purchase Agreement.

(vii)      No action or payment taken or made by Administrative Agent to cure any default by Mortgage Borrower under the School Unit Purchase Agreement shall remove or waive, as between Borrower and Administrative Agent, any default or Event of Default which occurred hereunder by virtue of the default by Mortgage Borrower under the School Unit Purchase Agreement.  All reasonable out-of-pocket sums expended by Administrative Agent or Lender in order to cure any such default by Mortgage Borrower under the School Unit Purchase Agreement shall be paid by Borrower to Administrative Agent (for the benefit of Lender), upon demand, with interest thereon at the Default Rate if not paid within five (5) Business Days of demand;

(viii)     Borrower shall notify Administrative Agent in writing within five (5) Business Days of (A) Borrower or Mortgage Borrower obtaining actual knowledge of a material default by, or Mortgage Borrower’s delivery of a notice (written or otherwise), to the SCA under the School Unit Purchase Agreement noting or claiming the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the SCA thereunder, and (B) the receipt by Borrower or Mortgage Borrower of any notice (written or otherwise) from the SCA under the School Unit Purchase Agreement noting or claiming the occurrence of any default by Mortgage Borrower under (or any termination of) the School Unit Purchase Agreement or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by Mortgage Borrower thereunder.  Borrower shall deliver (or cause Mortgage Borrower to deliver) to Administrative Agent a copy of any such written notice of default;

(ix)       Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, following five (5) days advance written notice to Borrower, Administrative Agent (for the benefit of Lender) shall have the right to intervene and participate in any judicial, arbitration or other proceeding relating to the School Unit Purchase Agreement;

(x)        Borrower shall within five (5) Business Days after Borrower or Mortgage Borrower obtains knowledge thereof, notify Administrative Agent of any filing by or against the SCA of a petition under the Federal Bankruptcy Code.  Said notice shall set forth any information in the possession of Borrower or Mortgage Borrower and its counsel as to the date of such filing directly related to such petition including, without limitation, the court in which such petition was filed and the relief sought therein (to the extent Borrower or Mortgage Borrower has knowledge of the foregoing).  Borrower shall deliver to Administrative Agent, within five (5) Business Days following receipt by Borrower or Mortgage Borrower thereof, any and all notices, summonses, pleadings, applications and other documents received by Borrower or Mortgage Borrower in connection with any such petition and any proceedings relating thereto;

(xi)      Borrower shall not without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion, cause or permit Mortgage Borrower to agree or acquiesce to any rejection or termination of the School Unit Purchase Agreement in bankruptcy, or elect to treat the School Unit Purchase Agreement as terminated, whether under Section 365 of the Bankruptcy Code (or other successor provision) or under any similar law or right of any nature or otherwise, in any respect, and any attempt on the part of Borrower to cause or permit Mortgage Borrower to exercise any such right or election without such written consent of Administrative Agent shall be null and void and of no effect and shall constitute an Event of Default under this Agreement for which no grace or curative period shall apply.

(xii)    Borrower shall promptly send Administrative Agent (or cause Mortgage Borrower to send Administrative Agent) a copy of any material notices delivered by Mortgage Borrower to the SCA or received by the SCA.

(xiii)    Mortgage Borrower has fulfilled as of the Closing Date and Borrower shall cause Mortgage Borrower to at all times fulfill, in all material respects, all of Mortgage Borrower’s duties and obligations in, under and to the School Unit Purchase Agreement.  Borrower shall, at Borrower’s sole cost and expense, appear in and defend Administrative Agent, Lender and/or any other Lender Party in any action or proceeding in any way connected with the School Unit Purchase Agreement (excluding in connection with Administrative Agent’s or Lender’s gross negligence or willful misconduct), and shall pay all reasonable costs and expenses, including, without limitation, attorneys’ fees and disbursements which any of the Lender Parties may incur in connection with Lender Party’s appearance, voluntarily or otherwise, in any action or proceeding (including, without limitation, arbitration) in any way connected with the School Unit Purchase Agreement (excluding in connection with Administrative Agent’s, Lender’s or any other Lender Party’s gross negligence or willful misconduct) or in connection with enforcing the SCA’s or Mortgage Borrower’s obligations under the School Unit Purchase Agreement (excluding in connection with Administrative Agent’s, Lender’s or any other Lender Party’s gross negligence or willful misconduct).

(xiv)    In the event Administrative Agent or Lender cures a Developer Event of Default, Borrower shall reimburse Administrative Agent (for the benefit of Lender) for all reasonable costs and expenses incurred by Administrative Agent or Lender in curing such Developer Event of Default, together with interest at the Default Rate from the date incurred until paid, within five (5) Business Days following written demand from Administrative Agent to Borrower.

(xv)     The SCA has fulfilled its obligation to fund School Cost Payments under the School Unit Purchase Agreement and is no longer required to fund any additional School Cost Payments.  The last School Cost Payment, in the amount of $850,000.00 has been deposited in escrow pursuant to that certain Third Amendment to School Design, Construction, Funding and Purchase Agreement dated as of April 6, 2020, by and between Mortgage Borrower and SCA, to be disbursed in accordance with the terms thereof and of the Mortgage Loan Documents.

(b)        Borrower hereby agrees to pay and protect, defend, indemnify and hold Administrative Agent, Lender and the other Lender Parties harmless from, for and against any and all Losses to which any such Lender Party may become exposed, or which any such Lender Party may incur, in connection with the School Unit Purchase Agreement (including without limitation all such costs and expenses incurred by Lender in connection with the curing of Mortgage Borrower’s defaults under the School Unit Purchase Agreement, excluding those arising from Administrative Agent’s or any Lender Party’s gross negligence or willful misconduct, and such liability shall only be to the extent of Administrative Agent’s or such Lender Party’s gross negligence or willful misconduct.  All such amounts due from Borrower to Administrative Agent or Lender pursuant to this Section 7.2(b) shall be payable to Administrative Agent (for the benefit of Lender) within ten (10) Business Days of demand and shall accrue interest at the Default Rate from the due date thereof.

Section 7.3      Intentionally omitted.

Section 7.4      Intentionally omitted.

Section 7.5      Sales and Marketing Agreement/Management Agreement.  Borrower shall not cause or permit Mortgage Borrower to enter into any management agreement, leasing commission agreement, brokerage agreement or other similar agreement without Administrative Agent’s prior written approval in each case, which approval shall not be unreasonably withheld, conditioned or delayed.  Prior to the completion of the first Subdivided Residential Unit, Borrower shall cause Mortgage Borrower to enter into (i) a sales and marketing agreement, which sales and marketing agreement must be reasonably satisfactory to Administrative Agent, and (ii) a management agreement with a third-party manager, which management agreement must be reasonably satisfactory to Administrative Agent.  Administrative Agent approves the Sales Agreement and the Sales Agent.  Any management agreement, leasing commission agreement, brokerage agreement or other similar agreement shall be subordinated to the Loan in substantially the forms, as applicable, as the Subordination of Exclusive Sale Agreement delivered on the Closing Date or the form of subordination of management agreement attached hereto as Exhibit F.  If at any time during the existence of an Event of Default the management company, management agreement or leasing commissions agreement is not satisfactory to Administrative Agent, Borrower shall have up to sixty (60) days after written notice to Borrower of Administrative Agent’s disapproval, to cause Mortgage Borrower to obtain a management company, management agreement and/or leasing commissions agreement approved by and satisfactory to Administrative Agent.

Section 7.6      Impositions.

(a)        Borrower shall (or shall cause Mortgage Borrower to) pay and discharge all Impositions prior to delinquency and shall provide to Administrative Agent validated receipts or other evidence reasonably satisfactory to Administrative Agent showing the payment of such Impositions within ten (10) Business Days after the same would otherwise have become delinquent.  Borrower’s obligation to pay (or cause Mortgage Borrower to pay) Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Administrative Agent or Lender an obligation to pay any property taxes or other Impositions.  Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) make an Advance to pay such Impositions or any portion thereof.

(b)        Borrower shall not be required to (or cause Mortgage Borrower to) pay, discharge or remove any Imposition so long as Borrower or Mortgage Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that such contest will not result in a tax certificate or other sale of the tax lien and prior to the date on which such Imposition would otherwise have become delinquent, Borrower shall have: (i) given Administrative Agent prior written notice of such contest; and (ii) unless otherwise deposited by Mortgage Borrower with Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement, deposited with Administrative Agent (for the benefit of Lender), and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred five percent (105%) of the total of:  (A) the balance of such Imposition then remaining unpaid; plus (B) all interest, penalties, costs and charges accrued or accumulated thereon.  Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay (or cause Mortgage Borrower to pay) the amount of such Imposition as finally determined, together with all interest, penalties, costs and charges payable in connection therewith.  Administrative Agent shall have full power and authority to apply any amount deposited with Administrative Agent (for the benefit of Lender) under this Section 7.3(b) to the payment of any unpaid Imposition to prevent the sale of any tax lien or the sale or forfeiture of the Mortgaged Property (or any portion thereof) for non-payment thereof.  Neither Administrative Agent nor Lender shall have liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited.  Any surplus retained by Administrative Agent (for the benefit of Lender) after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Administrative Agent (for the benefit of Lender) to be applied to the Indebtedness.  Notwithstanding any provision of this Section 7.3(b) to the contrary, Borrower shall pay (or cause Mortgage Borrower to pay) any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Administrative Agent, failure to pay will result in a tax certificate or other sale of the tax lien or the Mortgaged Property (or any portion thereof) is in jeopardy or in danger of being forfeited or foreclosed; or, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Lender may make an Advance to pay the same.  Additionally, in such event, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, if Lender is prevented by law or judicial or administrative order from paying such Imposition and Borrower fails to pay (or cause Mortgage Borrower to pay) the same, then Administrative Agent (for the benefit of Lender), at its option, may declare the entire Indebtedness immediately due and payable.

(c)        To the extent cash flow from the Mortgaged Property is insufficient to pay same, real estate taxes, assessments, municipal charges and insurance premiums shall be funded as a Disbursement to Mortgage Borrower subject to the terms and conditions of disbursement in the Mortgage Loan Agreement.  To the extent Mortgage Borrower fails to satisfy the conditions of disbursement in the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower to pay the real estate taxes, assessments, municipal charges and insurance premiums that would otherwise be funded as a Disbursement to Mortgage Borrower; provided that if an Event of Default exists, Borrower shall cause Mortgage Borrower to deposit with Mortgage Lender (or, if the Mortgage Loan is no longer outstanding or if Mortgage Lender has waived the obligation of Mortgage Borrower to deposit such amounts, with Administrative Agent (for the benefit of Lender)), monthly, on each Payment Date, 1/12th of the annual charges (as reasonably estimated by Mortgage Lender or Administrative Agent, as applicable) for Impositions and insurance premiums, and, if required by Mortgage Lender or Administrative Agent, as applicable, 1/12th of the annual charges for rent (if Mortgage Borrower is lessee of an interest in any of the Mortgaged Property) with respect to the Mortgaged Property.  If required by Mortgage Lender or Administrative Agent, as applicable, Borrower shall also deposit with Mortgage Lender or Administrative Agent (for the benefit of Lender), as applicable, simultaneously with such monthly deposits, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least fifteen (15) days prior to the date initially due.  Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Mortgage Lender or Administrative Agent, as applicable.  When the charges are fixed for the then current year or period, Borrower shall cause Mortgage Borrower to deposit any deficiency on demand.  All funds deposited with Administrative Agent (for the benefit of Lender) shall be held without interest (unless the payment of interest thereon is required under applicable law), may be commingled with Administrative Agent’s other funds, and shall be applied in payment of the foregoing charges when and as payable provided that no Event of Default shall have occurred and be continuing.  Should an Event of Default occur and be continuing, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Administrative Agent in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent as herein provided.  Borrower shall provide (or cause Mortgage Borrower to provide) Administrative Agent with bills and all other documents necessary for the payment of the foregoing charges within ten (10) Business Days following Borrower’s receipt of the same, but in any event at least fifteen (15) days prior to the date on which each payment thereof shall first become due.

Section 7.7      Operating Expenses.  Borrower shall cause Mortgage Borrower to use any cash flow from the Mortgaged Property to pay all operating expenses of the Mortgaged Property and all payments due under the Loan Documents and the Mortgage Loan Documents.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower, jointly and severally (if applicable), represents, warrants and covenants that:

Section 8.1      Organization and Authority.

(a)       The execution and delivery of the Loan Documents have been duly authorized and there is no provision in Borrower’s organizational documents, as amended, requiring further consent for such action by any other Person.

(b)        Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.

(c)        Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the business in which it is now engaged, and the sole business of Borrower is the ownership of the Collateral and the management of Mortgage Pledgor and activities related thereto.

(d)       The execution and delivery of and performance of its obligations under the Loan Documents:  (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party; and (ii) does not require the consent of or any filing with any governmental authority.

(e)        All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors generally.

(f)        Borrower is, and at all times until repayment in full of the Indebtedness shall be, a “single asset real estate entity”, as defined in Section 101 (51B) of the Federal Bankruptcy Code.

Section 8.2      Maintenance of Existence.  So long as it owns the Collateral, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State where the Premises is located and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Collateral or any portion thereof.

Section 8.3     Title.  Borrower is the record and beneficial owner of, and has good, marketable and insurable to, the Collateral, free and clear of all Liens whatsoever, and Mortgage Borrower has good, marketable and insurable fee simple title to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of all Liens whatsoever, in each case except the Permitted Encumbrances.  The Pledge Agreement, together with the UCC-1 financing statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to such portion of the Collateral for which a Lien can be perfected by filing a UCC-1 financing statement, subject only to Permitted Encumbrances.  The Pledge Agreement, together with Borrower’s delivery to Administrative Agent of the membership certificates evidencing the Pledged Company Interests, together with powers executed in blank, as required under the Pledge Agreement, creates a first priority valid and perfected security interest in the Pledged Company Interests.  Borrower will preserve such title and will forever warrant and defend the same and validity and priority of the Lien hereof to Administrative Agent (for the benefit of Lender) against all claims whatsoever.

Mortgage Borrower is the owner of or has right to all easements and other appurtenant rights (collectively, the “Easements”) created under the agreements listed and described on Exhibit C hereof (collectively the “Easement Agreements”).  Borrower has delivered to Administrative Agent true, correct and complete copies of all Operating Agreements and Easement Agreements, if applicable.  To the best of Borrower’s knowledge, (A) no

Operating Agreement, Easement Agreement or Easement created thereunder has been modified, amended or supplemented and they are all in full force and effect; and (B) no defaults have occurred under any Operating Agreement or Easement Agreement, and, to Borrower’s knowledge, no event has occurred which with notice or the passage of time would constitute an event of default under any Operating Agreement or Easement Agreement.  With respect to each Operating Agreement, Easement Agreement and Permitted Encumbrance, Borrower shall cause Mortgage Borrower to, the extent commercially reasonable to do so:  (i) observe, perform and discharge all material obligations, covenants and warranties required to be kept and performed by Mortgage Borrower, and (ii) enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party.  Borrower shall also (a) promptly deliver to Administrative Agent copies of all material written notices, demands or requests sent or otherwise made by Borrower, Mortgage Borrower or any other Person, and (b) timely pay (or cause Mortgage Borrower to pay) any charges assessed against the Premises as and when finally due pursuant to the Operating Agreements or Easement Agreements or Permitted Encumbrances.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, Borrower will not cause or permit Mortgage Borrower to consent to or enter into any agreement or writing that modifies, amends, supplements, restates, terminates or reduces any:  (V) Operating Agreement, (W) Easement Agreement, or (X) any appurtenant rights or interests, including any reversionary interests which Mortgage Borrower possesses or may acquire.

Section 8.4      UCC Insurance.  Administrative Agent shall have received the UCC Policy, which shall be dated as of the Closing Date.  The UCC Policy shall (a) provide coverage in the amount of the Loan, (b) insure Administrative Agent and Lender that the Pledge Agreement creates a valid first priority Lien on the Collateral, in each case free and clear of all exceptions from coverage other than the Permitted Encumbrances, and (c) name Administrative Agent (for the benefit of Lender) as the insured.  Administrative Agent shall have received evidence that all premiums in respect of the UCC Policy have been paid.

Section 8.5      Payment of Liens.  Borrower shall (or shall cause Mortgage Borrower to) discharge and pay when due all payments and charges due under or in connection with any Liens in accordance with the provisions of Section 4.7, or if not so discharged, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Lender may (but shall not be obligated to) make Advances to do so.  Borrower shall cause Mortgage Borrower to do or cause to be done, at the sole cost of Borrower or Mortgage Borrower, everything reasonably necessary to fully preserve the priority of the Lien of the Mortgage.  Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the priority of the Lien of the Pledge Agreement.  If Borrower fails to make, or fails to cause Mortgage Borrower to make, any such payment or if a Lien attaches to the Mortgaged Property, the Collateral., or any portion thereof and is not discharged within the thirty (30) day period referenced in Section 4.7, subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Administrative Agent and/or Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Administrative Agent (for the benefit of Lender) on demand for all such Advances.

Section 8.6      Representations Regarding Mortgaged Property.

(a)        No part of the Premises has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency, and no portion of the Premises is located within a 100-year flood plain, except as may be disclosed as such on the survey of the Premises delivered to Administrative Agent in connection with the closing of the Loan.

(b)      Public water supply, storm and sanitary sewers and sanitary sewer capacity, and electrical, gas, cable and telephone facilities are available to the Premises within the boundary lines thereof or by an executed agreement, including without limitation that certain agreement between Triborough Bridge and Tunnel Authority and Mortgage Borrower, dated as of March 22, 2017.

(c)     Each of Borrower, Mortgage Borrower and Mortgage Pledgor reports, for accounting purposes, on a fiscal year basis commencing on January 1 and terminating on December 31.

(d)      There are no actions, suits or proceedings, pending or threatened in writing, affecting Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, the Collateral or the Mortgaged Property at law or in equity, on, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other governmental instrumentality that would, if adversely determined, have a Material Adverse Effect on Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, the Collateral or the Mortgaged Property.  There are no outstanding judgments, arbitration awards, decrees or awards of any kind pending against Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, the Collateral or any of the Mortgaged Property.  Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor and Principals have never (i) been charged for any criminal offense, (ii) filed for bankruptcy, insolvency or similar relief, and (iii) been involved in a foreclosure, deed-in-lieu or similar transaction.

(e)        Indemnitor is in full compliance with all of Indemnitor’s Financial Covenants set forth in Section 12 of the Recourse Guaranty Agreement.

(f)        None of Borrower, Mortgage Borrower or Mortgage Pledgor has entered into a property management agreement as of the Closing Date.

Section 8.7      Operating Accounts.  At all times that the Loan remains outstanding, Borrower shall cause Mortgage Borrower to establish and maintain, or cause Mortgage Borrower to cause its Property Manager to maintain the Operating Account, into which all cash proceeds resulting from any and all operations of Borrower and the Project shall be deposited.  Borrower shall not maintain any, and shall not cause or permit Mortgage Borrower to maintain any other, operating accounts.

Section 8.8     Indemnification.  Borrower shall indemnify, defend and hold Administrative Agent, Lender and the Lender Parties harmless from and against, and be responsible for paying, all Losses which may be imposed upon, asserted against, or incurred or paid by any of them by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Mortgaged Property from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Administrative Agent or any Lender Party.

Section 8.9    Estoppel Certificates.  Within ten (10) Business Days following a request by Administrative Agent, Borrower shall provide to Administrative Agent a duly acknowledged written statement confirming:  (a) the original principal amount of the Loan; (b) the unpaid principal amount of the Loan; (c) the rate of interest of the Loan; (d) the maturity date of the Loan; (e) the date installments of interest and/or principal were last paid; (f) that, except as provided in reasonable detail in such statement, to Borrower’s actual knowledge, there are no presently exercisable offsets or defenses against the Indebtedness, Potential Events of Default or Events of Default under the Loan Documents; and (g) such other information that Administrative Agent shall reasonably request.

Section 8.10    ERISA.

(a)        Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Administrative Agent or Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA and/or Section 4975 of the IRS Code, provided, that Borrower may assume for purposes of this Section 8.10(a) that the Loan proceeds are not “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”).

(b)        Borrower further covenants and agrees to deliver to Administrative Agent such certifications and other evidence from time to time, until full repayment of the Indebtedness, as are reasonably requested by Administrative Agent that (i) none of Borrower, Mortgage Pledgor and Mortgage Borrower are (and are not deemed to include the assets of) an “employee benefit plan” that is subject to Title I of ERISA and/or a “plan” that is subject to Section 4975 of the IRS Code; (ii) none of Borrower, Mortgage Pledgor and Mortgage Borrower are a “governmental plan” within the meaning of Section 3(32) of ERISA and is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following statements is and remains true:

(i)         Equity interests in each of Borrower, Mortgage Pledgor and Mortgage Borrower are “publicly offered securities” within the meaning of Plan Assets Regulation; or

(ii)       Less than twenty-five percent (25%) of each outstanding class of equity interests in each of Borrower, Mortgage Pledgor and Mortgage Borrower are held by “benefit plan investors” (determined in accordance with the Plan Assets Regulation).

(c)        Borrower shall not agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 8.10(b), to the extent applicable.

(d)       Borrower represents, warrants and covenants to each Lender Party that none of Borrower, Mortgage Pledgor, Mortgage Borrower or any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to, or has any direct or indirect liability with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the IRS Code.  Borrower shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representation and warranty in this Section 8.10 to remain true and accurate until full repayment of the Indebtedness.

(e)        Lender Parties shall each have the right to consult with Borrower on significant business issues relating to the management of the Collateral.  Representatives of Borrower shall make themselves available quarterly, either personally or by telephone at mutually agreeable times for such consultations.  Such consultations need not result in any changes in Borrower’s decisions or actions.  Lender Parties intend to use such rights to satisfy the management rights requirements under the Plan Assets Regulation.

Section 8.11    Terrorism and Anti-Money Laundering.

(a)        As of the date hereof and until full repayment of the Indebtedness, none of:  (i) Borrower, Mortgage Pledgor or Mortgage Borrower; (ii) any Person Controlling or Controlled by Borrower, Mortgage Pledgor or Mortgage Borrower; (iii) if any of Borrower, Mortgage Pledgor, Mortgage Borrower is a privately held entity, any Person having a ten percent (10%) or more direct or indirect beneficial interest in Borrower, Mortgage Pledgor or Mortgage Borrower (expressly excluding any direct or indirect shareholders of Indemnitor (collectively, the “Public Shareholders”)); or (iv) any Person for whom Borrower, Mortgage Pledgor or Mortgage Borrower is acting as agent or nominee in connection with this transaction, is an OFAC Prohibited Person.

(b)       To comply with applicable Anti-Money Laundering Laws, all payments by Borrower to Administrative Agent or Lender or from Administrative Agent or Lender to Borrower will only be made and received in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(c)        Borrower shall provide Administrative Agent at any time and from time to time until repayment in full of the Indebtedness with such information as Administrative Agent reasonably determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, Mortgage Pledgor or Mortgage Borrower, any Person Controlling or Controlled by Borrower, Mortgage Pledgor or Mortgage Borrower or any Person having a beneficial interest in Borrower, Mortgage Pledgor or Mortgage Borrower (other than Public Shareholders), from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(d)        The representations and warranties set forth in this Section 8.11 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Administrative Agent or Lender under the Loan Documents or receives any funds from Administrative Agent or Lender.  Borrower agrees promptly to notify Administrative Agent in writing should Borrower become aware of any change in the information set forth in these representations.

Section 8.12    Special Purpose Entity Requirements.

All of the provisions of this Section 8.12 are individually and collectively referred to as the “SPE Requirements”.

(a)        None of Borrower, Mortgage Pledgor or Mortgage Borrower has and, until repayment in full of the Indebtedness, shall:

(i)         (A) in the case of Borrower, engage in any business or activity other than the ownership, holding, sale, transfer, exchange or management of the Collateral and being the sole member of Mortgage Pledgor, entering into this Agreement and the Loan Documents, and activities incidental thereto; (B) in the case of Mortgage Pledgor, engage in any business or activity other than the ownership of Mortgage Borrower and activities incidental thereto; and (C) in the case of Mortgage Borrower, engage in any business or activity other than the acquisition, ownership, operation, maintenance, demolition, alteration and development of and sale of condominium units in accordance with the terms of this Agreement with respect to the Mortgaged Property, and activities incidental thereto;

(ii)       (A) in the case of Borrower, acquire or own any material asset other than the Collateral; (B) in the case of Mortgage Pledgor, acquire or own any material asset other than 100% of the direct equity interests in Mortgage Borrower; and (C) in the case of Mortgage Borrower, acquire or own any material asset other than the Mortgaged Property and such incidental personal property as may be necessary for the operation of the Mortgaged Property;

(iii)       merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case obtaining the prior written consent of Administrative Agent;

(iv)      fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, terminate the provisions of its respective formation or entity management documents or amend such organizational documents in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 8.12 or that would otherwise adversely affect its special purpose entity status;

(v)       own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned;

(vi)     commingle its assets with the assets of any of its shareholders, partners, members, Principals, affiliates, or any shareholder, partner, member, principal or affiliate thereof, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower, Mortgage Pledgor or Mortgage Borrower permitted hereunder and properly accounted for;

(vii)     (A) in the case of Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except as permitted under Section 10.1; (B) in the case of Mortgage Pledgor, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (C) in the case of Mortgage Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness (as defined in the Master Loan Agreement), except as permitted under Section 10.1 of the Mortgage Loan Agreement, provided that any such debt is satisfied when due and payable, subject to reasonable and customary rights to contest such obligations, and provided further that there is sufficient cash flow from the Mortgaged Property at such time to do so and Mortgage Borrower’s constituent owners shall not be required to fund or advance any additional capital to satisfy such obligation;

(viii)     except for a payment of the Indebtedness by a guarantor or indemnitor of the Loan or the Mortgage Loan, (A) allow any Person to pay its debts and liabilities, or (B) fail to pay its debts and liabilities solely from its own assets;

(ix)       fail to maintain its records, books of account and bank accounts separate and apart from those of its shareholders, partners, members, Principals and Affiliates, or any shareholder, partner, member, principal or Affiliate thereof, and any other Person or fail to prepare and maintain its own financial statements in accordance with generally accepted accounting principles and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Mortgage Borrower;

(x)       enter into any contract or agreement with any of its shareholders, partners, members, Principals or Affiliates, any guarantor or indemnitor of all or a portion of the Loan or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties or otherwise approved by Administrative Agent;

(xi)       fail to correct any known misunderstandings regarding the separate identity of Borrower, Mortgage Pledgor or Mortgage Borrower;

(xii)     hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of Borrower, Mortgage Pledgor or Mortgage Borrower (except for a guarantor or indemnitor of the Loan or the Mortgage Loan);

(xiii)    make any loans or advances to any third party, including any of its shareholders, partners, members, Principals or Affiliates, or any shareholder, partner, member, Principal or Affiliate thereof;

(xiv)     fail to use separate contracts, purchase orders, invoices and checks (other than such documents that bear the name of its manager or managing agent with reference to the Premises);

(xv)      fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not:  (A) to mislead others as to the entity with which such other party is transacting business; or (B) to suggest that Borrower, Mortgage Pledgor or Mortgage Borrower is responsible for the debts of any third party (including any of its shareholders, partners, members, principals or Affiliates, or any shareholder, partner, member, principal or Affiliate thereof);

(xvi)    allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations (which may be zero employees);

(xvii)   fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that with respect to Mortgage Borrower there is sufficient cash flow from the Mortgaged Property at such time to do so and Mortgage Borrower’s constituent owners shall not be required to fund or advance any additional capital to satisfy this obligation;

(xviii)    seek dissolution or winding up in whole, or in part, or any Division;

(xix)    file a voluntary petition or otherwise initiate proceedings to have Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal, or file a petition seeking or consenting to reorganization or relief of Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Borrower, Mortgage Pledgor or Mortgage Borrower or Principal; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal or of all or any substantial part of the properties and assets of Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal, or make any general assignment for the benefit of creditors of Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal, or admit in writing the inability of Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal to pay its debts generally as they become due or declare or effect a moratorium on Borrower, Mortgage Pledgor or Mortgage Borrower or any Principal debt or take any action in furtherance of any such action; or

(xx)     conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud its creditors or the creditors of any other Person.

(b)        If any of Borrower, Mortgage Pledgor or Mortgage Borrower is a limited partnership, then any general partner of Borrower, Mortgage Pledgor or Mortgage Borrower must also be a special purpose entity and comply with the provisions of this Section 8.12.

(c)        Borrower, Mortgage Pledgor, Mortgage Borrower and any Person required to be a special purpose entity pursuant to the terms of this Section 8.12 shall not amend or modify any of their respective formation or entity management documents in any manner that would result in a breach of any of the representations, warranties or covenants set forth in this Section 8.12 or that would otherwise adversely affect Borrower’s, Mortgage Pledgor’s or Mortgage Borrower’s special purpose entity status without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned.  Promptly after Administrative Agent’s written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent that Borrower, Mortgage Pledgor, Mortgage Borrower and any other Person required to be a special purpose entity pursuant to the terms of this Section 8.12 are in compliance with the provisions of this Section 8.12.

(d)        Borrower shall at all times be limited liability company formed under the laws of the State of Delaware that will have an operating agreement which provides, that as long as any portion of the Indebtedness remains outstanding: (i) Borrower shall have at least one (1) Independent Manager, and Borrower shall not institute proceedings to have the company be adjudicated bankrupt or consent to the institution of bankruptcy or insolvency proceedings against the company or file a voluntary bankruptcy petition with respect to the company, to file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute or other laws relating to the relief from debts or the protection of debtors generally, with respect to the company, or to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the company or all or a portion of its property, or to make any assignment for the benefit of creditors of Borrower, or to admit in writing the company’s inability to pay its debts generally as they become due, or to take action in furtherance of any such actions, or, to the fullest extent permitted by law, dissolve or liquidate the company (each such action, a “Bankruptcy Action”) unless, (a) such Bankruptcy Action is approved by the prior unanimous written consent of the member of Borrower and each Independent Manager and (b) at the time of such action there is at least one (1) Independent Manager; each Independent Manager shall be a “manager” of Borrower within the meaning of Section 18-101(10) of the Delaware Limited Liability Company Act (the “Act”); provided, however, the Independent Manager shall only have the rights and duties expressly set forth in Borrower’s limited liability company agreement; (ii) upon the occurrence of any event that causes the last member of Borrower to cease to be a member of such limited liability company (other than upon an assignment by such member of all of its limited liability company interest in such limited liability company and the admission of the transferee in accordance with Borrower’s limited liability company agreement), (1) the person(s) acting as Independent Manager of Borrower shall, without any action of any Person and simultaneously with such member ceasing to be a member of such limited liability company, automatically be admitted as the “Special Member” and shall preserve and continue the existence of such limited liability company without dissolution, and (2) without limiting the provisions of clause (1), upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes the sole member to cease to be a member of Borrower (other than upon continuation of Borrower without dissolution upon an assignment by the member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with Borrower’s limited liability company agreement), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such limited liability company, agree in writing to continue Borrower without dissolution and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such limited liability company, effective as of the occurrence of the event that terminated the continued membership of such member in such limited liability company; (iii) no Special Member may voluntarily resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such limited liability company as a Special Member, and (B) such successor Special

Member has also accepted its appointment as an Independent Manager and executed a counterpart to Borrower’s limited liability company agreement; provided, however, that the Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute member; the Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of limited liability company assets; pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower; (iv) a Special Member, in its capacity as Special Member, may not bind Borrower; (v) except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including the Condominium Association, merger, consolidation or conversion of Borrower; (vi) in order to implement the admission to Borrower of each Special Member, each Person acting as an Independent Manager shall execute a counterpart to Borrower’s limited liability company agreement; (vii) prior to its admission to Borrower as Special Member, each Person acting as an Independent Manager shall not be a member of Borrower; (viii) such limited liability company shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following (but subject to clause (ii) above):  (A) the termination of the legal existence of the last remaining member of such limited liability company or the occurrence of any other event which terminates the continued membership of the last remaining member of such limited liability company in such limited liability company unless the business of such limited liability company is continued in a manner permitted by its limited liability company agreement or the Act, or (B) the entry of a decree of judicial dissolution of Borrower under Section 18-802 of the Act; (ix) neither the bankruptcy of any member of Borrower or the Special Member shall cause such member or Special Member, respectively, to cease to be a member of such limited liability company and upon the occurrence of such an event, the business of such limited liability company shall continue without dissolution; (x) in the event of dissolution of such limited liability company, such limited liability company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such limited liability company in an orderly manner), and the assets of such limited liability company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (xi) to the fullest extent permitted by law, except as otherwise expressly provided in Borrower’s limited liability company agreement, each member of Borrower and the Special Members shall irrevocably waive any right or power that they might have to cause such limited liability company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such limited liability company, to compel any sale of all or any portion of the assets of such limited liability company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such limited liability company; provided, however, that notwithstanding the foregoing, Administrative Agent acknowledges and agrees that the provisions of subsection (xi) above are required to be included in the organizational documents of such entity only from and after the Closing Date (and not during the period from the date of such entity’s formation to the Closing Date);

(e)        the organizational documents of Borrower shall provide that:  (i) the board of directors or managers of Borrower (if Borrower has a board of directors or managers) and the constituent members or other direct equity owners of Borrower (the “Constituent Equity Members”) shall not take any action which, under the terms of any organizational documents of

Borrower, requires a unanimous written consent of the board of directors or managers of Borrower (if applicable) or the Constituent Equity Members unless at the time of such action there shall be at least one (1) Independent Director or Independent Manager engaged as provided by the terms hereof;  (ii) no Independent Director or Independent Manager may be removed or replaced except for Cause; (iii) any resignation, removal or replacement of any Independent Director or Independent Manager shall not be effective without five (5) Business Days prior written notice to, with respect to Borrower and Administrative Agent (unless such resignation, removal or replacement occurs as a result of the death or incapacity of such Independent Director or Independent Manager, or the termination of such individual’s employment with the applicable service provider, in which case, with respect to Borrower, Borrower shall provide written notice to Administrative Agent of the removal and replacement of such Independent Director or Independent Manager promptly following such resignation, removal or replacement) accompanied by a statement as to the reasons for such removal, the identity of the proposed replacement Independent Director or Independent Manager, and a certificate that the replacement Independent Director or Independent Manager satisfies the applicable terms and conditions of the definition of “Independent Director/Independent Manager”; (iv) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors or Independent Managers shall consider only the interests of the Constituent Equity Members and Borrower (including Borrower’s creditors) in acting or otherwise voting on a Bankruptcy Action (which such fiduciary duties to the Constituent Equity Members and Borrower’s creditors, in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower exclusive of (x) all other interests of the Constituent Equity Members, (y) the interests of other affiliates of the Constituent Equity Members and Borrower and (z) the interests of any group of affiliates of which the Constituent Equity Members or Borrower is a part); (v) other than as provided in subsection (iv) above, to the fullest extent permitted by law the Independent Directors or Independent Managers shall not have any fiduciary duties to (A) any Constituent Equity Members or (B) any Person bound by the operating agreement of Borrower, provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (vi) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director or Independent Manager shall not be liable to Borrower, any Constituent Equity Member or any other Person bound by the limited liability company agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct; provided, however, that notwithstanding the foregoing, Administrative Agent acknowledges and agrees that the provisions of this clause (e) are required to be included in the organizational documents of Borrower only from and after the Closing Date (and not during the period from the date of Borrower’s formation to the Closing Date).

Section 8.13    Notices/Proceedings.  Borrower shall promptly notify Administrative Agent in writing of the occurrence of any of the following:  (i) receipt of any written notice from any holder of any other lien or security interest in any of the Mortgaged Property or the Collateral; it being understood that no such lien or security interest is ever permitted to exist at any time under any circumstances until after repayment in full of the Indebtedness (except as otherwise specifically provided herein); or (ii) commencement of any judicial or administrative proceedings by, against or otherwise affecting Borrower, Mortgage Pledgor, Mortgage Borrower,

Indemnitor or any of the Mortgaged Property or the Collateral, or any other action by any creditor thereof as a result of any default under the terms of any loan.

Section 8.14    Business Purpose of Loan.  Borrower stipulates and warrants that the purpose of the Loan is for the sole purpose of carrying on or acquiring a business, professional or commercial enterprise.  Borrower further stipulates and warrants that all proceeds of the Loan will be used for said business, professional or commercial enterprise.

Section 8.15   Legal Requirements and Maintenance of Mortgaged Property.  To the best of Borrower’s knowledge, except as disclosed to Administrative Agent in writing, the Mortgaged Property is, in all material respects, in compliance with all Legal Requirements.  Borrower shall comply, and shall cause Mortgage Borrower to comply, with all Legal Requirements in all material respects, subject to Borrower’s and Mortgage Borrower’s right to contest the same in accordance with this Agreement and the Mortgage Loan Agreement.  Borrower shall permit Administrative Agent, Lender and their respective agents to enter upon and inspect:  (a) the areas of the Mortgaged Property which are open to the public at all reasonable hours without prior notice and (b) subject to the rights of tenants under the Leases and fee simple owners of portions of the Mortgaged Property conveyed in accordance with the terms of this Agreement and the Mortgage Loan Agreement, all other areas of the Mortgaged Property during regular business hours upon at least 48 hours prior written notice, except that no notice shall be required in the event of an emergency.  Except as expressly contemplated herein, Borrower shall not (and shall not cause or permit Mortgage Borrower to), without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion:  (a) change the use of the Premises from that contemplated in the Business Plan; (b) cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (c) apply for or consent to any subdivision (other than the contemplated subdivision of the Residential Unit), re-subdivision (other than the contemplated subdivision of the Residential Unit), zoning reclassification, modification or restriction affecting the Premises; (d) commit or knowingly permit any waste, structural or material addition to or material alteration, demolition or removal of the Mortgaged Property (except alterations required pursuant to an Acceptable Lease) or any portion thereof (provided that Equipment may be removed if obsolete or if replaced with similar items of equal or greater value); (e) take any action whatsoever to apply for, consent to, or acquiesce in the conversion of the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership, or (f) take any action whatsoever to apply for, consent to or acquiesce in any subdivision  (other than the contemplated subdivision of the Residential Unit) or re-subdivision (other than the contemplated subdivision of the Residential Unit) of the Mortgaged Property, or any portion thereof.  No provision of this Section 8.15 shall prohibit Borrower from causing Mortgage Borrower to undertake and complete tenant improvement work authorized under Leases previously approved by Administrative Agent or not requiring Administrative Agent’s prior approval and the Construction Work in accordance with the terms of this Agreement and the Mortgage Loan Agreement.

Section 8.16    Solvency.  (1) None of Borrower, Mortgage Pledgor, Mortgage Borrower, or Indemnitor has entered into the transaction contemplated by this Agreement or any Loan Document, or the Mortgage Loan Agreement or any Mortgage Loan Document, with the actual intent to hinder, delay, or defraud any creditor, and (2) Borrower, Mortgage Pledgor, Mortgage Borrower and Indemnitor have each received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Mortgage Loan Documents.  The fair saleable value of Borrower’s assets is, as of the date hereof, and will, immediately following the making of the initial disbursement of the Loan on the date hereof, be greater than Borrower’s liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital for such entity to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debt and other liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of obligations of such party).  Other than the bankruptcy of Indemnitor’s predecessor, Syms Corp., filed in the United States Bankruptcy Court for the District of Delaware in 2011 as In re Filene’s Basement, LLC, et al., Case No. 11-13511-KJC (Bankr. D. Del), no petition in bankruptcy has been filed against Borrower, Mortgage Pledgor, Mortgage Borrower or any Indemnitor or any Principal and none of Borrower, Mortgage Pledgor, Mortgage Borrower or Indemnitor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  None of Borrower, Mortgage Pledgor, Mortgage Borrower or Indemnitor has been involved in a foreclosure or in a default on any indebtedness owing to Lender or to any affiliate of Lender or, in the case of Borrower, Mortgage Pledgor or Mortgage Borrower, on any other indebtedness obtained for commercial purposes.  All financial and other information submitted by or on behalf of Borrower, Mortgage Borrower, Mortgage Pledgor and Indemnitor to Administrative Agent in connection with the Loan is true, complete and correct in all material respects.  All of Borrower’s, Mortgage Pledgor’s, Mortgage Borrower’s obligations to creditors, including, but not limited to, all payments and accounts relating to the Premises, are current.

Section 8.17    Material Contracts.  None of Borrower, Mortgage Borrower, or Mortgage Pledgor has entered into or is bound by any Material Contract which continues in existence except those listed on Exhibit H attached hereto.  Each such Material Contract listed on Exhibit H is in full force and effect, there are no monetary or other material defaults by Borrower, Mortgage Borrower, or Mortgage Pledgor thereunder (as applicable) and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto.  Borrower has delivered a true, correct and complete copy of each such Material Contract (including all amendments and supplements thereto) to Administrative Agent.

Section 8.18   Representations Regarding the Construction Work.  Borrower makes the following representations and warranties to Administrative Agent as of the date of this Agreement.

(a)        Borrower has received (or has caused Mortgage Borrower to receive) all Permits and Approvals to commence construction of the Project and has received all Permits and Approvals for the Project necessary for the stage of construction then underway, except for those, if any, as Administrative Agent reasonably determines may be obtained at a later date during the course of construction, so long as such Permits and Approvals as are in effect shall be sufficient to allow the Project to proceed to completion in the ordinary course.

(b)        Borrower has delivered (or has caused Mortgage Borrower to deliver) a complete set of Approved Plans which Administrative Agent has reviewed and approved, which Approved Plans shall not be amended without Administrative Agent’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed); provided that Administrative Agent’s approval shall not be required for (i) any amendment that Mortgage Borrower is required to make under the School Unit Purchase Agreement which are (1) initiated by the SCA, (2) the cost of which shall be solely borne by the SCA (with respect to which the SCA has evidenced its ability to pay the increased costs to the reasonable satisfaction of Borrower, Mortgage Borrower and Administrative Agent) or by Borrower or Mortgage Borrower with additional equity, and (3) such amendment solely affects the School Unit, and (ii) any amendment in connection with a Change Order permitted hereunder or under the Mortgage Loan Agreement.  The Approved Plans include and are consistent with the 100% School Base Building CD’s.

(c)        The Approved Budget, as amended with Administrative Agent’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed), sets out the total itemized costs, direct and indirect, for the Completion of the Construction Work and the payment and performance of Borrower’ s and Mortgage Borrower’s other obligations under the Loan Documents and the Mortgage Loan Documents.

(d)      To Borrower’s knowledge, the Initial Required Equity (plus additional equity unconditionally committed to Borrower, Mortgage Borrower or Mortgage Pledgor, or deposited or contributed pursuant hereto) and the Loan proceeds are sufficient to pay all the costs set out in the Budget.

Section 8.19   Limitations on Distributions.  Until full repayment of the Indebtedness, no Upstream Owner shall receive any cash flow distributions from Borrower, Mortgage Pledgor or Mortgage Borrower or from the Mortgaged Property.  Further, until full repayment of the Indebtedness, none of Borrower, Mortgage Pledgor or Mortgage Borrower or any Upstream Owner shall receive any Residential Unit Net Sale Proceeds.  In addition, except for the Developer Fee (which may be paid to Mortgage Borrower in accordance with the provisions of the Mortgage Loan Agreement), none of Borrower, Mortgage Pledgor or Mortgage Borrower or any Affiliate of none of Borrower, Mortgage Pledgor or Mortgage Borrower shall receive a fee for any acquisition, asset management, disposition, leasing or any other reason related to the Premises or the Collateral until the Indebtedness has been fully repaid.

Section 8.20    Condominium.

(a)        Borrower has provided Administrative Agent with true, correct and complete copies of the Condominium Documents.

(b)        Borrower agrees that:

(i)         Borrower shall not, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided (x) no Event of Default exists and (y) such amendment or modification complies with all

Condominium Laws, cause or permit Mortgage Borrower to amend, modify or supplement, or consent to or suffer the amendment, modification or supplementation of any of the Condominium Documents (except with respect to price change amendments to the Offering Plan increasing the Schedule A—Purchase Prices (each a “Price Change Amendment”) as provided in Article 16 hereof).  Borrower shall not cause or permit Mortgage Borrower to consent to the merger of the Condominium with any other condominium without Administrative Agent’s prior written consent, which may be withheld in its sole and absolute discretion.  Administrative Agent shall endeavor to respond to each request by Borrower for Administrative Agent’s approval of an amendment to the Condominium Documents within twenty (20) Business Days following Administrative Agent’s receipt of such request and all required documents and information relating to such request.  If Administrative Agent does not notify Borrower of its approval or disapproval of a proposed amendment to the Condominium Documents within twenty (20) Business Days after request by Borrower and submission by Borrower of all information needed by Administrative Agent to evaluate said request, then Borrower may deliver a second request, which request shall state on the top of the first page in bold lettering “ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF THE MEZZANINE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND ADMINISTRATIVE AGENT.”  If Administrative Agent does not notify Borrower of its approval or disapproval of the proposed amendment to the Condominium Documents within ten (10) Business Days after such second request, then as long as no Event of Default or Potential Event of Default exists, the same shall be deemed approved;

(ii)        Borrower will cause Mortgage Borrower to pay, or cause Mortgage Borrower to cause to be paid, all assessments for common charges and expenses made against the Mortgaged Property owned by Mortgage Borrower pursuant to the Condominium Documents as the same shall become due and payable;

(iii)     Borrower will cause Mortgage Borrower to comply in all material respects with all of the terms, covenants and conditions on Mortgage Borrower’s part to be complied with, pursuant to the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time;

(iv)     Borrower will cause Mortgage Borrower, or cause Mortgage Borrower to cause Mortgage Borrower’s designated members of the Condominium Board of Managers, to take all actions as may be reasonably necessary from time to time to preserve and maintain the Condominium in accordance with the Condominium Laws;

(v)        Borrower will not, without the prior written consent of Administrative Agent (which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion), cause or permit Mortgage Borrower to take (and, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, hereby assigns to Administrative Agent (for the benefit of Lender) any right it may have to take) any action to terminate the Condominium, withdraw the Condominium from the Condominium Laws, or cause a partition of the Condominium to be so withdrawn;

(vi)       it shall be an Event of Default if (A) pursuant to any judgment, decision, order, rule or regulation of either a court of competent jurisdiction or a governmental agency with jurisdiction over the Premises and following the expiration of all applicable appeal periods, any material provision of the Condominium Documents is held to be invalid and such invalidity shall materially and adversely affect the lien of the Pledge Agreement or Administrative Agent’s or Lender’s other security interests under the Loan Documents, or (B) the Condominium shall become subject to any action for partition by any Unit Owner and said action has not been dismissed within ninety (90) days after commencement thereof, or (C) the Condominium is withdrawn from the condominium regime established under the Condominium Laws;

(vii)     Borrower will not, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed so long as no Event of Default exists, cause or permit Mortgage Borrower to exercise any right it may have to vote for (A) any additions or improvements to the common elements of the Condominium that are not included in the Condominium Plans, except as such additions or improvements may be required by Legal Requirements, (B) any borrowing on behalf of the Condominium or (C) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the Improvements (unless Borrower or Mortgage Borrower is entitled to utilize such insurance proceeds in accordance with Section 5.2(d) of the Mortgage Loan Agreement);

(viii)    Except as may be otherwise provided in the Offering Plan or as may be required by the Condominium Laws, Borrower shall cause Mortgage Borrower to control the Condominium Board of Managers and the Condominium Association formed by the Condominium Documents at least until such time as more than fifty percent (50%) of the Subdivided Residential Units have been sold in accordance with this Agreement and the Mortgage Loan Agreement;

(ix)     For so long as Mortgage Borrower controls the Condominium Board of Managers, Borrower will cause Mortgage Borrower, in accordance with Mortgage Borrower’s rights under the Condominium Documents, to cause the Condominium Board of Managers to maintain insurance on the Condominium in accordance with the Condominium Documents and this Agreement; and

(x)      For so long as Mortgage Borrower controls the Condominium Board of Managers, Borrower shall cause Mortgage Borrower, in accordance with Mortgage Borrower’s rights under the Condominium Documents, shall cause the Condominium Board of Managers to enforce the Management Agreement.

Section 8.21    Sales Pace Covenant.  Borrower shall cause Mortgage Borrower to satisfy the minimum sales pace for the sale of Subdivided Residential Units attached hereto as Exhibit A (subject to the cure rights set forth thereon) (the “Sales Pace Covenant”).

Section 8.22    Anticipated TCO Date Schedule.  On or prior to January 15, 2021, Borrower shall deliver (or shall cause Mortgage Borrower to deliver) to Administrative Agent a schedule of the dates by which Mortgage Borrower expects to receive a temporary certificate of occupancy for each such Subdivided Residential Unit, which schedule shall be subject to Administrative Agent’s reasonable approval (the “Anticipated TCO Date Schedule”).

ARTICLE 9

FINANCIAL REPORTING

Section 9.1     Financial Statements; Records.  Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles related to real estate, consistently applied and shall provide to Administrative Agent in both hard copy and in electronic format, if available, via e-mail to addresses specified by Administrative Agent, within the time periods set forth, the following (collectively, the “Financial Information”):

(a)        Financial Information.  Borrower shall deliver to Administrative Agent the following:

(i)         an annual Business Plan which includes operating and capital budgets (including expected capital expenditures, a detailed project of sales, selling costs and profits), including cash flow projections for the upcoming Fiscal Year, and all proposed capital replacements and improvements, within thirty (30) days prior to the close of each Fiscal Year.

(ii)      an annual financial statement for the Premises and for Borrower, Mortgage Borrower and Mortgage Pledgor, including balance sheets, income statements and itemization of any contingent liabilities, to be prepared by an accountant and certified by an authorized and responsible officer or representative of Borrower in the form approved by Administrative Agent in its reasonable discretion, within one hundred twenty (120) days after the close of each Fiscal Year of Borrower;

(iii)        a monthly Progress Report;

(iv)     a monthly internally prepared income statement and balance sheet for each of Borrower, Mortgage Borrower and Mortgage Pledgor, within twenty (20) days following the end of each calendar month (beginning with the first month of leasing activity and no later than three (3) months after the Completion Date);

(v)        Monthly, detailed marketing and sales reports (once sales of the Subdivided Residential Units begin), deposit and escrow accounts, and calculations of selling costs in connection with the sale by Mortgage Borrower of Subdivided Residential Units commencing on the first month after approval of the Offering Plan by the Attorney General;

(vi)       copies of federal tax returns of Borrower, Mortgage Borrower, Mortgage Pledgor and Indemnitor, within thirty (30) days following the filing thereof; and

(vii)     with respect to Indemnitor, such reports, statements and information as and when required pursuant to Section 5.03 of the Corporate Credit Agreement.

(b)        Financial Information Upon Request.  Upon written request from Administrative Agent, Borrower shall deliver the following:

(i)       such other financial or management information from Borrower, Mortgage Borrower, Mortgage Pledgor and Indemnitor as may, from time to time, be reasonably required by Administrative Agent and in form and substance reasonably satisfactory to Administrative Agent;

(ii)       updates to the financial information delivered under Section 9.1(a)(vii), within ten (10) days of Administrative Agent’s request;

(iii)       Borrower’s, Mortgage Borrower’s and Mortgage Pledgor’s books and records regarding the Premises for examination, review, copying and audit by Administrative Agent or its auditors during normal business hours and convenient facilities for such examination review, copying and audit of Borrower’s, Mortgage Borrower’s and Mortgage Pledgor’s books and records of account;

(iv)       a statement confirming:  (A) that no Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor or Principal has, since the date hereof, been the subject of any bankruptcy, reorganization, dissolution, insolvency proceeding or Division; (B) that there does not exist any subordinate, mezzanine or other indebtedness prohibited by any Loan Document; (C) that there has not occurred any transfer, sale, pledge or encumbrance prohibited by any Loan Document, except as previously disclosed to Administrative Agent in writing and approved by Administrative Agent in writing; and (D) that, to Borrower’s actual knowledge, (1) there is no Event of Default and (2) no condition exists which, following notice to Borrower and following the expiration of any applicable cure period, would constitute an Event of Default, or if an Event of Default or such condition exists, Borrower shall disclose such Event of Default or condition.

(c)        Failure to Deliver Financial Information.  If Borrower fails to deliver or cause to be delivered to Administrative Agent any Financial Information required hereunder within fifteen (15) days following written notice from Administrative Agent to Borrower that Borrower has failed to timely deliver said Financial Information, Administrative Agent may, in its sole and absolute discretion, charge Borrower (and Borrower shall pay to Administrative Agent (for the benefit of Lender)) a fee equal to $2,500 (the “Financial Information Fee”), for each thirty (30) day period or portion thereof during which Borrower fails to timely deliver to Administrative Agent any such Financial Information.

ARTICLE 10

CONVEYANCES, ENCUMBRANCES AND BORROWINGS

Section 10.1    Prohibition Against Conveyances, Encumbrances and Borrowing.

(a)        Except with the prior written consent of Administrative Agent, and except as expressly permitted in Sections 10.2, (i) none of Borrower, Mortgage Pledgor, Mortgage Borrower or any other Person shall sell, transfer, convey, assign, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) (collectively, a “Conveyance”)  all or any portion of any legal or beneficial interest in: (A) all or any portion of the Mortgaged Property including the Leases; (B) all or any portion of the Collateral; or (C) all or any ownership interest in Borrower, Mortgage Pledgor, Mortgage Borrower or in any Upstream Owner, except that a Conveyance of any publicly traded shares in (or issuance of any publicly traded equity of) any Upstream Owner (or the issuance of any equity in or debt of a publicly traded Upstream Owner) shall be specifically permitted without the consent of Administrative Agent and (ii) Borrower shall not, and shall not cause or permit Mortgage Borrower or Mortgage Pledgor to, Divide.

(b)        In furtherance of the foregoing, subordinate liens (voluntary or involuntary) secured by any portion of the Mortgaged Property or the Collateral, or any beneficial interest in the Mortgaged Property or the Collateral, and any mezzanine or any other financing, whether unsecured or secured by any ownership interest in Borrower, Mortgage Borrower, Mortgage Pledgor or in any Upstream Owner, shall not be permitted, except with the prior written consent of Administrative Agent in each case.  Without limiting Administrative Agent’s right to withhold its consent to any Conveyance, any Conveyance must not be to a tenancy in common or an OFAC Prohibited Person.  All requests for Administrative Agent’s consent under this Section 10.1 shall be on a form previously approved by Administrative Agent and shall be accompanied by the payment of Administrative Agent’s standard processing fee for such transactions then in effect.  Administrative Agent’s consent to any of the foregoing actions, if given, may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under this Agreement, the payment of a Conveyance fee and/or any other requirements of Administrative Agent.  Notwithstanding the foregoing, Administrative Agent shall not unreasonably withhold, delay or condition its consent to easements or access licenses (or amendments thereto), nor shall Administrative Agent require a change in the terms of the Loan in connection with a request for consent to easements or access licenses (or amendments thereto) so long as such easements or access licenses do not have an adverse impact on the use, operation or value of the Mortgaged Property or the Collateral.  In addition to the standard processing fee and the transfer or encumbrance fee referred to in this Section 10.1, Borrower shall pay or reimburse Administrative Agent within five (5) days after demand for all reasonable out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Administrative Agent  and Lender in connection with the review, approval and documentation of any such transaction.  The foregoing prohibitions are not intended to prevent individual Upstream Owners (other than any general partner or managing member of Borrower, Mortgage Borrower, Mortgage Pledgor or any other Upstream Owner that is required to comply with the provisions of Section 8.12) from obtaining personal loans unrelated to Borrower, Mortgage Borrower, Mortgage Pledgor, the Collateral and the Mortgaged Property and are also not intended to prevent Mortgage Borrower from incurring reasonable and customary equipment leases, trade payables and unsecured operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Mortgaged Property in such amounts as are reasonable and customary under the circumstances that will be satisfied within sixty (60) days of the date same becomes payable (subject to the right to contest same in good faith), provided that such debt is not evidenced by a note and is paid when due.

Section 10.2    Permitted Transfer.

(a)        Notwithstanding the provisions of Section 10.1(a) above, as long as no Event of Default exists, Borrower shall have the right to sell or permit the sale of up to an aggregate of forty-nine percent (49%) of the direct and indirect equity interests in Borrower to one or more third-parties provided that:

(i)         Any new equity investor must be a Qualified Real Estate Investor and any new equity investor must also be an Institutional Real Estate Investor if it will own more than ten percent (10%) of the direct and indirect interests in Borrower, Mortgage Pledgor or Mortgage Borrower;

(ii)      Administrative Agent shall have reviewed and approved (which approval shall not be unreasonably withheld, conditioned or delayed) all relevant joint venture agreements, partnership agreements and limited liability company operating agreements (and other related documents) and must be reasonably satisfied that any decision-making provisions, as well as any major decision rights granted to the equity investor(s), do not result in a change of Control over Borrower, Mortgage Pledgor, Mortgage Borrower and/or the Project;

(iii)      Indemnitor must retain Control and decision-making authority over Borrower, Mortgage Pledgor, Mortgage Borrower and the Project subject to the terms of the joint venture agreement approved by Administrative Agent;

(iv)       Such Conveyance shall not be to a tenancy in common or an OFAC Prohibited Person;

(v)      Borrower pays Administrative Agent’s standard processing fee (not to exceed $50,000) and pays Administrative Agent all reasonable out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Administrative Agent and Lender in connection with the review, approval and documentation of any such transaction; and

(vi)       The consent of the SCA is not required or written consent thereof has been obtained and delivered to Administrative Agent.

For the avoidance of doubt, (A) any Conveyance of more than forty-nine percent (49%) of the direct and indirect interests in Borrower, Mortgage Borrower or Mortgage Pledgor to one or more third-parties shall be subject to Administrative Agent’s prior written approval, which approval may be granted or withheld in Administrative Agent’s sole and absolute discretion and which approval, if granted, may be conditioned upon material changes to the terms and conditions of the Loan Documents as may be required by Administrative Agent in its sole and absolute discretion and (B) no Conveyance of a direct interest in Mortgage Borrower or Mortgage Pledgor is permitted.

(b)        Notwithstanding the provisions of Section 10.1(a) above, the sale or transfer of the Retail Unit or any Subdivided Residential Unit in accordance with the Business

Plan will not be deemed to be a violation of the prohibitions on partial transfers of ownership in the Borrower.

ARTICLE 11

EVENTS OF DEFAULT

Section 11.1    Events of Default.  Each of the following shall constitute an Event of Default under the Loan Documents (each an “Event of Default”):

(a)        Failure to pay (i) any interest (including the Capitalized PIK) in accordance with Section 2.3 within five (5) Business Days following the date such amount is due; (ii) if the Mortgage Loan is no longer outstanding, the Residential Unit Net Sale Proceeds to Administrative Agent in accordance with Section 2.3(c), or (iii) the entire amount due under the Loan Documents by the Maturity Date;

(b)        Except for the payments described in Sections 11.1(a) and 11.1(h) (relating to insurance premiums), failure to pay any other amount due under the Loan Documents within ten (10) days following notice from Administrative Agent that such amount is due;

(c)        Except as provided in Section 11.1(a), 11.1(b) and 11.1(d) to 11.1(gg), inclusive, failure to perform or comply with any term, obligation, covenant or condition contained in this Agreement or any other Loan Documents, within thirty (30) days after the delivery of written notice (“Cure Notice”) from Administrative Agent of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower commences the cure of such default within such thirty (30) day period, diligently prosecutes such cure to completion and completes such cure within one hundred twenty (120) days after delivery of the Cure Notice from Administrative Agent;

(d)        The occurrence of an Event of Default, or default following any required notice to Borrower and following the expiration of any applicable grace or cure period, under any Loan Document;

(e)        If any representation, warranty, certification or other written statement made in any Loan Document or in any written statement or certificate at any time given by Borrower, Mortgage Borrower, Indemnitor or Mortgage Pledgor (or any officers or employees thereof, in their capacity as such) to Administrative Agent or Lender in connection with the Loan shall prove to be untrue or misleading in any material respect at the time when made or given; provided, however, if (i) Borrower, Mortgage Borrower, Indemnitor or Mortgage Pledgor (or any officers or employees thereof, in their capacity as such) makes a good faith, unintentional misrepresentation in any Loan Document or in any such other written statement or certificate, (ii) there is no failure by Borrower to timely pay (or cause Mortgage Borrower to timely pay) any sum of money when due under the Loan Documents, and (iii) the underlying facts or situation that rendered such representation inaccurate or untrue can be remedied to Administrative Agent’s reasonable satisfaction within thirty (30) days following the earlier to occur of the discovery of such misrepresentation by Borrower or written notice from Administrative Agent to Borrower of such misrepresentation and Borrower actually remedies (or causes Mortgage Borrower to remedy) said underlying facts or situation so as to make the original representation in the Loan Document(s) true and correct on a going forward basis prior to the expiration of said thirty (30) day period and there are not remaining material adverse consequences to Administrative Agent, Lender, the Loan, the Collateral or the Mortgaged Property, then such misrepresentation shall not be deemed to be an Event of Default;

(f)        If Administrative Agent (for the benefit of Lender) fails to have a legal, valid, binding and enforceable first priority lien on the Collateral or any portion thereof;

(g)      Failure to permit Administrative Agent, Lender or their respective agents to enter to the Mortgaged Property or to access Borrower’s, Mortgage Borrower’s and/or Mortgage Pledgor’s books and records in accordance with the terms of the Loan Documents, such failure continuing for more than seven (7) Business Days after written notice from Administrative Agent to Borrower of such failure;

(h)        Failure to maintain (or to cause Mortgage Borrower to maintain) insurance or apply insurance proceeds as required by this Agreement;

(i)         The Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest other than, with respect to priority, solely as a result of Administrative Agent’s failure to file a UCC financing statement or continuation thereof or Administrative Agent’s failure to control and keep in its possession the Pledged Company Interests delivered by Borrower to Administrative Agent;

(j)      Except as permitted in this Agreement or otherwise approved in writing by Administrative Agent:  (i) any change from the planned use (i.e., school and residential condominiums) of the upper floors of the Improvements, and any material change in the use that is inconsistent with the current lawful permitted use of the planned first floor retail space or causing or permitting the use or occupancy of any part of the Premises to be discontinued if such change of use or discontinuance would violate any zoning or other law, ordinance or regulation; (ii) consent to any zoning reclassification, modification or restriction affecting any of the Premises; or (iii) except as expressly contemplated by Section 8.20 or Article 16, taking any steps whatsoever to convert any of the Premises, or any portion thereof, to a condominium, cooperative or tenancy in common form of ownership;

(k)        Failure by Borrower within ten (10) days following notice from Administrative Agent to deliver (or to cause Mortgage Borrower to deliver) copies of any material notices from governmental or regulatory authorities in accordance with the terms of the Loan Documents;

(l)        Failure to deliver (i) financial statements required by Article 9 within thirty (30) days following written notice from Administrative Agent to Borrower of such failure; provided, however, the foregoing thirty (30) day cure period shall be extended by such additional time as may be necessary solely in connection with Borrower’s obligation to deliver items requested by Administrative Agent under Sections 9.1(b)(i), (ii) and (iii) as long as Borrower diligently pursues the delivery of said items to Administrative Agent, or (ii) the estoppel certificates required by Section 8.9 within five (5) Business Days after the delivery of written notice from Administrative Agent, which notice and five (5) Business Day cure period under this Section 11.1(l) shall be in addition to the notice and ten (10) Business Day cure period set forth in Section 8.9;

(m)       Material violation by Borrower, Mortgage Borrower or Mortgage Pledgor of the terms, obligations, covenants or conditions set forth in Section 8.12 (Single Purpose Entity Requirements) or Article 10 (Conveyances, Encumbrances and Borrowings); or entering into any Lease of all or any portion of the Retail Unit in violation of the provisions of Section 7.1;

(n)        If a default or event of default shall occur under any permitted pledge agreement or similar agreement encumbering all or any portion of the Collateral which is subordinate or superior to the lien of the Pledge Agreement beyond the expiration of any applicable notice and cure period thereunder, or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith (excluding mechanics’ liens);

(o)        If Borrower, Mortgage Borrower or Mortgage Pledgor breaches any covenant contained in subclauses (b), (c), (e) or (g) of Section 5 of the Pledge Agreement;

(p)     If Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower, Mortgage Borrower, Mortgage Pledgor or any Indemnitor;

(q)      If any Bankruptcy Proceeding shall have been filed against Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing;

(r)        If Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower, Mortgage Borrower or any Indemnitor is granted;

(s)       If a receiver, liquidator or trustee of Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor, or of any of the properties of Borrower, Mortgage Borrower or Indemnitor shall be appointed and not dismissed within ninety (90) days of such appointment;

(t)         If Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor shall make an assignment for the benefit of its creditors;

(u)       Except as otherwise permitted herein, if Borrower, Mortgage Borrower, Mortgage Pledgor or any Principal or any Indemnitor shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor;

(v)       Failure to achieve (or to cause Mortgage Borrower to achieve) Completion of the Construction Work by the Completion Date or, to the extent applicable, by the Outside Completion Date;

(w)       With respect to the Construction Work, (i) the suspension or discontinuance of the Construction Work for a continuous period of at least forty-five (45) days, for reasons other than Force Majeure, (ii) the occurrence of more than two (2) distinct suspensions or discontinuances of the Construction Work, each lasting for a period of greater than thirty (30) consecutive days, for reasons other than Force Majeure, (iii) the abandonment of the Construction Work, for reasons other than Force Majeure, or (iv) the failure of Mortgage Borrower to diligently prosecute Completion of the Construction Work in good faith, for reasons other than Force Majeure;

(x)        Failure to achieve (or to cause Mortgage Borrower to achieve) a Milestone Construction Hurdle by the Milestone Deadline, subject to extensions for Force Majeure, in accordance with the provisions of Section 4.1(b) of this Agreement.

(y)        An event of default by Mortgage Borrower which continues after the giving of the applicable notice and expiration of the applicable cure period, if any, occurs under the School Unit Purchase Agreement or a notice of termination of the School Purchase Agreement is delivered by the SCA (other than as a result of the Closing occurring thereunder) which Administrative Agent reasonably believes is valid and effective;

(z)        Failure to adhere (or to cause Mortgage Borrower to adhere) to the Major Points of the Business Plan in all material respects within thirty (30) days after the delivery of a Cure Notice from Administrative Agent of such failure, or such longer time as may be reasonably necessary to cure such failure provided Borrower promptly commences and diligently pursues (or causes Mortgage Borrower to promptly commence and diligently pursue) such cure, which additional time shall not exceed an additional sixty (60) days, for an aggregate of ninety (90) days;

(aa)     The sale of a Subdivided Residential Unit for less than the Residential Unit Minimum Sales Price without Administrative Agent’s prior written consent, which may be withheld in Administrative Agent’s sole and absolute discretion;

(bb)      Failure to satisfy the Sales Pace Covenant;

(cc)      Intentionally omitted;

(dd)      Intentionally omitted;

(ee)      Failure of Indemnitor to meet the Indemnitor’s Financial Covenants; or

(ff)       An event occurs as provided in Section 8.20(b)(vi) hereof with respect to the Condominium.

(gg)      if a Mortgage Loan Event of Default occurs (without regard to any subsequent payment or performance of any obligations of Mortgage Borrower under the Mortgage Loan Documents).

ARTICLE 12

REMEDIES

Section 12.1    Remedies.  Upon the occurrence of any Event of Default, Administrative Agent may (1)  declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower and (2) exercise all rights and remedies therefor under this Agreement, the Pledge Agreement and the other Loan Documents and otherwise available at law or in equity.  Neither Administrative Agent nor Lender shall be precluded from bringing any foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent or Lender to enforce and realize upon its interest under the Note, the Loan Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral or any other collateral given to Administrative Agent (for the benefit of Lender) pursuant to the Loan Documents.

Section 12.2    Lender’s Right to Perform the Obligations.  If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent or Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make Advances to make such payment or perform such act, and Administrative Agent or Lender shall have the right to enter upon the Premises for such purpose and to take all such action thereon and with respect to the Collateral as it may deem necessary or appropriate.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents, neither Administrative Agent nor Lender shall be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before Lender makes an advance for the purpose of preventing or removing the same.  Borrower shall indemnify, defend and hold Administrative Agent and Lender harmless from and against, and be responsible for, any and all Losses incurred or accruing by reason of any acts performed by Administrative Agent or Lender pursuant to the provisions of this Section 12.2, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent or Lender, except as a result of Administrative Agent’s or Lender’s gross negligence or willful misconduct.

Section 12.3    Waiver of Marshalling of Assets.

(a)        To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, homestead exemption, the administration of estates of decedents, to defeat, reduce or affect the right of Administrative Agent and Lender under the Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Administrative Agent and Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.  Borrower agrees that the actions, sales, proceedings and foreclosure described herein or in any of the other Loan Documents may be commenced in any order determined by Administrative Agent.

Section 12.4    Advances.  At any time when an Event of Default exists, Lender shall have the right (but not the obligation) to make Advances and obtain reimbursement for any and all Advances to satisfy any of Borrower’s obligations under this Agreement that Borrower fails to timely satisfy, which Advances shall constitute additions to the Loan.  Lender may make an Advance in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof.  All Advances shall bear interest at the Default Rate from the date that each such Advance or expense is made or incurred to the date of repayment, if not paid within five (5) Business Days after demand.  Borrower shall pay or reimburse Administrative Agent (for the benefit of Lender) within five (5) Business Days after written demand for any and all Advances made pursuant to this Agreement, including for all interest thereon and for all costs and expenses (including reasonable out-of-pocket attorneys’ and appraisers’ and receivers’ fees, costs and expenses and the expenses and reasonable fees of any similar official) related or incidental to the collection of the Indebtedness, any foreclosure of the Pledge Agreement or any other Loan Document, any enforcement, compromise or settlement of any Loan Document or the Indebtedness in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any Loan Document, as well as any defense or assertion of the rights or claims of Administrative Agent or Lender in respect of any thereof, by litigation or otherwise.  All Advances made by Lender and any reasonable expenses incurred at any time by Administrative Agent or Lender pursuant to the provisions the Loan Documents or under applicable law shall be secured by the Pledge Agreement as part of the Indebtedness, with equal rank and priority.

Section 12.5   Participation In Proceedings.  Administrative Agent may, after written notice to Borrower, subject to the rights of Mortgage Lender under the Mortgage Loan Documents:  (i) appear in and defend any action or proceeding, in the name and on behalf of Administrative Agent, Lender or Borrower, in which Administrative Agent or Lender is named or which Administrative Agent reasonably determines may adversely affect the Mortgaged Property, the Collateral, the Pledge Agreement, the Lien thereof or any other Loan Document; and (ii) institute any action or proceeding which Administrative Agent reasonably determines should be instituted to protect its interest in the Collateral or its rights under the Loan Documents, including foreclosure proceedings.

ARTICLE 13

LIMITATIONS ON LIABILITY

Section 13.1    Limitation on Liability.

(a)        Subject to the provisions of this Section 13.1, in any action or proceedings brought on any Loan Document in which a money judgment is sought, Administrative Agent and Lender will look solely to the Collateral for payment of the Indebtedness and, specifically and without limitation, Administrative Agent agrees to waive any right to seek or obtain a deficiency judgment against Borrower.

(b)        The provisions of Section 13.1(a) shall not:

(i)         constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document;

(ii)      be deemed to be a waiver of any right which Administrative Agent or Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the full amount of the Indebtedness evidenced by this Agreement and the Note and secured by the Pledge Agreement or to require that all of the Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents;

(iii)      impair the right of Administrative Agent to name Borrower or Indemnitor as a party or parties’ defendant in any action or suit for judicial foreclosure and sale under the Pledge Agreement;

(iv)       affect the validity or enforceability of, or limit recovery under, any indemnity (including the Environmental Indemnification Agreement), guaranty, master or other lease or similar instrument made in connection with the Loan Documents;

(v)        impair the right of Administrative Agent or Lender to obtain the appointment of a receiver; or

(vi)       impair Administrative Agent’s or Lender’s rights and remedies under this Agreement or the Pledge Agreement.

(c)        Notwithstanding any provisions of Section 13.1(a), Borrower and Indemnitor shall be personally liable to Administrative Agent and Lender and Administrative Agent and Lender shall have full recourse to Borrower in connection with the Loan to the extent provided below in connection with the following:

(i)        Fraud or intentional material misrepresentation in connection with the Loan Documents or the making of the Loan – Recourse liability for the entire Indebtedness if such fraud or intentional material misrepresentation was performed or made by or at the direction of any officer of Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor, and Recourse liability for any Losses incurred by Administrative Agent and Lender in all other instances of fraud or intentional material misrepresentation performed or made by Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor, their respective Affiliates or employees who are not officers of Borrower, Mortgage Borrower, Mortgage

Pledgor or Indemnitor, in connection with the Loan Documents or the making of the Loan;

(ii)       Insurance and/or condemnation Proceeds received by or on behalf of Borrower or Mortgage Borrower but not applied in accordance with the terms of the Loan Documents or the Mortgage Loan Documents – Recourse liability for any such proceeds which are neither paid over to Administrative Agent (for the benefit of Lender) or Mortgage Lender, nor applied in accordance with the terms of Article 5 or Article 5 of the Mortgage Loan Agreement;

(iii)      Failure to apply any security deposits, advances or prepaid rents, cancellation or termination payments and other sums received by Borrower, Mortgage Borrower or Mortgage Pledgor or by an Affiliate of Borrower, Mortgage Borrower or Mortgage Pledgor or on behalf of Borrower, Mortgage Borrower or Mortgage Pledgor in connection with the operation of the Premises in accordance with the terms of the Loan Documents or the Mortgage Loan Documents, or misappropriation of any of the aforementioned sums received by Borrower, Mortgage Borrower or Mortgage Pledgor or on behalf of Borrower, Mortgage Borrower or Mortgage Pledgor – Recourse liability for the amount of any such sums not applied in accordance with the terms of the Loan Documents or the Mortgage Loan Documents or not paid over to Administrative Agent (for the benefit of Lender) or Mortgage Lender;

(iv)      Removal of any non-obsolete Equipment from the Mortgaged Property by or on behalf of Borrower, Mortgage Borrower, Mortgage Pledgor or their respective Affiliates which is not replaced with Equipment of equal or greater utility and value – Recourse liability for the replacement value of any Equipment which is so removed and not so replaced;

(v)        Any act of arson, malicious destruction or intentional physical waste of the Mortgaged Property by Borrower, Mortgage Borrower, Mortgage Pledgor, Upstream Owners, any Principal, or any general partner, manager or managing member of Borrower, Mortgage Borrower or Mortgage Pledgor – Recourse liability for any Losses incurred by Administrative Agent or Lender arising out of or related to each such act;

(vi)       Any failure to apply any income or proceeds of the Mortgaged Property received by or by an Affiliate of Borrower, Mortgage Borrower or Mortgage Pledgor or on behalf of Borrower, Mortgage Borrower or Mortgage Pledgor to any obligations under the Loan Documents or the Mortgage Loan Documents or for

capital improvements or operating expenses of the Premises (including any deposits or reserves required by a Loan Document or a Mortgage Loan Document) in violation of this Agreement or the Mortgage Loan Agreement – Recourse liability to the extent of any such income or proceeds which are not applied as aforesaid; provided that Administrative Agent shall not have the right to recover distributions made in good faith to any Upstream Owner (after determining the sufficiency of revenues to cover any such payments) more than 180 days prior to an Event of Default occurring under any Loan Document;

(vii)     Filing by Borrower, Mortgage Borrower, Mortgage Pledgor or any Indemnitor, or any general partner or managing member of Borrower, Mortgage Borrower or Mortgage Pledgor of a voluntary bankruptcy or insolvency proceeding, or the filing against any of them, or against any of the Mortgaged Property or the Collateral, of an involuntary bankruptcy or insolvency proceeding by a party other than Lender Parties with respect to which proceeding Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, or any Affiliate of Borrower, Mortgage Borrower, Mortgage Pledgor or Indemnitor has acted in concert with, solicited or caused to be solicited petitioning creditors, or has colluded or conspired with any party to cause the filing thereof (“Collusive Insolvency”) which is not dismissed within 90 days of filing – Recourse liability for the entire Indebtedness;

(viii)    Failure of Borrower or Mortgage Borrower to timely maintain, or pay the premiums for, any insurance required to be maintained under Article 5 of this Agreement or any other Loan Document; or to pay any Impositions against the Mortgaged Property – Recourse liability for any Losses incurred by Administrative Agent or Lender in connection with such failure to timely maintain insurance, pay any Imposition or pay insurance premiums; provided that Borrower shall not be liable for Losses as a result of the foregoing to the extent Mortgage Borrower has satisfied all of the conditions precedent to a Disbursement to Mortgage Borrower and Mortgage Lender has not made a Disbursement to Mortgage Borrower in accordance with the terms of the Mortgage Loan Agreement, or to the extent that cash flow from the Mortgaged Property is insufficient to pay same, and Borrower has provided Administrative Agent with written notice of the fact that cash flow from the Mortgaged Property is insufficient to pay same and that Borrower does not intend to pay (or cause Mortgage Borrower to pay) same at least thirty (30) days prior to the due date for the insurance premium or Imposition in question;

(ix)       Violation of the restrictions on transfers of the Mortgaged Property or Collateral or any ownership interest in Borrower, Mortgage Borrower or Mortgage Pledgor set forth in Section 10.1 – Recourse liability for the entire Indebtedness;

(x)        Violation of the restrictions on subordinate, mezzanine and other financing as described in the Loan Documents – Recourse liability for the entire Indebtedness;

(xi)    Violation of the SPE Requirements– Recourse liability for any Losses incurred by Administrative Agent or Lender relating to such violation of such SPE Requirements;

(xii)     Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor and/or Principal or any of their respective Affiliates takes, in bad faith, any action which impedes, enjoins, prevents, hinders, frustrates, delays, stays or interferes with Administrative Agent’s or Lender’s exercise of any rights or remedies under any of the Loan Documents after the earlier to occur of the occurrence of an Event of Default or a Potential Event of Default under any Loan Document, at law or in equity, excluding good faith defenses – Recourse liability for any Losses incurred by Administrative Agent or Lender relating to such action;

(xiii)    Out-of-pocket costs and expenses incurred by Administrative Agent or Lender in enforcing the SCA’s or Mortgage Borrower’s obligations under the School Unit Purchase Agreement, including without limitation, out-of-pocket reasonable attorneys’ fees incurred therewith – Recourse liability for any such costs and expenses not paid by Borrower in accordance with this Agreement;

(xiv)     Any failure of Borrower to comply with Sections 14.21(d), (g), (j), or (k) – Recourse liability for any Losses incurred by Administrative Agent or Lender relating to any such action;

(xv)     Any obligation or liability of Borrower, Mortgage Borrower or Mortgage Pledgor to indemnify or otherwise pay money to any Affiliate of Borrower, Mortgage Borrower or Mortgage Pledgor or any other Person (other than a Public Shareholder) that is a direct or indirect owner of Borrower, Mortgage Borrower or Mortgage Pledgor to the extent such obligation or liability continues to be an obligation or liability thereof after a UCC foreclosure sale or an assignment-in-lieu of foreclosure under the Loan Documents – Recourse liability for any Losses incurred by Administrative Agent or Lender relating to any such obligation or liability;

(xvi)    Any modification or amendment by Borrower or Mortgage Pledgor of the Mortgage Pledgor Company Agreement (as defined in the Pledge Agreement) or the certificates evidencing the Pledged Securities (as defined in the Pledge Agreement) after the date hereof such that the Mortgage Pledgor Company Agreement or such certificates do not comply with Section 5(g) of the Pledge Agreement – Recourse liability for the entire Indebtedness;

(xvii)    Any failure of Borrower, Mortgage Borrower, Condominium Board of Managers, Condominium Association, or the Condominium, as applicable, to (x) comply in all material respects with all Condominium Laws, or (y) fails to cause the Condominium Documents to comply in all material respects with all Condominium Laws – Recourse liability for any Losses incurred by Lender relating to such action;

(xviii)    Any acquisition of all or any portion of the Mortgage Loan by Principal or any Affiliate of a Principal without Administrative Agent’s prior consent; and

(xix)    Any title defect with respect to Mortgage Borrower’s ownership of the Mortgaged Property other than the items reflected in the Title Policy (as defined in the Mortgage Loan Agreement) brought down as of the date hereof – Recourse liability for any Losses incurred by Administrative Agent or Lender relating to any such defect.

ARTICLE 14

MISCELLANEOUS

Section 14.1    Notices.

(a)        All notices, consents, approvals and requests required or permitted under any Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by:  (i) certified or registered United States mail, postage prepaid, return receipt requested; or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; addressed in either case as follows:

If to Administrative Agent, at the following address:

TPHS Lender II LLC

520 Madison Ave, 30th Fl.

New York, New York 10022

Attention: Andrew Shore, Principal, Kevin Dibble, Managing Director, and

Shulamit Leviant, Managing Member & General Counsel

With a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: Matthew B. Ginsburg, Esq.

If to Lender, at the following address:

TPHS Lender II LLC

520 Madison Ave, 30th Fl.

New York, New York 10022

Attention: Andrew Shore, Principal, Kevin Dibble, Managing Director, and

Shulamit Leviant, Managing Member & General Counsel

With a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: Matthew B. Ginsburg, Esq.

If to Borrower, at the following address:

TPHGreenwich Subordinate Mezz LLC

c/o Trinity Place Holdings Inc.

340 Madison Avenue

3rd Floor, Suite 3C

New York, New York 10173

Attention: Steven Kahn

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: James P. Godman, Esq.

And, in the case of any default notice, with copies to:

New York City School Construction Authority
30-30 Thompson Avenue
Long Island City, New York 11101
Attn: Ross J. Holden, Executive Vice President & General Counsel
Facsimile: (718) 472-8088
E-mail: rholden@nycsca.org

and

Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attn: Doug Heller, Esq.
Facsimile: (212) 545-3338
E-mail: dheller@herrick.com

or to such other address and person as shall be designated from time to time by Administrative Agent or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 14.1.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of actual delivery; in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.  A party receiving a notice that does not comply with the technical requirements for notice under this Section 14.1 may elect to waive any deficiencies and treat the notice as having been properly given.

(b)        Borrower acknowledges that Administrative Agent may elect to correspond or transmit information concerning the Loan or Borrower to Borrower, the Principals, Indemnitors, investors and other third parties via email or the internet.  Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above.  In addition, Borrower acknowledges that that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.

Section 14.2    Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 14.3    Successors and Assigns.  This Agreement shall be binding upon Borrower’s successors and assigns and shall inure to the benefit of Administrative Agent, Lender, the Lender Parties and their respective successors and assigns.

Section 14.4   Joint and Several Liability.  If more than one party is executing this Agreement as a Borrower, then each party that executes this Agreement shall be jointly and severally responsible for any and all obligations of Borrower hereunder.

Section 14.5    Captions.  The captions of the sections and Sections of this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 14.6    Further Assurances.  Borrower shall do, execute, acknowledge and deliver, at Borrower’s sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, and title reinsurance, as Administrative Agent may reasonably require from time to time to better assure, transfer and confirm unto Administrative Agent (for the benefit of Lender) the rights now or hereafter intended to be granted to Administrative Agent (for the benefit of Lender) under any Loan Document.

Section 14.7   Severability.  All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.

Section 14.8    Borrower’s Obligations Absolute.  All sums payable by Borrower hereunder shall be paid without notice (except as otherwise expressly provided), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any condemnation or similar taking of the Premises or any portion thereof; (b) any restriction or prevention of or interference with any use of the Premises or any portion thereof; (c) (A) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise or (B) any title defect or encumbrance affecting the Collateral; (d) any Bankruptcy Proceeding relating to Borrower, Mortgage Borrower, Mortgage Pledgor, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, Mortgage Borrower or Mortgage Pledgor, or any action taken with respect to any Loan Document by any trustee or receiver of Borrower, Mortgage Borrower, Mortgage Pledgor, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, Mortgage Borrower or Mortgage Pledgor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Administrative Agent or Lender; or (f) any default or failure on the part of Administrative Agent or Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower.  Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

Section 14.9   Amendments; Consents.  This Agreement cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought.  No consent or approval required under any Loan Document shall be binding unless in writing and signed by the party sought to be bound.

Section 14.10 Other Loan Documents and Exhibits.  All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Agreement to the same extent and with the same force and effect as if they were fully set forth in this

Agreement, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms.  The Cover Sheet and each exhibit, schedule and rider attached to this Agreement are integral parts of this Agreement and are incorporated herein by this reference.  In the event of any conflict between the provisions of any such exhibit, schedule or rider and the remainder of this Agreement, the provisions of such exhibit, schedule or rider shall prevail.

Section 14.11  Servicer.

(a)        At the option of Administrative Agent, the Loan may be serviced by a servicer (any such servicer, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Administrative Agent and Administrative Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Administrative Agent and Servicer.

(b)        Borrower shall be responsible for the following fees and costs:

•     Setup Fee (one time):                                                             $1,500.00

•     Monthly Servicing & Asset Management Fee:                         $500.00

•     Condo Sales Tracking Set Up Fee (one time):                        $1,000.00

•     Condo Sales Tracking:                                                           $300.00 per unit closing

If the Loan is refinanced before being fully sold, a closing/contract review fee of  $75 per remaining contracted unit will be due to Servicer upon the consummation of such refinance.

The above fees may, at Servicer’s option, be subject to an increase of not more than three percent (3%) per year commencing in 2022.

(c)        In addition to those fees and costs set forth in clause (b) above, Borrower shall be responsible for the payment of any “special servicing”, “workout”, and “liquidation” fees incurred pursuant to the Servicing Agreement in connection with any default or workout of the Loan.

Section 14.12  Time of the Essence.  Time shall be of the essence in the performance of all obligations of Borrower under every Loan Document.

Section 14.13  Transfer of Loan.  Lender may, at any time, sell, transfer, encumber, pledge or assign the Loan Documents or any portion thereof, and any or all servicing rights with respect thereto (collectively, a “Transfer”), or grant participations therein (a “Participation”) or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”).  In the case of a Transfer, the transferee shall have, to the extent of such Transfer, the rights, benefits and obligations of “Lender” under the Loan Documents.  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Transfer, Participation or Securitization or any Rating Agency rating such Securitization (collectively, the “Investor”) that executes and delivers Lender’s form of (or another customary) non-disclosure agreement and each prospective Investor or any agency maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, the Collateral, Borrower, Mortgage Borrower, Mortgage Pledgor, any Principal, and any Indemnitor, whether provided by Borrower, Mortgage Borrower, Mortgage Pledgor, any Indemnitor, or otherwise, as Lender reasonably determines necessary or desirable.  Borrower irrevocably waives any and all rights it may have under applicable state or federal law to prohibit disclosure in accordance with the provisions of this Section 14.13, including any right of privacy.  Further Borrower acknowledges that such information may be transmitted via the internet or by email.

Section 14.14  Cooperation.  Borrower shall, and shall cause each Principal and Indemnitor to, reasonably cooperate with Lender at no material cost to Borrower in connection with servicing the Loan and any Transfer, Participation, Securitization or any other financing created or obtained in connection with the loan, including:

(a)        Estoppel Certificates.  Borrower, within ten (10) Business Days following a request by Lender, shall provide Lender or any proposed assignee with an estoppel certificate containing the information set forth in Section 8.9 and such other information that Lender shall reasonably request, duly acknowledged and certified;

(b)        Bifurcation of Note.  The Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes.  To that end, Borrower, upon written request of Administrative Agent or Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by any Indemnitor or the then owner of any of the Collateral, to Lender and/or its designee or designees substitute notes in such principal amounts, aggregating not more than the then unpaid principal amount of Indebtedness, and containing terms, provisions and clauses substantially the same as those contained herein and in the Note, which, in the aggregate, will have economic terms substantially consistent with the Loan, and such other documents and instruments as may be reasonably required by Lender, which have no adverse effect on Borrower.  Lender shall reimburse Borrower for its reasonable out-of-pocket costs and expenses incurred in connection with any such Transfer, Participation or Securitization; and

(c)        Transfer of Funds.  In the event of a Securitization, all funds held by Administrative Agent or Lender in connection with the Loan may be deposited in eligible accounts at eligible institutions as then defined and required by any Rating Agency.  Borrower and Indemnitor may be required to execute additional documents in connection with any such Transfer, Participation, Securitization or financing, including a new note or notes, which have no material adverse effect on Borrower.  Borrower shall not be required to incur any out of pocket costs in connection with any such cooperation.

Section 14.15  Register.  Administrative Agent (for the benefit of Lender) shall cause to be kept a register (the “Register”) for the registration of ownership and transfer or assignment of the Note or any substitute note or notes secured by the Pledge Agreement.  The names and addresses of the registered owners of such notes, the transfers or assignment of such notes and the names and addresses of the transferees of such notes will be registered in the Register under such reasonable regulations as Administrative Agent may prescribe.  Borrower, Administrative

Agent and Lender shall deem and treat the registered owner of any note as shown in the Register as the absolute owner thereof for all purposes, and none of Borrower, Administrative Agent or Lender shall be affected by any notice to the contrary and payment of the principal of, interest on, and MOIC Amount, as applicable, if any, due on or with respect to the related note shall be made only to or upon the order of such registered owner.  All such payments so made shall be valid and effective to satisfy and discharge the liability of Borrower upon such notes to the extent of the sums so paid.  Upon reasonable request from time to time, Administrative Agent shall permit Borrower to examine the Register.

Section 14.16 Limitation on Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, all agreements between Borrower, Administrative Agent and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent (for the benefit of Lender) or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.  If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents:  (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the outstanding principal of the Loan; and (b) if the Maturity Date is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law.  In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, pro-rated, allocated and spread from the date of advance until payment in full thereof so that the actual rate of interest is uniform through the term hereof.  If such amortization, pro-ration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically on the Note as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited to the outstanding principal of the Loan.  The terms and provisions of this Section 14.16 shall control and supersede every other provision of the Loan Documents.  The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State as set forth in Section 14.19, except that if at any time the laws of the United States of America permit Administrative Agent or Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Administrative Agent or Lender may contract for, take, reserve, charge or receive under the Loan Documents.

Section 14.17  Survival.  All of the representations, warranties, covenants, and indemnities of Borrower hereunder (other than relating to environmental matters which are instead addressed in the Environmental Indemnification Agreement) shall survive (a) until full and final repayment of the entire Indebtedness (including satisfaction of any outstanding obligations under the Recourse Guaranty Agreement), (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the

Mortgaged Property to any party, and (c) any assignment by Lender of any interest in the Loan hereunder in accordance with the terms of this Agreement.

Section 14.18 WAIVER OF JURY TRIAL.  BORROWER, ADMINISTRATIVE AGENT AND LENDER EACH HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, ADMINISTRATIVE AGENT AND LENDER, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 14.19  Governing Law.  In all respects, including matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and any applicable laws of the United States of America.  Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Borrower, Administrative Agent or Lender.

Section 14.20  Consent to Jurisdiction and Venue.  Borrower hereby submits to personal jurisdiction in the State of New York for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement.  Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the state in which the Premises are located.  Borrower hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

Section 14.21  Mortgage Loan Matters.

(a)        Notices.  Borrower shall deliver to Administrative Agent, promptly after the receipt or delivery, a copy of any notice of default received or sent by Borrower, Mortgage Borrower or Mortgage Pledgor with respect to the Mortgage Loan, and of any other material written correspondence (including electronically transmitted items) given or received by Mortgage Borrower or Indemnitor to or from Mortgage Lender or its agents.

(b)        Independent Approval Rights.  Unless expressly set forth in this Agreement, if any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Administrative Agent.  Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Administrative Agent (for the benefit of Lender) may reasonably reach different conclusions, and (iii) Administrative Agent has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein.  Furthermore, the denial by Administrative Agent of a requested consent or approval shall not create any liability or other obligation of Administrative Agent or Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan Documents, and Borrower hereby waives any claim of liability against Administrative Agent and Lender arising from any such denial unless Borrower has any rights or remedies available to such denial failing to be in accordance with the terms of this Agreement or any other Loan Document.  The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Administrative Agent or Lender.

(c)        Intercreditor Agreement.  Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mortgage Lender will be solely for the benefit of Lender and Mortgage Lender, and that none of Borrower, Mortgage Borrower or Mortgage Pledgor shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein.  Lender and Mortgage Lender have no obligation to disclose to Borrower, Mortgage Borrower or Mortgage Pledgor the contents of any such intercreditor agreement.  Borrower’s obligations hereunder are and will be independent of any such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.  In the event that (i) the Mortgage Loan is in default (or the receipt by Administrative Agent (for the benefit of Lender) of a payment would cause the Mortgage Loan to be in default or would be in breach of any intercreditor agreement between Lender and Mortgage Lender), (ii) Lender is required pursuant to the terms of any intercreditor agreement between Lender and Mortgage Lender to pay over to Mortgage Lender any payment or distribution of assets, whether in cash, property or securities which is applied to the Indebtedness, including any proceeds of the Mortgaged Property or any other collateral for the Indebtedness previously received by Administrative Agent (for the benefit of Lender) on account of the Loan, (iii) Lender has actually paid over such amounts to Mortgage Lender, and (iv) Lender has not received such amounts in return, then Borrower agrees to indemnify Administrative Agent and Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Indebtedness notwithstanding the prior receipt of such payment by Administrative Agent (for the benefit of Lender).

(d)        Refinancing or Prepayment of the Mortgage Loan.  Other than in connection with a prepayment of the Mortgage Loan pursuant to Section 2.5(a), Borrower shall not make or permit to be made (i) any partial or full prepayment of amounts owing under the Mortgage Loan without the prior written consent of Administrative Agent or (ii) any refinancing of the Mortgage Loan without the prior written consent of Administrative Agent as to both the identity of the refinancing lender and any intercreditor agreement entered into in connection therewith, in each case as to clause (i) and (ii), not to be unreasonably withheld, delayed or conditioned.

(e)        Compliance with Mortgage Loan Documents.  Borrower shall cause each of Mortgage Borrower and Mortgage Pledgor to:  (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower or Mortgage Pledgor to be performed and observed within any applicable notice and cure periods under the Mortgage Loan Documents; (ii) not enter into or be bound by any Mortgage Loan Documents not in effect on the date hereof, agree to any material modifications, consolidation, restatement, or waiver of any existing Mortgage Loan Documents, grant to Mortgage Lender any consent or waiver, or exercise any remedy available to Mortgage Borrower or Mortgage Pledgor under the Mortgage Loan Documents or any right or election under the Mortgage Loan Documents, in each case without the prior written approval of Administrative Agent; and (iii) provide Administrative Agent with a copy of any amendment or modification of, or waiver or consent granted under, the Mortgage Loan Documents within five (5) Business Days after its receipt thereof.

(f)        Mortgage Loan Defaults.  If any Mortgage Loan Event of Default occurs under the Mortgage Loan Documents, Borrower agrees that Administrative Agent (for the benefit of Lender) shall have the immediate right to (but shall be under no obligation to), without prior notice to Borrower:  (i) pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and perform any act or take any action on behalf of Borrower, Mortgage Borrower and/or Mortgage Pledgor as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower or Mortgage Pledgor to be performed or observed thereunder to be promptly performed or observed; and (ii) pay any other amounts and take any other action as Administrative Agent, in its sole and absolute discretion, shall deem necessary or reasonably advisable to protect or preserve the rights and interests of Administrative Agent and Lender in the Loan and/or the Collateral.  Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower or Mortgage Pledgor to impede, interfere with, hinder or delay, any effort or action on the part of Administrative Agent or Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Administrative Agent’s and Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan.  Borrower hereby grants Administrative Agent, Lender and their respective designees the right to enter upon the Mortgaged Property at any time while an Event of Default exists, or the assertion by Mortgage Lender that an Event of Default has occurred, under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Administrative Agent’s and/or Lender’s interest.  Administrative Agent (for the benefit of Lender) may take such action as Administrative Agent deems necessary to carry out the intents and purposes of this Section 14.21 (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults), without prior notice to, or consent from, Borrower, Mortgage Borrower or Mortgage Pledgor.  Administrative Agent shall have no obligation to complete any cure or attempted cure undertaken or commenced by Administrative Agent.  All sums so paid and the costs and expenses incurred by Administrative Agent and Lender in exercising rights under this Section 14.21 (including its reasonable attorneys’ fees and costs) (A) shall be added to the Indebtedness, (B) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Administrative Agent (for the benefit of Lender), and (C) shall be secured by the Pledge Agreement.  Borrower hereby indemnifies Administrative Agent and Lender from and against all losses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or Lender as a result of the foregoing actions, excluding such Losses arising from the gross negligence, willful misconduct or illegal acts of Administrative Agent or Lender.  In the event that Administrative Agent or Lender makes any payment in respect of the Mortgage Loan, Administrative Agent and Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Mortgaged Property, in addition to all other rights it may have under the Loan Documents.  If Administrative Agent shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon.  As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Administrative Agent and Lender arising out of Administrative Agent’s or Lender’s exercise of its rights and remedies provided in this Section 14.21(f), except for Administrative Agent’s or Lender’s gross negligence, or willful misconduct.

(g)        Material Contracts.  Borrower shall not, and shall not cause or permit Mortgage Borrower or Mortgage Pledgor to, without Administrative Agent’s prior written consent (not to be unreasonably withheld, delayed or conditioned), enter into, modify, surrender, terminate, or waive any provision of, any Material Contracts to which it is a party.

(h)        [Intentionally Omitted].

(i)         [Intentionally Omitted].

(j)         Acquisition of the Mortgage Loan.  None of Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, or any Affiliate of any of the foregoing shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange, operation of law, or otherwise.  If, solely by operation of applicable subrogation law, Borrower, Mortgage Borrower, Mortgage Pledgor, Indemnitor, or any Affiliate of any of the foregoing shall have failed to comply with the foregoing, then Borrower shall (i) immediately notify Administrative Agent of such failure, and (ii) cause any and all such prohibited parties acquiring any interest in the Mortgage Loan to (A) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents, and (B) without limiting the foregoing, pay over to Administrative Agent (for the benefit of Lender) any and all payments or proceeds received on account of the Mortgage Loan or the exercise of any rights or remedies with respect thereto.

(k)        Deed in Lieu of Foreclosure.  Without the express prior written consent of Administrative Agent, Borrower shall not, and Borrower shall not cause, suffer or permit (i) Mortgage Borrower to, enter into, execute, deliver, or consent to, as the case may be, any deed-in-lieu or other consensual foreclosure with or for the benefit of Mortgage Lender or any other Person or (ii) Mortgage Pledgor to, enter into, execute, deliver, or consent to, as the case may be, any assignment-in-lieu or other consensual foreclosure with or for the benefit of Mortgage Lender or any other Person; provided that, in the event that Borrower shall tender to Administrative Agent (for the benefit of Lender) an assignment-in-lieu of foreclosure of the Pledge Agreement in form and substance reasonably acceptable to Administrative Agent, and

Administrative Agent (for the benefit of Lender) shall have declined to accept such tender (which Administrative Agent may do in its sole and absolute discretion, it being understood and agreed that failure of Administrative Agent to accept such assignment-in-lieu of foreclosure within sixty (60) days after Borrower’s tender shall be deemed to constitute Administrative Agent’s declining to accept such assignment-in-lieu), Borrower shall have the right, but not the obligation, to cause or permit Mortgage Pledgor to tender to Mortgage Lender or its designee a deed-in-lieu of foreclosure of the Mortgage without the prior written consent of Administrative Agent (but without waiving or limiting any of Borrower’s other obligations or liabilities under this Agreement and the other Loan Documents).

(l)         Distributions.  Subject to the terms of the Mortgage Loan Documents, on each date on which amounts are due and payable to Lender pursuant to the Loan Documents and/or are required to be disbursed to Lender pursuant to the terms of the Mortgage Loan Documents, Borrower shall exercise its rights under the organizational documents of Mortgage Borrower to cause Mortgage Borrower to make a distribution of funds to Borrower in an amount sufficient to allow Borrower to make such required payment to Administrative Agent (for the benefit of Lender), but only to the extent cash flow from the Mortgaged Property, after the payment of all amounts payable with respect to the Mortgage Loan, that is made available to Borrower (and not trapped by Administrative Agent (for the benefit of Lender) or Mortgage Lender) is sufficient to do so (provided that the foregoing is not intended to limit any of Borrower’s obligations under this Agreement or the other Loan Documents).  Subject to the terms of the Mortgage Loan Documents, during the existence of an Event of Default, Borrower shall not, and shall not cause Mortgage Borrower to, make any distributions of any kind, returns of capital, or repayment of any loans (in each case whether in cash, assets, equity interests, or proceeds of any kind) to any Person that owns any direct or indirect equity interest in Borrower.

(m)       Discussions with Mortgage Lender and Manager.  In connection with the exercise of its rights set forth in the Loan Documents, Administrative Agent and Lender shall have the right at any time to discuss the Mortgaged Property, the Mortgage Loan, the Loan, and any other matter directly with Mortgage Lender and Property Manager and their respective consultants, agents or representatives, as applicable, without notice to or permission from Borrower, nor shall Administrative Agent or Lender have any obligation to disclose such discussions or the contents thereof to Borrower or any other Person.

Section 14.22  Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Administrative Agent, Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 14.23  Pledge and Grant of Security Interest.  Borrower hereby pledges to Administrative Agent (for the benefit of Lender), and grants a security interest in, any and all monies now or hereafter deposited with Administrative Agent from time to time as additional security for the payment of the Loan, but subject to the rights of tenants with respect to any tenant security deposits under Leases and the rights of Unit Purchasers under Unit Contracts of Sale.  Borrower shall not further pledge, assign or grant any security interest in any monies on deposit therein from time to time or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements (except those naming Administrative Agent as the secured party) to be filed with respect thereto.  Upon the occurrence of an Event of Default, Administrative Agent may apply any such sums then deposited with Administrative Agent to the payment of the charges for which such funds have been deposited or to the payment of the Loan or any other charges affecting the security of the Loan, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent.  Until expended or applied as above provided, such funds shall constitute additional security for the Loan.

Section 14.24  Confidentiality.  Except to the extent (i) required under applicable Legal Requirements, and/or (ii) in connection with a dispute between Administrative Agent/Lender/DK and Borrower, without obtaining the prior written consent of Administrative Agent, Lender and DK in each case, neither Borrower, nor any of its Affiliates, Upstream Owners, brokers, attorneys, accountants or other agents or other representatives shall disclose to any Person or party through any means (including, but not limited to, orally or by correspondence, electronic communications, signage, press-releases, interviews or any publicity or advertising), other than to Administrative Agent and its representatives: (A) the existence of any business relationship between Borrower and Administrative Agent, Lender and/or DK, or (B) the existence of any connection between the Loan and Administrative Agent, Lender and/or DK.  Notwithstanding anything to the contrary, Borrower may make such disclosures as Borrower determines are required by law upon advice of counsel due to the fact that Indemnitor is a public company.

Section 14.25  Broker.  Borrower shall indemnify, defend and hold harmless DK, Administrative Agent and Lender from and against, and shall be responsible for, any Losses arising from any claim or litigation made or threatened by any broker or finder (but excluding any brokers or finders claiming by or through DK, Administrative Agent or Lender) in connection with the proposed Loan, and any court costs and reasonable attorneys’ fees (including, without limitation, the cost of post-judgment remedies and appeals) incurred by DK, Administrative Agent or Lender in connection with any such claim or litigation.

ARTICLE 15

THE ADMINISTRATIVE AGENT

Section 15.1    Appointment and Authority.  Each Lender hereby irrevocably appoints TPHS Lender II LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article XV are solely for the benefit of the Administrative Agent and Lender, and neither Borrower nor Indemnitor shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 15.2    Exculpatory Provisions.  Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Event of Default or Event of Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by Lender; provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; provided, further, that Administrative Agent may seek instruction or clarification from Lender prior to the exercise of any action it may be or is required to take hereunder and until it has received satisfactory responses from Lender, Administrative Agent may take any reasonable action or refrain from taking any action, without liability pursuant to Section 15.4.

(c)        shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of Borrower, Indemnitor or any of their Affiliates, that is communicated to, obtained or in the possession of, Administrative Agent or any of their Affiliates and Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to Lender by Administrative Agent herein;

(d)        shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  Administrative Agent shall be deemed not to have knowledge of any Potential Event of Default or Event of Default unless and until notice describing such Potential Event of Default or Event of Default is given in writing to Administrative Agent by Borrower or Lender; and

(e)        shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Event of Default or Event of Default or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document.

Section 15.3    Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Administrative Agent may consult with legal counsel (who may be counsel for Borrower or Indemnitor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 15.4    Indemnification by Lenders.

(a)         Each Lender severally agrees to indemnify Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not promptly reimbursed by Borrower) ratably in accordance with its interest in the Loan, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.  Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by Borrower under this Agreement or the other Loan Documents, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 15.4 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b)         The failure of any Lender to reimburse Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by Lender to Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Administrative Agent for such other Lender’s ratable share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 15.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 15.5    Delegation of Duties.  Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article XV shall apply to any such sub-agent and to the Related Parties of - Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 15.6    Resignation of Administrative Agent.

(c)          Administrative Agent may at any time give notice of its resignation to Lender and Borrower.  Upon receipt of any such notice of resignation, the Lender shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by Lender and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Lender) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of Lender, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(d)         Lender may by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, so long as no Event of Default has occurred and is continuing, in consultation with Borrower, appoint a successor.  If no such successor shall have been so appointed by Lender and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Lender) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(e)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as Lender appoints a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 15.6).  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XV shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 15.7   Non-Reliance on the Administrative Agent and the Other Lenders.  Each Lender expressly acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of Borrower or Indemnitor of any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its (or its Related Parties’) possession.  Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to make the Loan to Borrower.  Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing.  Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

Section 15.8   Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of

Lender and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lender and the Administrative Agent and their respective agents and counsel and all other amounts due Lender and Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lender, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 15.9    Reliance by Borrower on Administrative Agent.  At all times when there is more than one Lender, (1) Borrower (a) is entitled to rely on the Administrative Agent for any waiver, amendment, approval or consent given by “Lender” under the Loan Documents, (b) shall adhere only to waivers, amendments, approvals or consents given by Administrative Agent, on behalf of “Lender” under the Loan Documents, and (c) shall make all payments under the Note and the other Loan Documents to Administrative Agent, as set forth herein, and (2) Administrative Agent shall, on behalf of all of the Lenders, be permitted to take all actions, including exercising all remedies, permitted to be taken by “Lender” under the Loan Documents (either by law or pursuant to the terms of the Loan Documents), and (3) all legal action taken respecting the Loan Documents shall be taken by the Administrative Agent on behalf of the Lenders, and all default notices under the Loan Documents will be provided by the Administrative Agent.  The use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Notwithstanding anything to the contrary contained in the Note, unless otherwise directed by Administrative Agent in writing, all payments under the Loan Documents shall be made by Borrower to the Administrative Agent in accordance with the provisions of Section 2.7(a).

Section 15.10  Rights as a Lender.  If the Administrative Agent is also a Lender hereunder it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

Section 15.11  Amendments Concerning Agency Function.  Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects Administrative Agent’s duties, rights, and/or functions hereunder or thereunder unless Administrative Agent shall have given Administrative Agent’s prior written consent thereto.

ARTICLE 16

CONDOMINIUM UNIT RELEASE PROVISIONS

Section 16.1    The Offering Plan.

(a)       The Offering Plan and the other Condominium Documents are in full compliance in all material respects with all Condominium Laws. The Declaration and Condominium Plans have been recorded with the Registers Office.

(b)       Borrower shall not cause or permit Mortgage Borrower to submit an amendment to the Offering Plan to the Attorney General for the purpose of declaring the Offering Plan to be effective or record any of the Condominium Documents without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided (i) no Event of Default exists and (ii) such amendment or modification complies with all Condominium Laws.  Administrative Agent will endeavor to review and approve or provide comments to the amendment to the Offering Plan declaring the Offering Plan to be effective with ten (10) Business Days from the date of receipt from the Borrower.

(c)       Borrower shall deliver to Administrative Agent a copy of any Price Change Amendment or other amendment Offering Plan (or other Condominium Documents) within fifteen (15) days after acceptance by the Attorney General, along with a copy of the letter from the Attorney General approving such amendment to the Offering Plan.

Section 16.2    Contracts of Sale.

(a)        Administrative Agent hereby approves the Residential Unit Contracts of Sale executed prior to the date hereof as described on Exhibit I attached hereto.

(b)       Borrower shall not cause or permit Mortgage Borrower to enter into a Residential Unit Contract of Sale unless said Residential Unit Contract of Sale is in compliance with the terms and conditions of this Agreement and the Mortgage Loan Agreement.  Each Residential Unit Contract of Sale shall be on the Approved Form of Contract of Sale (subject only to customary non-material negotiated revisions to said form that have no material adverse effect on Borrower, Mortgage Borrower, Administrative Agent, Lender or the Project), and all of the following conditions shall have been satisfied:

(i)         The purchase price under such Residential Unit Contract of Sale for a Subdivided Residential Unit shall be greater than or equal to the Residential Unit Minimum Sales Price for such Subdivided Residential Unit;

(ii)       such Residential Unit Contract of Sale shall not provide for Mortgage Borrower, as seller, to provide any seller financing or to take back any purchase money mortgages as part of the sales price;

(iii)      such Residential Unit Contract of Sale shall not be subject to cancellation, except as provided in the Offering Plan, by the Condominium Laws (including those requiring disclosures to prospective and actual purchasers) and/or the Approved Form of Contract of Sale;

(iv)       such Residential Unit Contract of Sale shall have no contingencies thereunder, unless otherwise approved by Administrative Agent in writing, except (w) Completion of the Construction Work, (x) those set forth in the Approved Form of Contract of Sale or Offering Plan, (y) a contingency for Mortgage Borrower’s obligation to consummate the closing in accordance with the provisions of the Residential Unit Contract of Sale on or before the date set forth therein for such closing, which date shall not be prior to the date set forth in the Anticipated TCO Date Schedule for said Subdivided Residential Unit, and (z) a financing contingency on then current market terms and conditions, provided that any Residential Unit Contract of Sale that contains a financing contingency shall not be included in the calculation of Residential Net Sale Proceeds in connection Mortgage Borrower’s compliance with the Sales Pace Covenant until such time as the financing contingency has been satisfied, expired by its terms or been waived in writing by the purchaser thereunder, or the closing under such Residential Unit Contract of Sale has occurred;

(v)        such Residential Unit Contract of Sale requires the applicable Residential Unit Purchaser upon execution thereof, to make a cash deposit of not less than ten percent (10%) of the gross sales price of the Subdivided Residential Unit, unless Borrower obtains (or causes Mortgage Borrower to obtain) Administrative Agent’s prior written consent to a deposit in an amount less than ten percent (10%) of the gross sales price of the applicable Subdivided Residential Unit, which consent shall not be unreasonably withheld, conditioned or delayed;

(vi)      such Residential Unit Contract of Sale provides for the entire purchase price and other payments thereunder payable to Mortgage Borrower, as seller under the Residential Unit Contract of Sale, to be paid by wire transfer, bank check or certified funds at the closing of such Subdivided Residential Unit (either by means of an all-cash sale, or from institutional financing obtained by the purchaser);

(vii)      intentionally omitted;

(viii)    the Offering Plan and the other Condominium Documents shall have been submitted to and approved by Administrative Agent and the Offering Plan has been accepted for filing by the Attorney General;

(ix)      Borrower shall not cause or permit Mortgage Borrower to enter into a Bulk Sale without Administrative Agent’s prior consent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion; and

(x)        Notwithstanding anything herein to the contrary, (i) Borrower shall not cause or permit Mortgage Borrower to sell any Subdivided Residential Unit to an Affiliate or relative of Borrower, Mortgage Borrower, Indemnitor or any Principal without Administrative Agent’s approval, which approval shall be in Administrative Agent’s sole and absolute discretion, and (ii) any closing expenses, fees, charges or otherwise incurred by Borrower or Mortgage Borrower in connection with the sale of a Subdivided Residential Unit shall only be paid to third parties unaffiliated with Borrower, Mortgage Borrower, Indemnitor or any Principal, unless payment of such expense is approved by Administrative Agent, which approval shall be in Administrative Agent’s sole and absolute discretion.

(c)        Borrower shall not cause or permit Mortgage Borrower to enter into a contract for the sale of the Retail Unit (a “Retail Unit Contract of Sale”) unless it has been approved in writing by Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed) and all of the following conditions shall have been satisfied:

(i)         The purchase price under such Retail Unit Contract of Sale shall be greater than or equal to the Retail Unit Minimum Sales Price for the Retail Unit;

(ii)       such Retail Unit Contract of Sale shall not provide for Mortgage Borrower, as seller, to provide any seller financing or to take back any purchase money mortgages as part of the sales price;

(iii)      such Retail Unit Contract of Sale shall not be subject to cancellation, except as provided in the Offering Plan, or by the Condominium Laws (including those requiring disclosures to prospective and actual purchasers) and/or pursuant to the terms of the Retail Unit Contract of Sale;

(iv)      such Retail Unit Contract of Sale provides for the entire purchase price and other payments thereunder payable to Mortgage Borrower, as seller under the Retail Unit Contract of Sale, to be paid by wire transfer, bank check or certified funds at the closing of the Retail Unit (either by means of an all-cash sale, or from financing obtained by the purchaser);

(v)        intentionally omitted;

(vi)      unless Mortgage Borrower shall have received a so-called “no action” letter from the Attorney General with respect to the sale of the Retail Unit (a “No Action Letter”), the Offering Plan and the other Condominium Documents shall have been submitted to and approved by Administrative Agent and the Offering Plan shall have been accepted for filing by the Attorney General;

(vii)    Notwithstanding anything herein to the contrary, (i) Borrower shall not cause or permit Mortgage Borrower to sell the Retail Unit to an Affiliate or relative of Borrower, Mortgage Borrower, Indemnitor or any Principal without Administrative Agent’s approval, which approval shall be in Administrative Agent’s sole and absolute discretion, and (ii) any closing expenses, fees, charges or otherwise incurred by Borrower or Mortgage Borrower in connection with the sale of the Retail Unit shall only be paid to third parties unaffiliated with Borrower, Mortgage Borrower, Indemnitor or any Principal, unless payment of such expense is approved by Administrative Agent, which approval shall be in Administrative Agent’s sole and absolute discretion.

(d)        Intentionally Omitted.

(e)       Borrower shall cause Mortgage Borrower to cause Purchase Agreement Deposit Escrowee to hold (at the Purchase Agreement Deposit Escrowee Bank), maintain and disburse all Purchase Agreement Deposits in accordance with the applicable Residential Unit Contract of Sale (or Retail Unit Contract of Sale), the Offering Plan (in the case of a sale of the Retail Unit, unless Mortgage Borrower obtained a No Action Letter), the Purchase Agreement Deposit Escrow Agreement and all other Legal Requirements.  Borrower shall have no right to cause Mortgage Borrower to release Purchase Agreement Deposits from the Purchase Agreement Deposit Accounts, except as expressly provided in the applicable Residential Unit Contract of Sale or the Retail Unit Contract of Sale, as applicable.  The funds on deposit in the Purchase Agreement Deposit Accounts shall be disbursed in accordance with this Article 16, Article 16 of the Mortgage Loan Agreement and the Purchase Agreement Deposit Escrow Agreement.

(f)        Intentionally omitted.

(g)        Once Mortgage Borrower shall have entered into a Retail Unit Contract of Sale or any Residential Unit Contract of Sale, Borrower shall cause Mortgage Borrower to:

(i)       comply with all of the obligations, covenants and agreements of Borrower set forth in the Retail Unit Contract of Sale or Residential Unit Contract of Sale, as applicable.

(ii)        make all necessary efforts to cause any sales to be in compliance with all Legal Requirements of any Governmental Authorities having jurisdiction thereof;

(iii)       except for customary non-material negotiated amendments that have no material adverse effect on Borrower, Mortgage Borrower, Administrative Agent, Lender or the Project, not modify, amend or terminate (unless such termination is as a result of a default by purchaser) any Retail Unit Contract of Sale or a Residential Unit Contract of Sale without Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed); and

(iv)       deliver to Administrative Agent a true and complete copy of each and every notice of default received or sent by Mortgage Borrower with respect to the obligations of Mortgage Borrower or the contract purchaser under any Residential Unit Contract of Sale or Retail Unit.

(h)        Borrower shall deliver (or cause Mortgage Borrower to deliver) to Administrative Agent, promptly after execution thereof, an executed counterpart of the Retail Unit Contract of Sale and each Residential Unit Contract of Sale and any amendments, modifications and terminations thereof.

Section 16.3    Conditions for Release of Units.  After all of the following conditions have been satisfied, Borrower shall have the right to cause Mortgage Borrower to send written request to Mortgage Lender requesting the release of any Subdivided Residential Unit or the Retail Unit, as applicable, from the lien of the Mortgage:

(a)        Administrative Agent shall have received the Offering Plan and the other Condominium Documents in accordance with the terms and conditions of this Agreement, and the Offering Plan and any amendment thereto shall have been accepted for filing by the Attorney General;

(b)        no Potential Event of Default or Event of Default under this Agreement or the other Loan Documents shall then exist;

(c)        if such request is made with respect to a Subdivided Residential Unit, Administrative Agent shall have received a fully executed counterpart of the Residential Unit Contract of Sale for such Subdivided Residential Unit with a bona fide “third party” Residential Unit Purchaser of the Subdivided Residential Unit (unless otherwise approved by Administrative

Agent in its sole and absolute discretion), which Residential Unit Contract of Sale shall satisfy the conditions set forth in Section 16.2 hereof;

(d)        if such request is made with respect to the Retail Unit, Administrative Agent shall have received a fully executed counterpart of the Retail Unit Contract of Sale with a bona fide “third party” purchaser (unless otherwise approved by Administrative Agent in its sole and absolute discretion), which Retail Unit Contract of Sale shall satisfy the conditions set forth in Section 16.2 hereof;

(e)        Mortgage Borrower, Mortgage Lender and Purchase Agreement Deposit Escrowee have entered into the Purchase Agreement Deposit Escrow Agreement.

(f)        Borrower shall notify (or cause Mortgage Borrower to notify) Administrative Agent not later than five (5) Business Days prior to any closing of such Subdivided Residential Unit or the Retail Unit of (i) the proposed closing date for the sale of such Subdivided Residential Unit or the Retail Unit, as applicable, and (ii) the amount of the Residential Unit Net Sale Proceeds or Retail Unit Net Sale Proceeds, as applicable, to be paid to Administrative Agent (for the benefit of Lender) in connection with such sale;

(g)      Simultaneously with the closing under the Residential Unit Contract of Sale or the Retail Unit Contract of Sale, as applicable, Mortgage Lender (or, to the extent the Mortgage Loan is no longer outstanding, Administrative Agent (for the benefit of Lender)) shall receive the Residential Unit Net Sale Proceeds for the Subdivided Residential Unit in question or the Retail Unit Net Sale Proceeds for the Retail Unit, as applicable, which Residential Unit Net Sale Proceeds or Retail Unit Net Sale Proceeds, as applicable, shall be paid to Mortgage Lender (or, to the extent the Mortgage Loan is no longer outstanding, Administrative Agent (for the benefit of Lender)) in immediately available funds, by, at Borrower’s or Mortgage Borrower’s option, wire transfer in accordance with wiring instructions provided by Administrative Agent or check by overnight mail and if received by Administrative Agent shall, as long as no Event of Default exists, be applied by Administrative Agent in accordance with the provisions of Section 2.7(d); and

(h)        All conditions related to the release of such Subdivided Residential Unit or the Retail Unit, as applicable, set forth in the Mortgage Loan Agreement shall have been satisfied or waived by Mortgage Lender.

[No Further Text on this Page.]

IN WITNESS WHEREOF, Administrative Agent, Lender and Borrower have executed and delivered this Agreement as of the date first written above.

ADMINISTRATIVE AGENT:

TPHS LENDER II LLC

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager

LENDER:

TPHS LENDER II LLC

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager

[Signature Page to Mezzanine Loan Agreement]

BORROWER:

TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

[Signature Page to Mezzanine Loan Agreement]